Filed Pursuant to Rule 424(b)(3)
Registration No. 333-260568

PROSPECTUS SUPPLEMENT NO. 4

(To the Prospectus dated April 6, 2022)

UP TO 15,660,417 SHARES OF COMMON STOCK

AND

UP TO 89,627,117 SHARES OF COMMON STOCK

UP TO 6,316,667 REDEEMABLE WARRANTS

OFFERED BY THE SELLING SECURITY HOLDERS

OF

ENJOY TECHNOLOGY, INC.

This prospectus supplement supplements the prospectus, dated April 6, 2022 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-260568). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 16, 2022 (the “Quarterly Report”). Accordingly, we have attached the Quarterly Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of an aggregate of up to 15,660,417 shares of our common stock, $0.0001 par value per share (“Common Stock”), which consists of (i) up to 6,316,667 shares of Common Stock that are issuable upon the exercise of 6,316,667 warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with the initial public offering of Marquee Raine Acquisition Corp., a Cayman Islands exempted company (“MRAC” and, after the Domestication, “Enjoy Technology, Inc.”) by the holders thereof and (ii) up to 9,343,750 shares of Common Stock that are issuable upon the exercise of 9,343,750 warrants (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”) originally issued in the initial public offering of MRAC by the holders thereof.

The Prospectus and this prospectus supplement also relate to the offer and sale from time to time by the selling securityholders named in the Prospectus (the “Selling Securityholders”) of (i) up to 89,627,117 shares of Common Stock, consisting of (a) up to 8,000,000 PIPE Shares (as defined in the Prospectus), (b) up to 9,343,750 sponsor shares (including 2,201,250 Sponsor Earnout Shares (as defined in the Prospectus)), (c) up to 6,316,667 shares of Common Stock issuable upon the exercise of the Private Placement Warrants, (d) 5,500,906 shares of Common Stock issued pursuant to the Backstop Agreement (as defined in the Prospectus), (e) 450,000 shares of Common Stock issued pursuant to the Equity Fee Agreement (as defined in the Prospectus) and (f) up to 60,015,794 shares of Common Stock pursuant to the Registration Rights Agreement (as defined in the Prospectus), and (ii) up to 6,316,667 Private Placement Warrants.

The Common Stock and Warrants are listed on the Nasdaq Capital Market (the “Nasdaq”), under the ticker symbol “ENJY” for the Common Stock and “ENJYW” for the Warrants. Prior to the Domestication, MRAC’s Class A ordinary shares, par value $0.0001 per share (the “MRAC Class A ordinary shares”) and warrants to purchase MRAC Class A ordinary shares (the “MRAC Warrants”) traded under the ticker symbols “MRAC”, and “MRACW”, respectively, on Nasdaq. On May 13, 2022, the closing sale price of our Common Stock as reported by Nasdaq was $0.73 per share and the closing price of our Warrants was $0.11 per warrant.

This prospectus supplement should be read in conjunction with the Prospectus, including any amendments or supplements thereto, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the Prospectus, including any amendments or supplements thereto, except to the extent that the information in this prospectus supplement updates and supersedes the information contained therein.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements thereto.

Investing in shares of our Common Stock or Warrants involves risks that are described in the “Risk Factors” section beginning on page 10 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus supplement or the Prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 16 2022.

e

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the quarterly period ended March 31, 2022

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the transition period from _____ to _____

Commission File Number: 001-39800

ENJOY TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	98-1566891
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3240 Hillview Avenue Palo Alto, CA	94304
(Address of principal executive offices)	(Zip Code)

(888) 463-6569

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.0001 par value per share	ENJY	The Nasdaq Stock Market LLC
Warrants to purchase common stock	ENJYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒

The number of shares of registrant's common stock outstanding as of May 13, 2022 was 120,707,693

TABLE OF CONTENTS

PART I — FINANCIAL INFORMATION

Item 1.	Financial Statements	6

	Condensed Consolidated Balance Sheets as of March 31, 2022 and December 31, 2021	6

	Condensed Consolidated Statements of Operations and Comprehensive Loss For The Three Months Ended March 31, 2022 and 2021	7

	Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit) For The Three Months Ended March 31, 2022 and 2021	8

	Condensed Consolidated Statements of Cash Flows For The Three Months Ended March 31, 2022 and 2021	9

	Notes to Condensed Consolidated Financial Statements	10

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	27

Item 3.	Quantitative and Qualitative Disclosures About Market Risk	41

Item 4.	Controls and Procedures	42

PART II — OTHER INFORMATION

Item 1.	Legal Proceedings	45

Item 1A.	Risk Factors	45

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds	80

Item 3.	Defaults Upon Senior Securities	81

Item 4.	Mine Safety Disclosures	81

Item 5.	Other Information	81

Item 6.	Exhibits	82

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q of Enjoy Technology, Inc. (“Enjoy,” the “Company,” “we,” “us,” and “our”) contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements under “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” regarding our current financial position and future financial and operating performance, business strategy and the plans and objectives of management for future operations, including our outlook and guidance, the demand for our products, services and support, the supply chain and inventory levels, our ability to expand into new markets, our ability to invest in our platform for future growth, and our ability to deliver on our long-term strategy. These statements constitute projections, forecasts and forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of performance. They involve known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these statements. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Quarterly Report, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When we discuss our strategies or plans, we are making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management.

These forward-looking statements are based on information available as of the date of this Quarterly Report and current expectations, forecasts and assumptions, which involve a number of judgments, risks and uncertainties, including without limitation, statements related to:

•
our review of strategic alternatives and plans to improve our liquidity and financial position in response to the substantial doubt about our ability to continue as a going concern;
•
our ability to obtain additional financing or capital in amounts sufficient, or on favorable terms, to fund our operations;
•
our projected financial information, anticipated growth rate, and market opportunity;
•
the impact of the regulatory environment and complexities with compliance related to such environment;
•
the impact of the COVID-19 pandemic;
•
our ability to evaluate future prospects of our strategy for delivering products and services;
•
our ability to develop and maintain an effective system of internal controls over financial reporting;
•
our ability to grow market share in our existing markets or any new markets we may enter;
•
our ability to respond to general economic conditions;
•
the impact of economic downturns and other macroeconomic conditions or trends;
•
the impact of consumer discretionary spending;
•
the health of the mobile retail industry;
•
risks associated with our assets and increased competition in the global mobile retail market;
•
our ability to achieve and maintain profitability in the future;
•
our ability to maintain existing commercial relationships and successfully enter into new commercial relationships;
•
our ability to access sources of capital, including debt financing and securitization funding to finance our leased warehouses and inventories and other sources of capital to finance operations;
•
our ability to maintain and enhance our products and brand, and to attract Consumers (as defined herein);
•
our ability to maintain or enhance current Customer (as defined herein) and Consumer satisfaction and trust levels;
•
our ability to manage, develop and refine our technology platform, including our Mobile Store (as defined herein);
•
our ability to recruit and maintain Experts (as defined herein);
•
the success of strategic relationships with third parties; and
•
other risk factors described under Part II, Item 1A of this Quarterly Report.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this Quarterly Report.

Many of the risks and factors that will determine these results and shareholder value are beyond our ability to control or predict. All such forward-looking statements speak only as of the date of this Quarterly Report. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this Cautionary Statement Regarding Forward-Looking Statements.

SUMMARY RISK FACTORS

Our business is subject to numerous risks and uncertainties that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. Investing in our common stock involves numerous risks, including the risks described in “Part II, Item 1A. Risk Factors” of this Quarterly Report on Form 10-Q. Below are some of these risks, among others, which may offset our competitive strengths or have a negative effect on our business strategy, financial condition or operating results, which could cause a material decline in the price of shares of our common stock or warrants and result in a loss of all or a portion of your investment:

•
We may not be able to continue as a going concern and holders of our common stock could suffer a total loss of their investment.
•
There can be no assurance that our review of strategic alternatives will result in a transaction satisfactory to holders of our common stock or any change at all.
•
The pursuit of the additional capital and strategic alternatives will consume a substantial portion of the time and attention of our management and require additional capital resources and may be disruptive to our business, which could have a material adverse effect on our business, financial condition and results of operations.
•
In the event we pursue Bankruptcy Protection (as defined herein), we will be subject to the risks and uncertainties associated with such proceedings.
•
In the event we are unable to pursue Bankruptcy Protection under Chapter 11 of the United States Bankruptcy Code, or, if pursued, successfully emerge from such proceedings, it may be necessary to pursue Bankruptcy Protection under Chapter 7 of the United States Bankruptcy Code for all or a part of our businesses.
•
Our ability to raise capital in the future may be limited, and may lead to potential dilution to our stockholders.
•
We have a history of net losses, we anticipate increasing expenses in the future, and we may not be able to achieve profitability in the future.
•
We may be required in the future to incur significant write-downs in connection with impairment charges related to our long-lived assets, which could adversely affect our results of operations.
•
The COVID-19 pandemic is unprecedented and has impacted, and may continue to impact, our key metrics and results of operations in numerous ways that remain volatile and unpredictable.
•
We have a limited operating history with a new model and strategy in an evolving industry and we may fail to achieve the market acceptance necessary for success.
•
A number of factors may cause our results of operations to fluctuate.
•
We identified material weaknesses in our internal control over financial reporting.
•
We may not timely and effectively scale and adapt our existing technology and business to meet our Business Partners’ (as defined herein) expectation.
•
We rely on consumer discretionary spending.
•
The loss of key senior management personnel or an inability to hire, train and retain employees could harm our business.
•
Changes in the availability of and the cost of labor could adversely affect our business.
•
If the mobile retail store market does not continue to grow our results of operations could be adversely affected.
•
Our operating results are subject to the seasonal nature of consumer behavior patterns.
•
Risks associated with our commercial relationships could adversely affect our financial performance, reputation, brand and commercial relationships.

•
We face intense indirect competition.
•
We depend on our Business Partners to perform certain services regarding the products that we offer.
•
We rely on third-party background check providers to screen potential employees, including Experts.
•
Actual or alleged conduct by our team members has exposed, and may in the future expose, us to legal risk and damage our reputation.
•
Our recent growth rates may not be sustainable or indicative of our future growth and there is a risk that we will not be able to continue operating as a going concern.
•
We may face difficulties as we expand our operations into new local markets.
•
Two of our Business Partners account for a significant portion of our revenue.
•
Our global operations expose us to the fluctuations of international markets.
•
Our warrants are accounted for as liabilities.
•
Future issuances of debt securities and equity securities may adversely affect us, our common stock and may be dilutive to existing stockholders.
•
Our failure to meet the continued listing requirements of Nasdaq including maintaining a minimum closing bid price of $1.00 per share.
•
Our warrants may be out of the money at the time they become exercisable and they may expire worthless.
•
With the approval by the holders of at least 50% of the then-outstanding public warrants, we may amend the terms of the warrants in a manner that may be adverse to holders.
•
We may issue additional shares of common stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of the common stock.

PART I — FINANCIAL INFORMATION

Item 1. Financial Statements

ENJOY TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)

(Unaudited)

	March 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$37,277	$85,836
Restricted cash	1,710	1,710
Accounts receivable, net	5,355	9,977
Prepaid expenses and other current assets	3,251	4,159
Total current assets	47,593	101,682
Property and equipment, net	16,372	15,945
Operating lease right-of-use assets	40,144	—
Intangible assets, net	842	867
Other assets	6,660	6,631
Total assets	$111,611	$125,125
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,961	$6,102
Accrued expenses and other current liabilities	16,420	20,110
Operating lease liabilities, current	14,467	—
Total current liabilities	36,848	26,212
Operating lease liabilities, non-current	29,193	—
Derivative warrant liabilities	3,915	6,577
Total liabilities	69,956	32,789
COMMITMENTS AND CONTINGENCIES (Note 16)
STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par value, 500,000,000 shares authorized at March 31, 2022 and December 31, 2021, respectively; 120,111,678 and 119,624,679 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	12	12
Additional paid-in capital	738,908	734,142
Accumulated other comprehensive income	522	724
Accumulated deficit	(697,787)	(642,542)
Total stockholders’ equity	41,655	92,336
Total liabilities and stockholders’ equity	$111,611	$125,125

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ENJOY TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2022	2021
Revenue	$24,024	$19,346
Operating expenses:
Cost of revenue	34,810	24,168
Operations and technology	27,332	19,233
General and administrative	19,680	12,098
Total operating expenses	81,822	55,499
Loss from operations	(57,798)	(36,153)
Loss on convertible loans	—	(1,865)
Interest expense	(38)	(1,407)
Interest income	2	2
Other income, net	2,623	134
Loss before provision for income taxes	(55,211)	(39,289)
Provision for income taxes	34	177
Net loss	$(55,245)	$(39,466)
Other comprehensive loss, net of tax
Cumulative translation adjustment	(202)	(4)
Total comprehensive loss	$(55,447)	$(39,470)
Net loss per share, basic and diluted	$(0.46)	$(1.81)
Weighted average shares used in computing net loss per share, basic and diluted	119,795,897	21,757,502

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ENJOY TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

(Amounts in thousands, except share amounts)

(Unaudited)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares (1)	Amount	Shares (1)	Amount	Capital	Income	Deficit	Equity
Balances at December 31, 2021	—	$—	119,624,679	$12	$734,142	$724	$(642,542)	$92,336
Issuance of common stock under stock plan, net of shares withheld for employee taxes	—	—	444,586	—	118	—	—	118
Issuance of common stock upon exercise of warrants	—	—	42,413	—	—	—	—	—
Stock-based compensation	—	—	—	—	5,121	—	—	5,121
Withholding taxes from stock plan	—	—	—	—	(473)		—	(473)
Foreign currency translation adjustments	—	—	—	—	—	(202)	—	(202)
Net loss	—	—	—	—	—	—	(55,245)	(55,245)
Balances at March 31, 2022	—	—	120,111,678	12	738,908	522	(697,787)	41,655

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares (1)	Amount	Shares (1)	Amount	Capital	Income	Deficit	Equity (Deficit)
Balances at December 31, 2020	51,518,255	$353,692	21,416,436	$1	$6,601	$884	$(421,933)	$(414,447)
Issuance of Series C redeemable convertible preferred stock (net of issuance costs)	1,362,099	15,000
Issuance of common stock under stock plan	—	—	391,372	—	423	—	—	423
Debt extinguishment of convertible loan	—	—	—	—	36,782	—	—	36,782
Stock-based compensation	—	—	—	—	878	—	—	878
Foreign currency translation adjustments	—	—	—	—	—	(4)	—	(4)
Net loss	—	—	—	—	—	—	(39,466)	(39,466)
Balances at March 31, 2021	52,880,354	368,692	21,807,808	1	44,684	880	(461,399)	(415,834)

(1) The shares of the Company’s common and redeemable convertible preferred stock, prior to the Merger (as defined in Note 1) have been retroactively restated to reflect the exchange ratio of approximately 0.34456 established in the Merger as described in Note 3.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ENJOY TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(55,245)	$(39,466)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,155	916
Stock-based compensation	5,121	878
Loss on asset disposal	13	—
Accretion of debt discount	—	289
Non-cash operating lease expense	4,227	—
Revaluation of warrants	(2,662)	(26)
Foreign currency transaction (gain) loss	38	(79)
Revaluation of convertible debt	—	1,865
Changes in operating assets and liabilities:
Accounts receivable	4,560	(239)
Prepaid expenses and other current assets	743	534
Other assets	(207)	(161)
Operating lease liabilities	(4,300)	—
Accounts payable	(513)	(267)
Accrued expenses and other current liabilities	(690)	488
Net cash used in operating activities	(47,760)	(35,268)
Cash flows from investing activities:
Purchases of property and equipment	(437)	(537)
Net cash used in investing activities	(437)	(537)
Cash flows from financing activities:
Proceeds from convertible loan	—	200
Proceeds from issuance of redeemable convertible preferred stock	—	15,000
Proceeds from issuance of common stock	118	423
Payment of deferred financing costs	—	(695)
Tax-related withholding of common stock	(473)	—
Net cash (used in) provided by financing activities	(355)	14,928
Effect of exchange rate on cash, cash equivalents and restricted cash	(7)	(26)
Net decrease in cash, cash equivalents and restricted cash	(48,559)	(20,903)
Cash, cash equivalents and restricted cash, beginning of period	87,546	63,946
Cash, cash equivalents and restricted cash, end of period	$38,987	$43,043
Supplemental disclosure of cash flow information:
Cash paid for interest	$38	$1,083
Supplemental disclosure of non-cash operating and financing activities:
Property and equipment, net included in accounts payable	$501	$91
Property and equipment, net included in accrued expenses and other current liabilities	$658	$—
Operating lease ROU assets obtained in exchange for lease obligations	$937	$—
Non-cash interest	$—	$325
Gain on extinguishment of convertible loan	$—	$36,782
Deferred transaction costs included in accounts payable	$—	$1,291
Deferred transaction costs included in accrued expenses and other current liabilities	$—	$1,030

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ENJOY TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts or as otherwise indicated)

(Unaudited)

1.
DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Enjoy Technology, Inc. (“Enjoy” or the “Company”) was incorporated in the state of Delaware in May 2014, and is headquartered in Palo Alto, California. Enjoy operates mobile stores providing in home delivery, set up and a full shopping experience for technology and telecom companies in the United States of America, United Kingdom, and Canada. References herein to Enjoy or the Company mean Enjoy Technology, Inc., and its consolidated subsidiaries.

Reorganization – In January 2021, Enjoy Technology, Inc. filed documents with the Delaware Secretary of State to effect a holding company reorganization (the “Reorganization”), which resulted in a newly formed Delaware corporation, Enjoy Technology Holding Company (“Enjoy Holdings”), owning all the capital stock of Enjoy Technology, Inc. Enjoy Holdings was initially a direct, wholly owned subsidiary of Enjoy Technology, Inc. Pursuant to the Reorganization, the newly formed entity (“Merger Sub”), a direct, wholly owned subsidiary of Enjoy Holdings and an indirect, wholly owned subsidiary of Enjoy Technology, Inc., merged with and into Enjoy Technology, Inc., with Enjoy Technology, Inc., surviving as a direct, wholly owned subsidiary of Enjoy Holdings. Each share of each class of Enjoy Technology, Inc., stock issued and outstanding immediately prior to the Reorganization was automatically converted into an equivalent corresponding share of Enjoy Holdings stock, having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of Enjoy Technology, Inc., stock being converted. Accordingly, upon consummation of the Reorganization, Enjoy Technology, Inc.’s current stockholders became stockholders of Enjoy Holdings. The stockholders of Enjoy Technology, Inc., did not recognize any gain or loss for U.S. federal income tax purposes upon the conversion of their shares in the Enjoy Holdings. Finally, Enjoy Technology Inc changed its name to Enjoy Technology LLC while Enjoy Holdings changed its name to Enjoy Technology, Inc.

Marquee Raine Acquisition Corp. Merger – On April 28, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Marquee Raine Acquisition Corp. ((“MRAC”), prior to the closing of the merger and “New Enjoy”, following the closing of the merger), a publicly traded Special Purpose Acquisition Company. On October 15, 2021 (the “Closing Date”), the Company and MRAC consummated the merger transaction contemplated by the Merger Agreement (the “Merger”), following approval at a special meeting of the stockholders of MRAC held on October 13, 2021.

See Note 3, “Reverse Recapitalization” for further details of the Merger.

Basis of Presentation – The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”). The condensed consolidated financial statements include the accounts of Enjoy Technology, Inc. and its wholly owned subsidiaries. As permitted for interim reporting, certain footnotes or other financial information that are normally required by U.S. GAAP may be condensed or omitted, unless otherwise required by U.S. GAAP or SEC rules and regulations. These condensed consolidated financial statements were prepared on the same basis as and should be read in conjunction with the Company’s annual consolidated financial statements as of and for the year ended December 31, 2021 and notes thereto included in the Company's fiscal 2021 Annual Report on Form 10-K. In the opinion of management, all adjustments, of a normal recurring nature, considered necessary for a fair statement have been included in these condensed consolidated financial statements. All intercompany balances and transactions have been eliminated in consolidation. The results of operations for the three months ended March 31, 2022 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any other interim period or future year. The condensed consolidated balance sheet as of December 31, 2021 was derived from the audited annual consolidated financial statements but does not include all information required by U.S. GAAP for annual consolidated financial statements.

Reclassifications – To conform to current presentation, the Company reclassified certain costs within each of its operating expense line items in the condensed consolidated statements of operations and comprehensive loss for the three months ended March 31, 2021. These changes have no impact on the Company’s previously reported consolidated net loss and comprehensive loss, cash flows, or basic and diluted net loss per share amounts for the periods presented.

Going Concern – The condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern and do not include any adjustments to reflect the possible future effects of the recoverability and classification of assets, or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Since inception, the Company has incurred losses and cash outflows from operations. During the three months ended March 31, 2022, the Company incurred net losses of $55.2 million and cash outflows from operations used $47.8 million. As of March 31, 2022, the Company had an accumulated deficit of approximately $697.8 million. The Company has historically financed its operations through the issuance and sale of redeemable convertible preferred stock and through issuance of debt. Management expects that operating losses and negative cash flows from operating activities will continue in the foreseeable future as the Company works to fund its operations and as it progresses through its review of strategic alternatives.

Management believes that there is a substantial doubt concerning the Company’s ability to continue as a going concern.

On May 11, 2022 the Company secured interim financing of $10.0 million (the “Note”) from Ron Johnson, the chair of its board of directors and Chief Executive Officer, to help fund its operations as it pursues strategic alternatives, which has a scheduled maturity date of November 11, 2022 and will be repayable upon written demand of the holder at any time on or after such date. The Note was approved by the Audit Committee of the Company’s board of directors pursuant to the Company’s Related Party Transaction Policy. (See Note 17, “Subsequent Events and Related Party Transactions” for further details regarding the terms of the financing.) Additionally, in early May 2022, the Company received a $6.1 million customer prepayment for future services reasonably expected to be rendered over the course of May 2022, which is subject to adjustment for certain chargebacks and other adjustments. The Company is also seeking to obtain additional customer prepayments. There is no guarantee that we will be successful in our further negotiations or that any prepayments received will be adequate to support our current operations or provide sufficient cash flow to meet our obligations in the near term. We expect any such prepayments would negatively impact our cash flows in future periods for which our services have been prepaid.

The Company’s estimated cash and cash equivalents, which includes the $10 million of related party financing and $6.1 million of customer prepayments against second quarter sales, was $36.1 million as of May 12, 2022. The Company is in discussions with multiple financing sources to attempt to secure additional interim financing by early June 2022, which is needed to continue operations and fund other liquidity needs. In the absence of additional sources of liquidity, management anticipates that existing cash resources will not be sufficient to meet operating and liquidity needs beyond early June 2022. There is no assurance that management will be able to obtain additional liquidity or be successful in raising additional funds or that such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on our existing stockholders. In addition, we are unable to determine at this time whether any of these potential sources of liquidity will be adequate to support our operations or provide sufficient cash flows to us to meet our obligations as they become due and continue as a going concern. In the event we determine that additional sources of liquidity will not be available to us or will not allow us to meet our obligations as they become due, we may need to file a voluntary petition for relief under the United States Bankruptcy Code in order to implement a restructuring plan or liquidation.

On May 16, 2022, the Company announced that its board of directors had initiated a review of strategic alternatives, including a potential sale, merger or other strategic transaction, and of the Company's financing strategy. The Company is in the early stages of its strategic review and has not set a timetable for completion of the review process. There can be no assurance that the process will result in any transaction or strategic change at this time. The Company has retained Centerview Partners as its financial advisor to assist with the strategic review and has also engaged global consulting firm AlixPartners to advise on the Company's finances during this review period. In the event we are not able to successfully consummate a strategic transaction, or obtain additional financing as discussed above, or will not be able to meet our obligations as they become due, we may need to file a voluntary petition for relief under the United States Bankruptcy Code in order to implement a restructuring plan or liquidation.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Other than the impact of the adoption of Accounting Standards Codification ("ASC") 842, Leases, as further discussed below, there have been no material changes to the Company’s significant accounting policies as of and for the three months ended March 31, 2022, as compared to the significant accounting policies described in the Company’s audited consolidated financial statements as of and for the year ended December 31, 2021.

Leases—Under ASC 842, a contract is or contains a lease when, (1) explicitly or implicitly identified assets have been identified in the contract and (2) the customer obtains substantially all of the economic benefits from the use of that underlying asset and directs how and for what purpose the asset is used during the term of the contract. The Company will determine if an arrangement is a lease at inception of the contract. For all leases (finance and operating leases), as of the lease commencement date the Company recognizes a liability on the balance sheet for our obligation related to the lease and a corresponding asset representing our right to use the underlying asset over the period of use. Leases with an initial term of 12 months or less meet the definition of a short-term lease which, as a result of the Company's accounting policy election, are not recorded on the balance sheet; and the lease expense for these leases is recognized on a straight-line basis over the lease term.

The lease liability for each lease is recognized at lease commencement based on the present value of the lease payments not yet paid. The initial balance of the right-of-use asset (“ROU asset”) for each lease is recorded at the amount equal to the initial measurement of lease liability, adjusted for balances of prepaid rent, lease incentives received and initial direct costs incurred.

Total lease payments are discounted to present value using the more readily determinable of (i) the rate implicit in the lease or (ii) the Company’s incremental borrowing rate (which is the estimated rate the Company would be required to pay for a collateralized borrowing equal to the total lease payments over the term of the lease). Because the Company’s leases generally do not provide an implicit rate, the Company estimates its incremental borrowing rate using information available at the lease commencement date, including but not limited to our credit rating, lease term, and the currency in which the arrangement is denominated.

The Company's lease terms may include periods under options to extend (or not terminate the lease) when it is reasonably certain that we will exercise that option. The Company generally uses the base, non-cancelable lease term when determining the lease assets and liabilities. The Company includes the option to renew (or not terminate) in its determination of the lease term when the option is deemed to be reasonably assured to be exercised. The Company accounts for changes in the expected lease term as a modification of the original contract.

For operating leases, expense is generally recognized on a straight-line basis over the lease term. For any finance leases, interest on the lease liability is recognized using the effective interest method, while the right-of-use asset is amortized on a straight-line basis, from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term.

See further discussion regarding the Company's accounting for leases following under "Recently Adopted Accounting Pronouncements."

Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2016-02, Leases (Topic 842), which supersedes existing guidance on accounting for leases in 'Leases (Topic 840)'. ASU 2016-02 modified lease accounting for lessees by requiring recognition of right-of-use assets and lease liabilities for all leases, other than the leases that meet the definition of short-term leases, at the option of the Company. The new lease accounting standard also requires enhanced disclosure about an entity's leasing arrangements, among other changes.

On January 1, 2022, the Company adopted the new lease accounting standard and recognized the cumulative effect of initially applying the guidance as an adjustment to the operating lease right-of-use assets and operating lease liabilities on its condensed consolidated balance sheet on January 1, 2022 without retrospective application to comparative periods. The Company's financial statements for the fiscal quarters and year ending December 31, 2022 and forward shall reflect the application of Topic 842.

Upon adoption:

•
the Company elected the package of practical expedients under Topic 842 which allows for not reassessing (1) whether existing contracts contain leases, (2) the lease classification for existing leases, and (3) whether existing initial direct costs meet the new definition;
•
the Company did not elect the use of hindsight to reassess lease term, or the practical expedient relating to accounting for land easements, which was not applicable to the Company;
•
the Company made an accounting policy election to not recognize right-of-use assets and lease liabilities that arise from short-term leases, which are defined as leases with a lease term of 12 months or less at the lease commencement date; and
•
the practical expedient in ASC Subtopic 842-10 to not separate non-lease components from lease components and instead account for each separate lease component and non-lease components associated with that lease component as a single lease component. The Company elected to apply this expedient to all classes of underlying assets.

Upon adoption, the Company recorded operating lease right-of-use assets and lease liabilities amounting to $43.6 million and $47.1 million, respectively, and corresponding reductions of $2.3 million to deferred rent, $1.2 million to lease incentive liability and $0.1 million to prepaid rent. The Company does not have any material finance leases. The adoption of the new lease accounting standard had no impact on cash provided by or used in operating, investing or financing activities in the Company’s condensed consolidated statements of cash flows.

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes (Topic 740). The amendments in the updated guidance simplify the accounting for income taxes by removing certain exceptions and improving consistent application of other areas of the topic by clarifying the guidance. The new guidance is effective for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. The adoption of the standard did not have a material impact on the Company's condensed consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. ASU 2020-06 changes how entities account for convertible instruments and contracts in an entity’s own equity and simplifies the accounting for convertible instruments by removing the Beneficial Conversion Feature (“BCF”) and Cash Conversion Feature (“CCF”) separation models required under the current guidance. ASU 2020-06 also removes certain settlement conditions that are required for equity contracts to qualify for equity classification. Lastly, ASU 2020-06 changes the existing diluted earnings per share (“EPS”) calculation for convertible debt that contains a CCF and increases disclosure requirements for convertible instruments. The ASU is effective for public business entities that meet the definition of a SEC filer, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. The adoption of the standard did not have a material impact on the Company's condensed consolidated financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and has since issued various amendments. The guidance and related amendments modify the accounting for credit losses for most financial assets and require the use of an expected loss model replacing the currently used incurred loss method. Under this model, entities are required to estimate the lifetime expected credit loss on such instruments and record an allowance to offset the amortized cost basis of the financial asset, resulting in a net presentation of the amount expected to be collected on the financial asset. The guidance is effective for the Company for the year beginning after December 15, 2022. The adoption of ASU 2016-13 is not expected to have a material impact on the Company’s condensed consolidated financial statements.

In October 2021, the FASB issued ASU No. 2021-08, Business Combinations (Topic 805)—Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. This ASU was issued to improve the accounting for acquired revenue contracts with customers in a business combination by addressing diversity in practice and inconsistency related to the following: (1) recognition of an acquired contract liability; and (2) payment terms and their effect on subsequent revenue recognized by the acquirer. The amendments in this ASU require acquiring entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination, whereas current GAAP requires that the acquirer measures such assets and liabilities at fair value on the acquisition date. The guidance is effective for the Company for the year beginning after December 15, 2023, with early adoption permitted. The Company will apply the guidance in ASU 2021-08 on a prospective basis for business combinations occurring during the fiscal year in which the Company adopts the amendments.

3.
REVERSE RECAPITALIZATION

On the Closing Date, the Company and MRAC consummated the merger transaction contemplated by the Merger Agreement, following approval at an extraordinary general meeting of the shareholders of MRAC held on October 13, 2021.

In connection with the execution of the Merger Agreement, MRAC entered into subscription agreements (the “Subscription Agreements”) with certain investors (collectively, the “PIPE Investors”) pursuant to which the PIPE Investors agreed to purchase, in the aggregate, approximately 8 million shares of New Enjoy common stock at $10.00 per share for an aggregate commitment amount of approximately $80 million (the “PIPE Shares”). Pursuant to the Subscription Agreements, New Enjoy agreed to provide the PIPE Investors with certain registration rights with respect to the PIPE Shares. The PIPE investment was consummated substantially concurrently with the closing of the Merger.

On the Closing Date, certain investors purchased, in the aggregate, 5,500,906 shares of New Enjoy common stock (the “Backstop Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of approximately $55,009,060, pursuant to the backstop agreements, dated September 13, 2021 (the "Backstop Agreements"). Pursuant to the Backstop Agreements, New Enjoy agreed to provide certain registration rights to the Backstop Investors with respect to the Backstop Shares.

Immediately prior to the effective time of the Merger, (1) each share of Legacy Enjoy’s (a) Series A preferred stock, par value $0.00001 per share, (b) Series B preferred stock, par value $0.00001 per share, and (c) Series C preferred stock, par value $0.00001 per share (collectively, the “Enjoy Preferred Stock”), converted into one share of common stock, par value $0.00001 per share, of Legacy Enjoy and, together with Enjoy Preferred Stock, (the “Enjoy Capital Stock”) (2) all of the outstanding warrants to purchase shares of Enjoy Capital Stock were exercised in full, with the exception of the warrant to purchase 336,304 shares of Enjoy Preferred Stock held by TriplePoint Venture Growth BDC Corporation, which was converted into a warrant to purchase 115,875 shares of New Enjoy common stock at an exercise price of $6.90 per share.

At the time of the Merger, eligible Legacy Enjoy equity holders received or had the right to receive shares of MRAC’s Class A ordinary shares at a deemed value of $10.00 per share after giving effect to the exchange ratio of approximately 0.34456 as defined in the Merger Agreement (“Exchange Ratio”). Accordingly, immediately after giving effect to the Merger, the Backstop investment and the PIPE investment, there were 119,621,866 shares of common stock and 15,776,292 warrants outstanding.

As a result of the Merger transaction, the Company raised gross proceeds of $171.0 million, including the contribution of net cash held in MRAC’s trust account from its initial public offering of $36.0 million as well as additional proceeds from the PIPE Investors and Backstop Investors. The net proceeds were $112.6 million after repayment of certain loans and transaction costs, of which $10.4 million was direct and incremental to the merger which was accounted for as contra-equity upon the Closing Date. All periods prior to the Merger have been retrospectively adjusted using the Exchange Ratio for the equivalent number of shares outstanding immediately after the Closing to reflect the reverse recapitalization.

4.
FAIR VALUE MEASUREMENTS

The following tables summarizes the Company’s assets and liabilities that are measured at fair value on a recurring basis in the condensed consolidated financial statements (in thousands):

	Fair Value Measurements at March 31, 2022 Using:
	Level 1	Level 2	Level 3	Total
Liabilities:
Derivative warrant liabilities - Public	$2,336	$—	$—	$2,336
Derivative warrants liabilities - Private	—	1,579	—	1,579
Total financial liabilities	$2,336	$1,579	$—	$3,915

	Fair Value Measurements at December 31, 2021 Using:
	Level 1	Level 2	Level 3	Total
Liabilities:
Derivative warrant liabilities - Public	$3,924	$—	$—	$3,924
Derivative warrants liabilities - Private	—	2,653	—	2,653
Total financial liabilities	$3,924	$2,653	$—	$6,577

The “public warrants” are the redeemable warrants (including those that underlie the units) that were offered and sold by MRAC in its initial public offering and the “private warrants” or “private placement warrants” are the warrants issued by MRAC pursuant to a private placement substantially concurrently with the consummation of MRAC’s initial public offering which were then assumed by the Company upon the Merger.

The estimated fair value of the public warrants is disclosed as a Level 1 fair value measurement as the public warrants are publicly traded. The estimated fair value of the private warrants is disclosed as a Level 2 fair value measurement as the key inputs to the valuation model are observable from the public warrants' listed price.

The carrying amounts of the Company’s cash and cash equivalents, accounts receivable and accounts payable approximate their fair values due to their short maturities.

As of March 31, 2022 and December 31, 2021, the Company had no transfers in or out of Level 3 of the fair value hierarchy of its assets measured at fair value.

The Company does not use derivative instruments to hedge its exposures to cash flow, market, or foreign currency risks. Management evaluates all of the Company’s financial instruments, including issued warrants to purchase MRAC’s Class A ordinary shares, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

All of the Company’s outstanding warrants are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized as other expense, net in the consolidated statements of operations and comprehensive loss. The fair value of public warrants is measured based on the listed market price of such warrants. The fair value of the private placement warrants is estimated based on the listed market price of the public warrants.

5.
PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following (in thousands):

	March 31, 2022	December 31, 2021
Leasehold improvements	$21,365	$20,446
Furniture and fixtures	2,244	2,173
Office equipment	807	591
Computer equipment	107	107
Vehicles	66	66
Vehicle equipment	283	283
	24,872	23,666
Less: accumulated depreciation	(8,500)	(7,721)
Property and equipment, net	$16,372	$15,945

Total depreciation expense related to property and equipment, net was $1.1 million and $0.9 million for the three months ended March 31, 2022 and 2021, respectively. There were no events or changes in circumstances which indicated that the carrying value of our long-lived asset groups may not be recoverable during the period ending March 31, 2022.

In the period following March 31, 2022, there has been a subsequent decline in our market capitalization, based on our publicly quoted share price. Further, on May 16, 2022 the Company announced that its board of directors has initiated a review of strategic alternatives, including a potential sale, merger or other strategic transaction (see Note 1). These events and changes in circumstances could indicate the carrying amount of our long-lived asset groups may not be recoverable and will require further testing to determine whether there is a potential impairment in subsequent reporting periods.

6.
INTANGIBLE ASSETS, NET

Intangible assets, net consist of the following (in thousands):

	March 31, 2022	December 31, 2021
Domain Name	$1,500	1,500
Less: accumulated amortization	(658)	(633)
Intangible assets, net	$842	$867

Total amortization expense was $25 thousand each for the three months ended March 31, 2022 and 2021, respectively.

7.
LEASES

The Company leases real estate, vehicle fleet and some equipment in the U.S. and internationally. The Company's real estate leases, which are responsible for the majority of the Company's aggregate ROU asset and liability balances, include leases for office space and other facilities. As of March 31, 2022, the Company's real estate and non-real estate leases have remaining lease terms ranging from 12 months to 6 years. Some of these leases contain options that allow the Company to extend or terminate the lease agreement. All of the Company's leases are classified as operating leases except for certain immaterial equipment finance leases.

The components of total lease expense related to operating leases are as follows (in thousands):

For the Three Months Ended March 31, 2022
Operating lease cost	$4,227
Variable lease cost	892
Short-term lease cost	1,814
$6,933

Rent expense was $3.9 million for the three months ended March 31, 2021. The Company has updated the March 31, 2021 rent expense disclosure to include fleet vehicle lease expense that was previously inadvertently omitted.

The short-term lease cost disclosed above reasonably reflects the Company’s ongoing short-term lease commitments.

The following table provides balance sheet information related to the Company's operating leases (in thousands):

March 31, 2022
Assets
Operating lease right-of-use assets	$40,144

Liabilities
Operating lease liabilities, current	$14,467
Operating lease liabilities, non-current	29,193
Total operating lease liabilities	$43,660

The following table provides supplemental cash flows information related to the Company's operating leases (in thousands):

For the Three Months Ended March 31, 2022
Cash paid for amounts included in the measurement of lease liabilities:
Cash flow from financing activities	$—
Cash flow from operating activities	4,371
Supplemental non-cash information on lease liabilities arising from obtaining right-of-use assets:
Lease liabilities arising from obtaining new ROU assets during the period	937
Weighted average remaining lease term	3.51
Weighted average discount rate	4.18%

The maturities of lease liabilities as of March 31, 2022 were as follows (in thousands):

For the year	Operating leases
2022	$12,424
2023	12,627
2024	10,882
2025	7,311
2026	3,599
Thereafter	261
Total undiscounted lease payments	47,104
Less: portion representing interest	(3,444)
Total lease liability	43,660

As of March 31, 2022, the Company had signed additional lease agreements with total future undiscounted lease payments of approximately $3.5 million. Those additional lease agreements have an initial term of 5 years with options to renew the leases during the lease terms for an additional 5 years.

8.
ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following (in thousands):

	March 31, 2022	December 31, 2021
Accrued salaries and wages	$5,430	$8,677
Deferred rent	—	3,552
Accrued payables	7,732	5,296
Accrued tax	1,296	1,259
Accrued vacation and benefits	1,840	1,181
Accrued other	122	145
Total accrued expenses and other current liabilities	$16,420	$20,110

9.
STOCK WARRANTS

Warrant liabilities consist of the following (in thousands):

	March 31,	December 31,
	2022	2021
Public Warrants	$2,336	$3,924
Private Placement Warrants	1,579	2,653
Total warrant liabilities	$3,915	$6,577

The Company recognized a $2.7 million gain for the three months ended March 31, 2022 related to a change in fair value of warrant liabilities. The gain is recorded under other expense, net in the consolidated statements of operations and comprehensive loss.

Public Warrants and Private Placement Warrants— As of March 31, 2022, the Company has 9,343,750 public warrants and 6,316,667 private placement warrants outstanding.

The Company’s warrants have an exercise price of $11.50 per share, subject to adjustment, and will expire on October 15, 2026, five years after the completion of the Merger, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Redemption of warrants when the price per share equals or exceeds $18.00.

•
The Company may redeem the outstanding warrants (except with respect to the private placement warrants):

•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the last reported sale price of our common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like).

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering the common stock issuable upon exercise of the warrants is effective and a current prospectus relating to that common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by the Company, it may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Except as set forth below, none of the private placement warrants will be redeemable by the Company so long as they are held by Marquee Raine Acquisition Sponsor LP (the "Sponsor) or its permitted transferees.

Redemption of warrants when the price per share equals or exceeds $10.00.

The Company may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•
in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the “fair market value” of our common stock;

•
if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like); and

•
if the Reference Value is less than $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like), the private placement warrants must also concurrently be called for redemption on the same terms (except as described herein with respect to a holders’ ability to cashless exercise its warrants) as the outstanding warrants, as described above.

The “fair market value” of our common stock for the above purpose shall mean the volume-weighted average price of our common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of common stock per warrant (subject to adjustment).

10.
COMMON STOCK

As of March 31, 2022 and December 31, 2021, the Company had common stock outstanding of 120,111,678 shares and 119,624,679 shares, respectively. As of both March 31, 2022 and December 31, 2021, the Company was authorized to issue 500,000,000 shares of common stock.

Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when and if declared by the board of directors, subject to the prior rights of holders of all classes of stock outstanding. No such dividends have been declared since the Company’s inception.

As of each balance sheet date, the Company had reserved shares of common stock for issuance in connection with the following:

	March 31, 2022	December 31, 2021
Exercise of Public Warrants and Private Placement Warrants	15,660,417	15,660,417
Warrants to purchase redeemable convertible and common stock preferred stock	—	115,875
Awards outstanding under the equity incentive plans	21,444,664	14,401,983
Awards available for future grant under the equity incentive plans	7,931,338	6,673,256
Awards available for future grant under the employee stock purchase plan	3,881,838	2,383,437
Total	48,918,257	39,234,968

11.
STOCK-BASED COMPENSATION

2014 Equity Incentive Plan

In June 2014, the Company adopted the 2014 Equity Incentive Plan (“the 2014 Plan”), which provided for the issuance of incentive stock options, nonstatutory stock options, stock appreciation rights, and restricted stock to eligible participants. Options granted under the 2014 Plan may be either incentive stock options or nonqualified stock options. Incentive stock options (ISO) may be granted only to the Company’s employees (including officers and directors). Nonqualified stock options (NSO) may be granted to the Company’s employees and consultants.

Under the 2014 Plan, options to purchase common stock awards were granted at no less than 100% of the fair value of the Company’s common stock on the date of the grant, as determined by the board of directors (100% of fair value for incentive stock options and 110% of fair value in certain instances). All options granted through March 31, 2022 and December 31, 2021 have been at 100% of the fair value of the Company’s common stock. Options generally vest with respect to 25% of the shares one year after the options’ vesting commencement date, and the remainder vest in equal monthly installments over the following 36 months or the entire options vest in equal monthly installments over 48 months. Options generally vest over a four-year period and must be exercised within ten years after grant. In the event of voluntary or involuntary termination of employment with the Company for any reason, with or without cause, all unvested options are forfeited and all vested options must be exercised within a 90-day period or they are forfeited, although the board of directors can approve an extension of the exercise period beyond the 90 day limit. The Company has not granted any stock appreciation rights as of March 31, 2022 and December 31, 2021.

Upon adoption of the 2021 Equity Incentive Plan, the 2014 Plan was terminated, and no further grants will be made under the 2014 Plan. Any awards granted under the 2014 Plan will remain subject to the terms of the 2014 Plan and the applicable award agreement.

2021 Equity Incentive Plan

In October 2021, the Company adopted the 2021 Equity Incentive Plan (the "2021 Plan"), which provided for the issuance of incentive stock options, nonstatutory stock options, stock appreciation rights, and restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to eligible participants. Options granted under the 2021 Plan may be either incentive stock options or nonqualified stock options. Incentive stock options (ISO) may be granted only to the Company’s employees (including officers and directors). Nonqualified stock options (NSO) may be granted to the Company’s employees and consultants.

As of March 31, 2022, only restricted stock units have been granted under the 2021 Plan. A restricted stock unit award may be settled by cash, delivery of shares of the Company’s common stock, a combination of cash and shares as determined by the board of directors, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement or by the board of directors, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

2021 Employee Stock Purchase Plan

In October 2021, the Company adopted the 2021 Employee Stock Purchase Plan (the “ESPP”). The ESPP will allow eligible employees to purchase shares of the Company’s common stock at a discounted price, through payroll deductions of up to IRS allowable limit per calendar year. Once an offering date to purchase shares has been established, the purchase price will be set at the lower of (i) an amount equal to 85% of the fair value of the shares of the Company’s common stock on the offering date or (ii) 85% of the fair value of the shares of the Company’s common stock on the applicable purchase date. As of March 31, 2022, the Company has not granted any purchase rights under the ESPP.

The Company recognized stock-based compensation expense on all awards in the following categories in the consolidated statement of operations and comprehensive loss for the three months ended March 31, 2022 and 2021 (in thousands):

	Three Months Ended March 31,
	2022	2021
Cost of revenue	$71	$16
Operations and technology	1,446	226
General and administrative	3,604	636
Total stock-based compensation expense	$5,121	$878

Stock Options

A summary of the status of the stock options as of March 31, 2022, and changes during the three months then ended is presented below (in thousands except share and per share amounts):

	Number of Shares	Weighted Average Exercise Price	Remaining Contractual Term (In Years)	Aggregate Intrinsic Value
Balance at December 31, 2021	8,843,297	4.12	6.75	$16,632
Options granted	—
Options exercised	(60,757)	1.94
Options cancelled	(255,346)	6.49
Balance at March 31, 2022	8,527,194	4.07	6.45	$11,464
Options exercisable as of March 31, 2022	5,631,646	2.53
Vested and expected to vest—March 31, 2022	8,527,194	$4.07

The total intrinsic value of options exercised during the three months ended March 31, 2022 was $0.1 million.

The Company records compensation expense on a straight-line basis over the vesting period. As of March 31, 2022 and 2021, there was approximately $12.0 million of total unrecognized stock-based compensation expense related to unvested employee options, which is expected to be recognized over a weighted-average period of 2.7, and 3.3 years, respectively.

Restricted Stock Units (RSU)

The following table summarizes information pertaining to RSUs during the three months ended March 31, 2022 (in thousands, except for weighted-average grant-date fair value):

	Number of RSUs	Weighted-Average Grant Date Fair Value per Share
Nonvested at December 31, 2021	5,184,830	$5.57
Granted	7,875,010	3.19
Vested	(645,719)	4.26
Cancelled/forfeited	(25,310)	10.11
Nonvested at March 31, 2022	12,388,811	$4.12

The fair value of the RSUs is based on the market value of the underlying shares at the date of grant. The RSU grants’ vesting periods are subject to a service-based condition. The service-based vesting requirements are satisfied either: a) 25% vesting on the first anniversary of the vesting commencement date, and the remaining 75% vesting in substantially equal quarterly installments for three years thereafter; b) one-third vesting on each of the first three anniversaries of the vesting commencement date; or c) awards vest in substantially equal quarterly installments for four years following the vesting start date, all subject to continued service through each vesting date. The Company records compensation expense related to RSUs on a straight-line basis over the vesting period.

As of March 31, 2022, there was a total of $48.7 million of unrecognized stock-based compensation expense related to RSUs.

12.
INCOME TAXES

The effective tax rate for the three months ended March 31, 2022 and 2021 was 0.1% and 0.5%, respectively. The effective tax rate differs from the federal statutory income tax rate primarily due to the full valuation allowance recorded on our net federal and state deferred tax assets. The provision for the three months ended March 31, 2022 is comprised of income taxes in foreign jurisdictions. At March 31, 2022 and 2021, all unrecognized tax benefits are subject to a full valuation allowance and, if recognized, will not affect the effective tax rate.

13.
NET LOSS PER SHARE

The following table sets forth the computation of net loss per common share (in thousands except share and per share amounts):

	Three Months Ended March 31,
	2022	2021
Numerator:
Net loss	$(55,245)	$(39,466)
Denominator:
Weighted-average common shares outstanding—basic and diluted	119,795,897	21,757,502
Net loss per share—basic and diluted	$(0.46)	$(1.81)

The Company’s potentially dilutive securities, which include public warrants, private placement warrants, restricted stock units, stock options to purchase common stock and warrants to purchase redeemable convertible preferred stock and common stock, have been excluded from the computation of diluted net loss per share as the effect would be antidilutive. Therefore, the weighted-average number of common shares outstanding used to calculate both basic and diluted net loss per share is the same. The Company excluded the following potential common shares, presented based on amounts outstanding at each period end, from the computation of diluted net loss per share for the periods indicated because including them would have had an anti-dilutive effect:

	Three Months Ended March 31,
	2022	2021
Conversion of redeemable convertible preferred stock	—	52,880,354
Public Warrants and Private Placement Warrants	15,660,417	—
Warrants to purchase redeemable convertible preferred stock	—	115,875
Options to purchase common stock	8,527,194	9,460,755
Restricted stock units	12,388,811	—
Conversion of convertible loan	—	4,188,528
Total common stock equivalents	36,576,422	66,645,512

The shares of the Company's common and redeemable convertible preferred stock, prior to the Merger (as defined in Note 1) have been retroactively restated to reflect the exchange ratio of approximately 0.34456 established in the Merger as described in Note 3.

14.
SEGMENT INFORMATION

The Company manages its operations through two operating segments that are based on geographic location: North America and Europe. These operating segments also represent the Company’s reportable segments.

•
North America: The North America segment consist of operations within the United States and Canada.
•
Europe: The Europe segment consists of operations within the United Kingdom.

Separate financial information is available and regularly evaluated by our chief operating decision maker ("CODM"), who is our president and chief executive officer, in making resource allocation decisions for our segments. The CODM utilizes revenue from external customers and segment income (loss) to measure and assess each segment’s performance.

Segment loss is calculated as revenue less cost of revenue, operational expenses directly related to each segment and excludes certain corporate expenses. We view this metric as an important measure of business performance as it captures mobile store and segment profitability and provides comparability across reporting periods.

Unallocated corporate operations and technology expenses consist of personnel-related expenses for engineers and the development and maintenance of our technology systems. Unallocated general and administrative expenses consist of personnel-related expenses for executive, finance, legal, human resources, and corporate facilities.

Reconciliations of segment revenue to consolidated revenue and segment loss to consolidated loss from operations is shown in the following table for each of the periods presented (in thousands):

	Three Months Ended March 31, 2022
	North America	Europe	Total
Revenue	$20,764	$3,260	$24,024
Segment loss	(32,072)	(7,011)	(39,083)
Unallocated corporate expenses:
Operations and technology			(4,550)
General and administrative			(14,165)
Loss from operations			$(57,798)

	Three Months Ended March 31, 2021
	North America	Europe	Total
Revenue	$15,515	$3,831	$19,346
Segment loss	(19,298)	(5,872)	(25,170)
Unallocated corporate expenses:
Operations and technology			(3,220)
General and administrative			(7,763)
Loss from operations			$(36,153)

The Company’s revenue distribution for its North America segment was as follows:

	Three Months Ended March 31,
	2022	2021
United States	90%	84%
Canada	10%	16%
	100%	100%

During the three months ended March 31, 2022, there were three customers with revenues individually in excess of 10% of total consolidated net revenues. Net revenues for these customers were approximately $15.8 million, $3.3 million, and $3.0 million in the three months ended March 31, 2022. Two customers are reflected in the North American segment and one customer is reflected in the European segment.

During the three months ended March 31, 2021, there were three customers with revenues individually in excess of 10% of total consolidated net revenues. Net revenues for these customers were approximately $11.5 million, $3.8 million, and $2.5 million in the three months ended March 31, 2021. Two customers are reflected in the North American segment and one customer is reflected in the European segment.

15.
EMPLOYEE BENEFIT PLANS

In January 2016, the Company adopted a 401(k) Plan that qualifies as a deferred salary arrangement under Section 401 of the Internal Revenue Code. Under the 401(k) Plan, participating U.S. employees may defer a portion of their pretax earnings not to exceed the maximum amount allowable. The Company has not made any matching contributions under the 401(k) Plan as of March 31, 2022 and 2021.

The Company also maintains a Group Personal Pension Plan (the “GPP Plan”) for all eligible employees in the Company’s United Kingdom offices. The GPP Plan is a defined contribution plan in which employees are eligible to contribute a portion of their salaries, subject to a maximum annual amount as established by Her Majesty’s Revenue and Customs. In 2022 and 2021, the Company matched 3% of employee contributions. The Company contributed $0.1 million to the GPP Plan in the form of matching contributions in the three month periods ended March 31, 2022 and 2021, respectively.

16.
COMMITMENTS AND CONTINGENCIES

Standby Letters of Credit – As of March 31, 2022 and December 31, 2021, the Company had several letters of credit outstanding related to its operating leases and workers compensation totaling $1.7 million. Collateral for all standby letters of credit are included in restricted cash in the consolidated balance sheet as of March 31, 2022 and December 31, 2021.

As of March 31, 2022 and December 31, 2021, security deposits to landlords totaling $3.8 million and $3.7 million, respectively, are included in other noncurrent assets in the consolidated balance sheet.

Legal Matters – The Company is party to certain claims in the normal course of business. While the results of these claims cannot be predicted with any certainty, the Company believes that the final outcome of these matters will not have a material adverse effect on the condensed consolidated financial position and results of operations. The Company records a liability when it believes that it is probable that a loss will be incurred and the amount of loss or range of loss can be reasonably estimated. There were no such material matters as of March 31, 2022 and December 31, 2021.

Indemnifications – As an element of its standard commercial terms, the Company includes an indemnification clause in its agreements with business partners, investors, lenders and contractors that includes defense and indemnification of those parties against liability and damages (including legal defense costs) awarded against those parties arising from claims of infringement of U.S. patents, copyrights, and trademarks, and misappropriation of trade secrets of third parties by the Company’s services or materials. To date, the Company has not experienced any claims related to its indemnification provisions. As of March 31, 2022 and December 31, 2021, the Company has not established an indemnification loss reserve.

To the extent permitted under Delaware law, the Company has agreements whereby certain officers and directors are indemnified for certain events or occurrences while the director or officer is or was serving in such capacity. The indemnification period covers all pertinent events and so long as such officer or director may be subject to any possible claim. However, the Company maintains director and officer insurance coverage that reduces overall exposure and enables recovery of a portion of any future amounts paid. The estimated fair value of these indemnification agreements in excess of applicable insurance coverage is considered to be immaterial as of March 31, 2022 and December 31, 2021.

17.
SUBSEQUENT EVENTS AND RELATED PARTY TRANSACTIONS

Chief Financial Officer Resignation - On April 5, 2022, Fareed Khan resigned as the Chief Financial Officer of the Company effective April 29, 2022.

Effective April 13, 2022, Calvin R. Hoagland was retained as the interim Chief Financial Officer and,

effective upon the departure of Mr. Khan, became the principal financial and accounting officer of the Company.

Related Party Loan – On May 11, 2022, the Company issued a secured promissory note in an aggregate principal amount of $10.0 million (the “Note”) to Ron Johnson, chair of the Company’s board of directors, Chief Executive Officer, and a beneficial owner of greater than 5% of the Company’s common stock (the “Holder”). The Note was approved by the Audit Committee of the Company’s board of directors pursuant to the Company’s Related Party Transaction Policy. The Note has a scheduled maturity date of November 11, 2022 and will be repayable upon written demand of the Holder at any time on or after such date. The Note bears interest at a rate of 10% per annum, compounding quarterly and payable at maturity. The Company may prepay the Note at any time without premium or penalty. The Note contains customary representations and warranties and events of default, including certain “change of control” events involving the Company. The Note is secured by substantially all of the assets of the Company. The Note does not restrict the incurrence of future indebtedness by the Company, and shall become subordinated in right of payment and lien priority upon the request of any future senior lender. The Company expects to use the proceeds of the Note to fund general corporate and immediate working capital requirements.

Customer Deposit - In May 2022, the Company received a customer prepayment for future services reasonably expected to be rendered over the course of May 2022 in the amount of $6.1 million, which is subject to adjustment for chargebacks and other adjustments based on actual May and prior transactions.

*****

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations should be read together with our financial statements, related notes and other financial information appearing elsewhere in this Quarterly Report. The following discussion may contain forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below, elsewhere in this Quarterly Report, particularly in Part II, Item 1A, “Risk Factors”. Our historical results are not necessarily indicative of the results that may be expected for any period in the future.

Recent Developments

Going Concern

Since inception, we have incurred net losses and cash outflows from operations. Management expects that operating losses and negative cash flows from operating activities will continue in the foreseeable future as we continue to work to fund our operations and as we progress through our review of strategic alternatives. As previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2021, as of December 31, 2021 we concluded that there was substantial doubt about our ability to continue as a going concern. Similarly, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as of, and for the year ended December 31, 2021, describing the existence of substantial doubt about our ability to continue as a going concern. As of March 31, 2022, there continues to be substantial doubt about our ability to continue as a going concern.

On May 11, 2022 the Company secured interim financing of $10.0 million from Ron Johnson, the chair of its board of directors and Chief Executive Officer, to help fund its operations as it pursues strategic alternatives, which has a scheduled maturity date of November 11, 2022 and will be repayable upon written demand of the holder at any time on or after such date. The Note was approved by the Audit Committee of the Company’s board of directors pursuant to the Company’s Related Party Transaction Policy. (See Note 17, “Subsequent Events and Related Party Transactions”, to our condensed consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q for further details regarding the terms of the financing.) Additionally, in early May 2022, the Company received a $6.1 million customer prepayment for future services reasonably expected to be rendered over the course of May 2022, which is subject to adjustment for certain chargebacks and other adjustments. The Company is also seeking to obtain additional customer prepayments. There is no guarantee that we will be successful in our further negotiations or that any prepayments received will be adequate to support our current operations or provide sufficient cash flow to meet our obligations in the near term. We expect any such prepayments would negatively impact our cash flows in future periods for which our services have been prepaid.

The Company’s estimated cash and cash equivalents, which includes the $10 million of related party financing and $6.1 million of customer prepayments against second quarter sales, was $36.1 million as of May 12, 2022. The Company is in discussions with multiple financing sources to attempt to secure additional interim financing by early June 2022, which is needed to continue operations and fund other liquidity needs. In the absence of additional sources of liquidity, management anticipates that existing cash resources will not be sufficient to meet operating and liquidity needs beyond early June 2022. There is no assurance that management will be able to obtain additional liquidity or be successful in raising additional funds or that such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on our existing stockholders. In addition, we are unable to determine at this time whether any of these potential sources of liquidity will be adequate to support our operations or provide sufficient cash flows to us to meet our obligations as they become due and continue as a going concern. In the event we determine that additional sources of liquidity will not be available to us or will not allow us to meet our obligations as they become due, we may need to file a voluntary petition for relief under the United States Bankruptcy Code in order to implement a restructuring plan or liquidation.

Strategic Review

On May 16, 2022, the Company announced that its board of directors had initiated a review of strategic alternatives, including a potential sale, merger or other strategic transaction, and of the Company's financing strategy. The Company is in the early stages of its strategic review and has not set a timetable for completion of the review process. There can be no assurance that the process will result in any transaction or strategic change at this time. The Company has retained Centerview Partners as its financial advisor to assist with the strategic review and has also engaged global consulting firm AlixPartners to advise on the Company's finances during this review period. In the event we are not able to successfully consummate a strategic transaction, or obtain additional financing as discussed above, or will not be able to meet our obligations as they become due, we may need to file a voluntary petition for relief under the United States Bankruptcy Code in order to implement a restructuring plan or liquidation.

Overview

Enjoy was incorporated in the state of Delaware in May 2014, and is headquartered in Palo Alto, California. Enjoy operates Mobile Stores providing in home delivery, set up and a full shopping experience for companies.

We currently operate in over 80 locations across the United States, Canada and the United Kingdom. The Company has two reportable segments which are determined by geography: North America and Europe. The North America segment consists of operations within the United States and Canada and the Europe segment currently consists of operations within the United Kingdom.

Enjoy started with a simple question, “What if the best of the store could come to you?” Over the last eight years we built and optimized our Mobile Store, a new channel that pairs the convenience of online shopping with the personal touch of an in-store retail experience brought together in the comfort of end customers’ (the "Consumer") homes.

Over the past twenty five years, eCommerce has disrupted the retail industry in virtually every category, shifting commerce from physical stores to the home. While eCommerce channels greatly expanded choices and increased convenience with fulfillment to customers’ doorsteps, they have not addressed the importance of an interactive shopping experience that customers desire for products, such as technology. Enjoy provides set-up and activation, and also assists customers in purchasing hardware, accessories, and subscription services in the comfort of the home. This Mobile Store shopping experience creates a unique and deep retail experience for Consumers that does not exist with traditional retail channels. We further believe that this represents the next disruption in the consumer shopping experience.

We maintain multi-year contractual relationships with leading telecommunications and technology companies, which are our "Business Partners" or "Customers." Our revenue stems from a variety of service, set-up and delivery fees that are paid to us by our Customers. During a visit from our Mobile Store, the Consumer pays for products and services directly to our Customers via secure mobile point-of-sale devices. On confirmation of the purchase, our Customers then remit our fees directly to us.

Enjoy delivers a broad assortment of telecommunications and technology products and accessories, which are provided by our Customers. Our mobile retail sales team (“Experts”) provide set-up, activation and demonstration of the products we deliver. We assist Consumers in evaluating and selecting a myriad of accessories, media sources, protection, broadband, and other services. We also assist in the trade-in and upgrade of our customers’ products. We strive to deliver our customers’ products with same-day or next-day frequency, matching the speed of traditional eCommerce channels but with an experience.

Consumers initiate their purchase on our Customers’ eCommerce sites, service centers or retail locations. The Consumer selects at-home delivery and a delivery window. Consumer orders flow seamlessly from our Customers’ eCommerce sites to Enjoy via deeply integrated technology platforms. This results in near-zero Consumer acquisition costs for Enjoy.

Our inventory is 100% consigned to us by our Customers and maintained in secure warehouses at our market locations. These warehouse locations also serve as the base of operations for our Mobile Store fleets and as the operating center for the market in which they serve. Our warehouses also provide meeting, training and support services for our Experts. Our warehouses and Mobile Store vehicle fleet are fully leased. We currently operate in over 80 locations which provide access to over 50% of the population in the markets that we serve, representing over 200 million addressable consumers.

Our business is enabled by highly sophisticated, proprietary sets of technology applications, systems and data science tools. To deliver and optimize millions of retail experiences, we built our technology platform from the ground up to support customer integrations, smart logistics and a variety of solutions to empower our Experts in providing the best and most personalized experience for every Consumer.

Our Experts are central to the at-home retail experience we provide for Consumers. Our Experts are 100% Enjoy employees and have the skills and training to be deeply knowledgeable about the products and services that we offer. We believe our Experts bring a world-class and deeply engaging shopping experience to Consumers.

We believe Enjoy is positioned to benefit from several long-term trends that will continue to expand the demand for Commerce-at-Home. These trends include but may not be limited to: 1) the growth in online shopping and the need for speed and convenience, 2) a more mobile workforce, which includes increased telecommuting and work-from-home arrangements, all of which have been accelerated by the COVID-19 pandemic, 3) increasingly connected homes enabled by technology and telecommunications and 4) the rapid expansion of subscription- based services delivered through online channels.

Factors Affecting Our Business

Consumer Discretionary Spending

We rely on consumer discretionary spending and may be adversely affected by economic downturns and other macroeconomic conditions or trends. Our business and operating results are subject to global economic conditions and their impact on consumer discretionary spending. Some of the factors that may negatively influence consumer spending include high levels of unemployment, higher consumer debt levels, reductions in net worth, and declines in asset values and related market uncertainty, fluctuating commodity prices, inflation and general uncertainty regarding the overall future political and economic environment. Consumer purchases of technology may decline during periods of economic uncertainty, when disposable income is reduced or when there is a reduction in consumer confidence. Such economic uncertainty may slow the rate at which individuals choose to purchase new technology, upgrade existing technology or purchase services, subscriptions or accessories.

Online Consumer Shopping Behaviors and Commerce-at-Home

Our business is affected by online shopping behavior and growth of eCommerce. Our revenue stems primarily from online purchases originating at our Customers websites or customer service centers. The global online shopping market is large and growing as a percentage of global retail purchases. Consumers are diversifying their purchases for delivery at home, and the COVID-19 pandemic has accelerated this trend. With some consumers still wary of buying in-store, they have increased demand for new product categories purchased online and delivered to their homes. Consumers are also increasing their purchases of at home services through online channels. Although there has been an increased demand in eCommerce business in the marketplace, COVID-19 safety protocols materially reduced the percent of our indoor Consumer engagements, which negatively impacted our business.

Changes in Consumer Behavior and Lifestyles

Our business is affected by changes in consumer behavior and lifestyles at home and work and the role that mobile technology plays in enabling these changes. Mobile technology has grown rapidly over the past four decades and reliance on smartphones is predicted to increase as more features become available. Smartphone and mobile technology represent the primary product categories in our revenues. Furthermore, work-from-home and remote-work have been growing steadily. While the COVID-19 pandemic has dramatically increased work-from- home arrangements over the past year, the underlying trends towards a more flexible work environments and telecommuting suggest that these trends will continue. Studies suggest flexible work environments create more productive and happier workforce. Advancements in technology have allowed remote workers to collaborate in increasingly effective ways. These trends are likely to accelerate Commerce-at-Home.

Product Innovation Lifecycles

Our business is affected by upgrade cycles in smartphone and consumer technology. Consumer trends in the length of the average replacement cycle for technology are linked to advancements in performance and features of these devices. Our Customers produce or sell leading brands and are quick to bring innovations to market.

Changes in Products and Services Offered by Our Customers

In addition to our base fee earned from our Customers for delivery and setup of products, our revenues are affected by add-on digital subscription services and device protection plans purchased by Consumers. Digital subscription services such as news, music, movies, gaming apps and entertainment have been growing as consumers have shifted their consumption behaviors from traditional sources of content to online and on-demand formats. Our business is also affected by consumer adoption of device protection plans and other support services provided by our Customers. We believe that the growth in subscription services driven by both consumer adoption rates and new services will continue.

Availability of Inventory from Our Customers

We carry consigned inventory provided by our Customers. This inventory is either manufactured or procured by our Customers and delivered to our warehouses. We cannot guarantee with certainty that we will have adequate inventory at all times to support our business. At times, our business can face disruptions stemming from inventory shortages driven by new product releases with high consumer demand, supply constraints, political, environmental or other factors.

Seasonal Sales Trends

We have experienced and expect to continue to experience seasonal fluctuations in sales due to the spending patterns of Consumers. Our revenue has generally been lowest in the first and second calendar quarters due to lower consumer demand following the fourth quarter holiday season and because of the decline in sales that typically occurs in anticipation of the introduction of new or enhanced smartphone and consumer technology, which usually take place in the third calendar quarter and which tend to drive sales in that quarter and the following quarter. Further, our revenue tends to be higher in the third and fourth calendar quarter due to seasonal sales such as “Black Friday” and “Cyber Monday,” as Consumers tend to make higher purchases during the holiday season. Our revenue for the second calendar quarter is generally the lowest of the year followed by the first calendar quarter. We expect these seasonality trends to continue.

Restricted Stock Unit Grants

In March 2022, the Company granted restricted stock units (“March 2022 RSUs”) underlying approximately 7.9 million shares of the Company’s common stock under the 2021 Equity Incentive Plan. The March 2022 RSUs vest upon satisfaction of service vesting requirements. The service-based vesting requirements are primarily satisfied as follows:

•
25% of the March 2022 RSUs on the cliff vesting date, and the remaining 75% vesting in equal installments of 6.25% (1/16th) of the March 2022 RSUs on each quarterly vesting date for three years thereafter, subject to continued service through each vesting date.
•
6.25% (1/16th) of the March 2022 RSUs on each quarterly vesting date following the vesting state date of March 8, 2022, subject to continued service through each vesting date.

Key Performance Metrics

We regularly review several metrics, including the following key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions. The reasons we believe these key performance metrics are useful to investors are provided below.

Daily Mobile Stores – Daily Mobile Stores represent the number of Mobile Stores we operate on a given day. This is calculated by dividing the total number of visit-serving Expert shifts in a given reporting period by the number of calendar days in that period. A visit-serving Expert shift is defined as an Expert that is scheduled to serve Consumers on a given day. We believe this is the primary measure of scale and growth of our retail footprint.

Daily Revenue Per Mobile Store – Daily Revenue Per Mobile Store is defined as the average daily revenue generated per Daily Mobile Store. This metric is calculated by dividing the revenue generated in a given reporting period by the product of Daily Mobile Stores and the number of days in that given reporting period. We believe growth in Daily Revenue Per Mobile Store is a key driver for increasing the Company’s profitability.

Mobile Store Profit (Loss) and Mobile Store Margin – Mobile Store Profit (Loss) is a measure prepared in accordance with GAAP and is defined as revenue less cost of revenue. Mobile Store Margin is Mobile Store Profit (Loss) as a percentage of revenue. We view this metric as an important measure of business performance as it captures Mobile Store profitability and provides comparability across reporting periods.

Segment Income (Loss) – Segment Income (Loss) is defined as revenue less cost of revenue, operational expenses directly related to each segment and excludes certain corporate expenses. We view this metric as an important measure of business performance as it captures Mobile Store and segment profitability and provides comparability across reporting periods.

Adjusted EBITDA – Adjusted EBITDA is defined as net loss, adjusted for interest expense, provision for income taxes, depreciation and amortization, stock-based compensation, loss on convertible loans, one time transaction related costs, interest income and other expenses not considered a core part of our operations. Adjusted EBITDA provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA is a non-GAAP measure. Refer to the “Non-GAAP Measures” section below for further discussion.

The following tables present our key performance metrics for the periods presented (in thousands except Daily Mobile Stores amounts):

	Three Months Ended March 31, 2022
	North America	Europe	Consolidated
Daily Mobile Stores	649	129	778
Daily Revenue Per Mobile Store	$355	$281	$343
Mobile Store Loss	$(9,042)	$(1,744)	$(10,786)
Mobile Store Margin	(43.5)%	(53.5)%	(44.9)%
Segment Loss	$(32,072)	$(7,011)
Adjusted EBITDA			$(51,522)

	Three Months Ended March 31, 2021
	North America	Europe	Consolidated
Daily Mobile Stores	427	152	579
Daily Revenue Per Mobile Store	$404	$280	$371
Mobile Store Loss	$(3,122)	$(1,700)	$(4,822)
Mobile Store Margin	(20.1)%	(44.4)%	(24.9)%
Segment Loss	$(19,298)	$(5,872)
Adjusted EBITDA			$(34,076)

Results of Operations

Components of Results of Operations

Revenue

Revenue consists of service fees paid to us by our Customers for bringing their products and services to Consumers. These fees are comprised of fixed service fees per visit and variable fees based on the sale of accessories, solutions and subscription services. The composition of these fees and the rate of services paid vary by Customer per the terms of our contracts with them. Our fees are reduced by chargebacks and consigned inventory that is lost, damaged or stolen. Chargebacks are based upon Consumer cancellation of services and subscriptions within a pre-specified timeframe.

Cost of revenue

Cost of revenue primarily consists of salaries, benefits and other expenses related to the Company’s Experts, fleet vehicle costs, and other expenses directly related to the performance of each Expert field visit. These expenses will increase in proportion to the growth of our Mobile Stores. We expect these expenses to decrease as a percentage of revenue for the next several years.

Operations and technology

Operations and technology expenses primarily consist of technology, facility and overhead costs directly related to the operation of our Mobile Stores. This includes lease and operating expenses for our warehouses, inventory management and storage, facility supplies and depreciation expense. We also include costs for employees who directly or indirectly support our Experts, including supervisory and operations management, inventory management, fulfillment and research and development costs. We expect operations and technology expenses to increase in future periods to support our growth, including bringing on additional warehouse facilities and continuing to invest in technology improvements to support the selling experience for Consumers, selling tools for our sales professionals and to drive efficiency in our operations. These expenses may vary from period to period as a percentage of revenue, depending primarily upon when we choose to make more significant investments. We expect these expenses to decrease as a percentage of revenue over the next several years.

General and administrative

General and administrative expenses primarily consist of personnel-related expenses for our general corporate functions. This includes our leadership team, employees involved in finance, human resources, legal and workplace services, enterprise and financial information technology systems and marketing. We expect to increase general and administrative expenses as we grow our infrastructure to support operating as a public company and the overall growth in our business. While these expenses may vary from period to period as a percentage of revenue, we expect them to decrease as a percentage of revenue over the next several years.

Loss on convertible loans

Unrealized loss on convertible loans consists of the change in the fair value of our convertible loans. The convertible loans were converted to common stock as part of the Merger.

Interest income

Interest income consists of interest earned on our cash and cash equivalents.

Interest expense

Interest expense includes mainly the interest incurred on our outstanding indebtedness, as well as amortization of deferred financing costs, mainly debt origination and commitment fees.

Other income, net

Other income during the periods presented consisted primarily of fair value gains and losses related to the issued stock warrants as well as gains and losses from foreign currency transactions.

Income tax provision

Our provision for income taxes consists of state minimum taxes in the United States and foreign taxes. We have a full valuation allowance for our net United States federal and state deferred tax assets primarily consisting of net operating loss carryforwards, accruals, and reserves. We expect to maintain this full valuation allowance for the foreseeable future.

Comparison of Results of Operations

Comparison of the Three Months Ended March 31, 2022 and 2021

The following table is a reference for the discussion that follows:

	Three Months Ended March 31,		Change
(dollars in thousands)	2022	2021	$	%
Revenue	$24,024	$19,346	$4,678	24.2%
Operating expenses:
Cost of revenue*	34,810	24,168	$10,642	44.0%
Operations and technology*	27,332	19,233	$8,099	42.1%
General and administrative*	19,680	12,098	$7,582	62.7%
Total operating expenses	81,822	55,499	$26,323	47.4%
Loss from operations	(57,798)	(36,153)	$(21,645)	59.9%
Loss on convertible loans	—	(1,865)	$1,865	(100.0)%
Interest expense	(38)	(1,407)	$1,369	(97.2)%
Interest income	2	2	$(0)	(22.4)%
Other income, net	2,623	134	$2,489	1857.5%
Loss before provision for income taxes	(55,211)	(39,289)	$(15,922)	40.5%
Provision for income taxes	34	177	$(143)	(81.0)%
Net loss	(55,245)	$(39,466)	$(15,779)	40.0%

* To conform to current presentation, the Company reclassified certain costs within each of its operating expense line items in the condensed consolidated statements of operations and comprehensive loss for the three months ended March 31, 2021. These changes have no impact on the Company’s previously reported consolidated net loss and comprehensive loss, cash flows, or basic and diluted net loss per share amounts for the periods presented.

Revenue

Revenue for the three months ended March 31, 2022 compared to the respective prior period increased by $4.7 million, or 24.2%, primarily due to an overall increase in mobile store count from 579 to 778 in 2022, an increase of 199 stores.

North America revenue for the three months ended March 31, 2022 compared to the respective prior period increased $5.2 million, or 33.8%, primarily due to an increase in our Daily Mobile Store count of 222 stores to 649 from 427 in 2021, partially offset by a decrease in our Daily Revenue Per Mobile Store of $49 to $355 for the three months ended March 31, 2022, down from $404 for the same period in 2021. The decrease in Daily Revenue Per Mobile Store was due to fewer deliveries than anticipated following the launch of the Smart Last Mile platform.

Europe revenue for the three months ended March 31, 2022 compared to the respective prior period decreased $0.6 million, or (14.9)%, primarily due to a decrease in our Daily Mobile Store count by 23 stores to 129 from 152 in 2021. The decrease was driven by management’s decision to reposition our Expert team to include a higher percentage of Experts with sales experience.

Cost of revenue

Cost of revenue for the three months ended March 31, 2022 compared to the respective prior period increased $10.6 million or 44%, primarily due to an increase in our Daily Mobile Store count by 199 to 778 in 2022, up from 579 in 2021. Increased Daily Mobile Stores were driven by a higher number of Experts, resulting in higher total salary and benefit costs. A greater number of Daily Mobile Stores also increased expenses associated with vehicle leases, fuel, vehicle insurance and other direct expenses required to operate our Mobile Stores. Cost of revenue, as a percentage of revenue, for the three months ended March 31, 2022 increased to 144.9%, compared to 124.9% for the three months ended March 31, 2021.

North America cost of revenue for the three months ended March 31, 2022 compared to the respective prior period increased $11.2 million, or 59.9%, primarily due to an increase in our Daily Mobile Store count by 222 stores to 649 from 427 in 2021. During 2021 we expanded our geographic market coverage within the United States and Canada and initiated services for a new Customer in the United States. Increased Mobile Stores were supported by a higher number of Experts, resulting in higher total salary and benefit costs. A greater number of Daily Mobile Stores also increased expenses associated with vehicle leases, fuel, vehicle insurance and other direct expenses. Cost of revenue, as a percentage of revenue, for the three months ended March 31, 2022 increased to 143.5%, compared to 120.0% for the three months ended March 31, 2021.

Europe cost of revenue for the three months ended March 31, 2022 compared to the respective prior period decreased $0.6 million, or (9.5)%, primarily due to a decrease in our Daily Mobile Store count by 23 stores to 129 from 152 in 2021. Cost of revenue, for the three months ended March 31, 2022 as a percentage of revenue, increased to 153.5%, compared to 144.4% for the three months ended March 31, 2021.

Operations and technology

Operations and technology expenses for the three months ended March 31, 2022 compared to the respective prior period increased $8.1 million, or 42.1%, primarily due to investments in our warehouse network to support our market expansions and our increased Mobile Store count. The total number of our warehouses increased by 7, to 93 during the three months ended March 31, 2022, from 86 for the three months ended March 31, 2021. The increase in the number of warehouses we operated during 2022 versus 2021 increased our warehouse lease expenses, salaries and benefits associated with market-level Expert supervisory, training and development activities and facility investments. Expenses associated with developing the technologies that support our Mobile Store operations also increased as we expanded functions and features that support our global operations. These increases were partially offset by productivity improvements in fulfillment operations. Operations and technology expense as a percentage of revenue for the three months ended March 31, 2022 increased to 113.8%, from 99.4% for the three months ended March 31, 2021.

North America operations and technology expenses for the three months ended March 31, 2022 compared to the respective prior period increased $5.9 million, or 47.7%, primarily due to investments to expand our warehouse network to support our market expansions and our increased Mobile Store count. The total number of our warehouses increased by 7, to 70 during the three months ended March 31, 2022, from 63 for the three months ended March 31, 2021, and we moved into larger warehouses in existing locations to accommodate growth. The increase in the number and size of warehouses we operated during the period increased our warehouse lease expenses, salaries and benefits associated with market-level Expert supervisory staff, training and development activities and facility investments, partially offset by productivity improvements in fulfillment operations. Operations and technology expense in North America as a percentage of revenue for the three months ended March 31, 2022 increased to 88.7%, from 80.3% for the three months ended March 31, 2021.

Europe operations and technology expenses for the three months ended March 31, 2022 compared to the respective prior period increased $0.8 million, or 23.1%, primarily due to salaries and wages associated with increased investments in field management personnel, including captains who manage experts as well as in fulfillment experts. Operations and technology expense in Europe as a percentage of revenue for the three months ended March 31, 2022 increased to 134.0%, compared to 92.6% for the three months ended March 31, 2021.

Corporate operations and technology expenses for the three months ended March 31, 2022 compared to the respective prior period increased $1.3 million, or 41.3%, primarily due to investments in the technology and data infrastructure that support our Mobile Stores.

General and administrative

General and administrative expense for the three months ended March 31, 2022 compared to the respective prior period increased $7.6 million, or 62.7%, due to increases of (i) $3.0 million in stock-based compensation expense due to increased headcount, (ii) $1.4 million of payroll and other related costs, $1.3 million in dues and insurance, and $0.8 million for professional services, and (iii) $1.1 million in other administrative expenses such as supplies, depreciation, and recruiting costs, each due to scaling the business and market expansion. General and administrative expense as a percentage of revenue for the three months ended March 31, 2022 compared to the respective prior period increased to 81.9% from 62.5%.

North America general and administrative expenses for the three months ended March 31, 2022 compared to the respective prior period increased $0.9 million, or 24.4%, primarily due to an increase in leadership and operating staff to support our market expansion and recruiting costs. General and administrative expense as a percentage of revenue for the three months ended March 31, 2022 compared to the respective prior period decreased to 22.2% from 23.9%.

Europe general and administrative expenses for the three months ended March 31, 2022 compared to the respective prior period increased $0.3 million, or 44.1%, due to various insignificant expense increases. General and administrative expense as a percentage of revenue for the three months ended March 31, 2022 compared to the respective prior period increased to 27.5% from 16.3%.

Corporate general and administrative expenses for the three months ended March 31, 2022 compared to the respective prior period increased $6.4 million, or 82.5%, primarily due to increased payroll and other expenses and stock-based compensation from increased headcount.

Loss on convertible loans

Loss on convertible loans for the three months ended March 31, 2022 compared to the respective prior period decreased to $0 in 2022 from $1.9 million as the convertible loans we had with certain investors converted to common stock as part of the Merger

Interest income

Interest income for the three months ended March 31, 2022 compared to the respective prior period decreased $0.2 million, or 98.3%, primarily due to the decrease in the amount of cash held in interest bearing accounts.

Interest expense

Interest expense for the three months ended March 31, 2022 compared to the respective prior period was higher by $1.4 million in 2021 due to interest related to our loan with Blue Torch Finance, LLC, which was repaid in the fourth quarter of 2021.

Other income, net

Other income, net for the three months ended March 31, 2022 compared to the respective prior period increased $2.5 million primarily due to the change in fair value of the stock warrants.

Provision for income taxes

The provision for income taxes for the three months ended March 31, 2022 compared to the respective prior period decreased $0.2 million. Provision for income taxes as a percentage of revenue was 0.1% for the three months ended March 31, 2022 and 0.9% for the three months ended March 31, 2021.

Non-GAAP Measures

In addition to net loss, which is a measure presented in accordance with GAAP, management believes that Adjusted EBITDA provides relevant and useful information to management and investors to assess our performance. Adjusted EBITDA is a supplemental measure of Enjoy’s performance that is neither required by nor presented in accordance with GAAP. This measure is limited in its usefulness and should not be considered a substitute for GAAP metrics such as loss from operations, net loss, or any other performance measures derived in accordance with GAAP and may not be comparable to similar measures used by other companies.

Adjusted EBITDA represents net loss adjusted for interest, taxes, depreciation and amortization, stock-based compensation expense and certain expenses and income not considered a core part of our operations.

We believe that Adjusted EBITDA provides a meaningful understanding of certain aspects of earnings (loss) before the impact of investing and financing charges and income taxes. Adjusted EBITDA is useful to an investor in evaluating our performance because this measure:

•
Is widely used by analysts, investors and competitors to measure a company’s operating performance;
•
Is a financial measurement that is used by rating agencies, lenders, and other parties to evaluate our credit worthiness; and
•
Is used by our management for various purposes, including as a measure of performance and as a basis for strategic planning and forecasting.

The reconciliations of net loss to Adjusted EBITDA for the three months ended March 31, 2022 and 2021 are as follows:

	Three Months Ended March 31,
(in thousands)	2022	2021
Net loss	$(55,245)	$(39,466)
Add back:
Interest expense	38	1,407
Provision for income taxes	34	177
Depreciation and amortization	1,155	916
Stock-based compensation	5,121	878
Loss on convertible loans	—	1,865
Transaction-related costs (1)	—	283
Deduct:
Interest income	(2)	(2)
Other income, net	(2,623)	(134)
Adjusted EBITDA	$(51,522)	$(34,076)

(1)
Includes costs associated with the Merger.

Liquidity and Capital Resources

To date, the funds received from previous common stock and redeemable convertible preferred stock issuances, as well as the Company’s ability to obtain lending commitments, have provided the liquidity necessary for the Company to fund its operations. The Company’s ongoing operations are dependent on its ability to obtain additional financing and generate sufficient cash flow to meet its obligations on a timely basis. The Company’s business will require significant amounts of capital to sustain operations and the Company will need to make the investments it needs to execute its long-term business plans.

Since inception, we have incurred net losses and cash outflows from operations. The Company had cash and cash equivalents of $37.3 million and an accumulated deficit of $697.8 million as of March 31, 2022 and a net loss of $55.2 million for the three months ended March 31, 2022. Management expects that operating losses and negative cash flows from operating activities will continue in the foreseeable future as we continue to invest in the expansion of our operations. As discussed in “Overview – Recent Developments,” management believes there is substantial doubt about our ability to continue as a going concern.

On May 11, 2022 the Company secured interim financing of $10.0 million from Ron Johnson, the chair of its board of directors and Chief Executive Officer, to help fund its operations as it pursues strategic alternatives, which has a scheduled maturity date of November 11, 2022 and will be repayable upon written demand of the holder at any time on or after such date. The Note was approved by the Audit Committee of the Company’s board of directors pursuant to the Company’s Related Party Transaction Policy. Additionally, in May 2022, the Company received a prepayment for future services reasonably expected to be rendered over the course of May 2022, which is subject to adjustment for certain chargebacks and other adjustments. The Company is also seeking to obtain additional prepayments. There is no guarantee that we will be successful in our further negotiations or that any prepayments received will be adequate to support our current operations or provide sufficient cash flow to meet our obligations in the near term. We expect any such prepayments would negatively impact our cash flows in future periods for which our services have been prepaid.

The Company’s estimated cash and cash equivalents, which includes the $10 million of related party financing and $6.1 million of customer prepayments against second quarter sales, was $36.1 million as of May 12, 2022. The Company is in discussions with multiple financing sources to attempt to secure additional interim financing by early June 2022, which is needed to continue operations and fund other liquidity needs. In the absence of additional sources of liquidity, management anticipates that existing cash resources will not be sufficient to meet operating and liquidity needs beyond early June 2022. There is no assurance that management will be able to obtain additional liquidity or be successful in raising additional funds or that such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on our existing stockholders. In addition, we are unable to determine at this time whether any of these potential sources of liquidity will be adequate to support our operations or provide sufficient cash flows to us to meet our obligations as they become due and continue as a going concern. In the event we determine that additional sources of liquidity will not be available to us or will not allow us to meet our obligations as they become due, we may need to file a voluntary petition for relief under the United States Bankruptcy Code in order to implement a restructuring plan or liquidation.

On May 16, 2022, the Company announced that its board of directors had initiated a review of strategic alternatives, including a potential sale, merger or other strategic transaction, and of the Company's financing strategy. The Company is in the early stages of its strategic review and has not set a timetable for completion of the review process. There can be no assurance that the process will result in any transaction or strategic change at this time. The Company has retained Centerview Partners as its financial advisor to assist with the strategic review and has also engaged global consulting firm AlixPartners to advise on the Company's finances during this review period. In the event we are not able to successfully consummate a strategic transaction, or obtain additional financing as discussed above, or will not be able to meet our obligations as they become due, we may need to file a voluntary petition for relief under the United States Bankruptcy Code in order to implement a restructuring plan or liquidation.

The following table presents the Company’s cash and cash equivalents, restricted cash, and accounts receivable, net, for the periods presented:

(in thousands)	March 31, 2022	December 31, 2021
Cash and cash equivalents	$37,277	$85,836
Restricted cash	1,710	1,710
Accounts receivable, net	5,355	9,977

The accompanying unaudited condensed consolidated financial statements included in this Quarterly Report on Form 10-Q have been prepared by management assuming that we will continue as a going concern and do not include any adjustments to reflect the possible future effects of the recoverability and classification of assets, or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

Cash Flows

The following table presents cash provided by (used in) operating, investing, and financing activities during the periods presented:

	Three Months Ended March 31,
(in thousands)	2022	2021
Net cash used in operating activities	$(47,760)	$(35,268)
Net cash used in investing activities	(437)	(537)
Net cash (used in) provided by financing activities	(355)	14,928
Effect of exchange rate on cash, cash equivalents and restricted cash	(7)	(26)
Net decrease in cash, cash equivalents and restricted cash	$(48,559)	$(20,903)

Operating Activities

During the three months ended March 31, 2022, operating activities used $47.8 million of cash, resulting from our net loss of $55.2 million, offset by net cash provided by changes in our operating assets and liabilities of $0.4 million and net non-cash charges of $7.9 million. Net cash provided by changes in our operating assets and liabilities for the three months ended March 31, 2022, consisted primarily of a $4.6 million decrease in accounts receivable, a $0.7 million decrease in prepaid expenses and other current assets, partially offset by a decrease of $0.7 million in accrued expenses and other current liabilities. The decrease in accounts receivable is primarily due to timing of collection of invoices during the first quarter of 2022. The decrease in accrued expenses and other current liabilities is due to timing of accruals and payments of salaries and wages and timing of accrued payables.

During the three months ended March 31, 2021, operating activities used $35.3 million of cash, resulting from our net loss of $39.5 million, along with net cash provided by changes in our operating assets and liabilities of $0.4 million, and net non-cash charges of $3.8 million. Net cash provided by changes in our operating assets and liabilities were insignificant individually and in the aggregate. Non-cash charges consisted primarily of $0.9 million in depreciation and amortization, $0.9 million in stock-based compensation, and $1.9 million in fair market revaluation of our convertible debt.

Investing Activities

During the three months ended March 31, 2022, investing activities used $0.4 million of cash, resulting from the purchases of property and equipment.

During the three months ended March 31, 2021, investing activities provided $0.5 million of cash, resulting from the purchases of property and equipment.

Financing Activities

During the three months ended March 31, 2022, financing activities used $0.4 million of cash, primarily due to tax related withholding of common stock.

During the three months ended March 31, 2021, financing activities provided $14.9 million of cash, resulting primarily from proceeds from the issuance of redeemable convertible preferred stock of $15.0 million offset by insignificant other financing activities.

Material Cash Requirements

Our material cash requirements, include amounts due under our contractual and other obligations, including under operating leases for monthly base rent under our lease agreement for office space for our headquarters in Palo Alto, California which began in September 2019 for a term of 90 months, and for office space throughout the United States, as well as in Canada and the United Kingdom. On an ongoing basis, we also enter into vehicle lease agreements under Fleet Lease Agreements in the United States and the United Kingdom, with each vehicle lease having a typical term of 36 months. Please refer to Note 17—Commitments and Contingencies of the notes to the consolidated financial statements included in Part II, Item 8, “Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the year ended December 31, 2021 for more information on these operating leases and the amounts due thereunder.

Critical Accounting Policies and Estimates

The preparation of our consolidated financial statements in conformity with GAAP requires our management to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods presented. These estimates, assumptions, and judgments are necessary because future events and their effects on our consolidated financial statements cannot be determined with certainty and are made based on our historical experience and on other assumptions that we believe to be reasonable under the circumstances. These estimates may change as new events occur or additional information is obtained, and we may periodically be faced with uncertainties, the outcomes of which are not within our control and may not be known for a prolonged period of time. Because the use of estimates is inherent in the financial reporting process, actual results could materially differ from those estimates. We believe that the accounting estimates discussed below relate to the more significant areas involving management’s judgments and estimates:

•
Revenue Recognition; and
•
Stock-based Compensation.

Revenue Recognition - The Company generates revenue through visit fees whereby its Experts provide delivery, set-up, and technological expertise services at the request of its Customers. Its Customers are primarily large telecommunication and technology companies that sell technology products and services and require a Mobile Store experience for their customers, who are referred to herein as “Consumers.” Revenue is recognized upon transfer of control of promised services to Customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those promised services.

Each Customer contract contains only one performance obligation, which is a stand-ready obligation for the Company’s Experts to provide visits to Consumers throughout the Company’s contractual term. The stand-ready obligation consists of a series of distinct services that are substantially the same and have the same pattern of transfer, represented as visits provided to Consumers satisfied over time.

The transaction prices of the Company’s contracts are entirely variable, as the number of visits and the specific services provided at each visit are unknown at contract inception. Each contract includes pricing whereby the

Company and the Customer agree to payments for various elements of a visit, which generally include the base fee for conducting the visit and delivering product, as well as incremental amounts for add-ons provided to Consumers. Due to the nature of the obligation, the variability of payment based on the number of visits performed, and the specific services and products provided at each visit which are resolved as each visit is completed, the Company recognizes visit fees in revenue as such visits are provided. In addition, the Company is required to issue a credit to its Customer for the stipulated value of any consigned inventory that is under the Company’s control that is lost, damaged, or stolen. The Company recognizes the credit as a reduction in revenue when it identifies that the items were lost, damaged, or stolen.

From time to time, the Company’s Experts sell a Consumer incremental services on behalf of the Customer during a visit. Certain of the Company’s contracts contain provisions that allow for a chargeback by the Customer of the Company’s fee for selling the incremental service, if the Consumer cancels such services within a specified period from the visit. Chargebacks are recognized as a reduction of revenue, in the period such visit occurs, using an estimate derived from historical information regarding Consumer cancelations of specific services as well as real-time information provided by the Customer. The estimation of chargebacks for each performance obligation requires us to make subjective judgments and is subject to uncertainty. As of March 31, 2022 and December 31, 2021, the Company recorded $10.3 million and $8.6 million, respectively, in chargebacks.

Stock-Based Compensation

We account for stock-based compensation expense related to our stock option awards based on the estimated grant date fair value, which is calculated using the Black-Scholes option pricing model. Our use of the Black-Scholes option-pricing model requires the input of subjective assumptions which are subject to uncertainty. If factors change and different assumptions are used, our stock-based compensation expense could be materially different for the current period and in the future. These assumptions and estimates used in the Black-Scholes option-pricing model are as follows:

•
Risk-Free Interest Rate. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award.
•
Expected Term. The expected term of the Company’s stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options.
•
Expected Volatility. Expected volatility was determined based on similar companies’ stock volatility.
•
Expected Dividend Yield. Expected dividend yield is based on the fact that the Company has never paid cash dividends on common shares and does not expect to pay any cash dividends in the foreseeable future.

Recently Issued and Adopted Accounting Pronouncements

See Note 2 to our condensed consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q for a discussion of accounting pronouncements recently adopted and recently issued accounting pronouncements not yet adopted and their potential impact to our consolidated financial statements.

Emerging Growth Company

We are an emerging growth company, as defined in the JOBS Act. The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies, allowing them to delay the adoption of those standards until those standards would otherwise apply to private companies. Enjoy has elected to take advantage of some of the reduced regulatory and reporting requirements of emerging growth companies pursuant to the JOBS Act so long as it qualifies as an emerging growth company, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation, and exemptions from the requirements of holding non-binding advisory votes on executive compensation and golden parachute payments.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

We are exposed to a variety of market and other risks, including the effects of changes in interest rates, inflation and foreign currency, as well as risks to the availability of funding sources, hazard events, and specific asset risks.

Interest Rate Risk

The market risk inherent in our financial instruments and our financial position represents the potential loss arising from adverse changes in interest rates.

Based upon our interest rates as of March 31, 2022, and December 31, 2021, a one percent (1%) increase subject to the floor in interest rates in our variable rate indebtedness would result in approximately $0.1 million in additional annual interest expense for both periods.

Inflation Risk

The Company does not believe that inflation has had, or currently has, a material effect on its business.

Foreign Currency Risk

The Company is exposed to foreign currency risk due to operations conducted in Canada and the United Kingdom. The Company does not believe that changes in foreign currency has had, or currently has, a material effect on its business.

Item 4. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in company reports filed or submitted under the Exchange Act is accumulated and communicated to management, including our principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure.

Our principal executive officer and principal financial officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as such term is defined in Rule(s) 13a-15(e) and 15d-15(e) under the Exchange Act) as of March 31, 2022. Based upon that evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were not effective at the reasonable assurance level as of March 31, 2022 because of the material weaknesses in internal control over financial reporting described below.

In designing and evaluating disclosure controls and procedures, our management recognizes that any system of controls, however well designed and operated, can provide only reasonable assurance, and not absolute assurance, that the desired control objectives of the system are met. In addition, the design of any control system is based in part upon certain assumptions about the likelihood of future events. Because of these and other inherent limitations of control systems, there can be no assurance that any design will succeed in achieving its stated goals in all future circumstances. Accordingly, our disclosure controls and procedures must be designed to provide reasonable, not absolute, assurance that the objectives of our disclosure control system are met.

Material Weaknesses in Internal Control Over Financial Reporting

As previously disclosed, in connection with the preparation of our previously issued financial statements, material weaknesses in our internal control over financial reporting were identified and continue to exist as of March 31, 2022. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified are as follows:

•
We did not design and maintain an effective control environment commensurate with our financial reporting requirements. Specifically, we lacked a sufficient number of professionals with (i) an appropriate level of accounting knowledge, training and experience to appropriately analyze, record and disclose accounting matters timely and accurately, and (ii) an appropriate level of knowledge and experience to establish effective processes and controls. Additionally, the lack of a sufficient number of professionals resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of our financial reporting objectives, as demonstrated by, among other things, insufficient segregation of duties in our finance and accounting functions.
•
We did not design and maintain effective controls in response to the risks of material misstatement. Specifically, changes to existing controls or the implementation of new controls were not sufficient to respond to changes to the risks of material misstatement to financial reporting.

These material weaknesses contributed to the following additional material weaknesses:

•
We did not design and maintain effective controls over the segregation of duties related to journal entries and account reconciliations. Specifically, certain personnel have the ability to both (i) create and post journal entries within our general ledger system and (ii) prepare and review account reconciliations.
•
We did not design and maintain effective controls over information technology (“IT”) general controls for information systems that are relevant to the preparation of the financial statements. Specifically, we did not design and maintain: (i) program change management controls for all financial systems to ensure that information technology program and data changes affecting financial IT applications and underlying accounting records are identified, tested, authorized and implemented appropriately; (ii) user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to financial applications and data to appropriate personnel; (iii) computer operations controls to ensure that critical batch jobs are monitored, and data backups are authorized and monitored; and (iv) testing and approval controls for program development to ensure that new software development is aligned with business and IT requirements. These IT deficiencies did not result in a misstatement to the financial statements, however, the deficiencies, when aggregated, could impact our ability to maintain effective segregation of duties, as well as the effectiveness of IT-dependent controls (such as automated controls that address the risk of material misstatement to one or more assertions, along with the IT controls and underlying data that support the effectiveness of system-generated data and reports) that could result in misstatements potentially impacting all financial statement accounts and disclosures that would result in a material misstatement to the annual or interim financial statements that would not be prevented or detected. Accordingly, management has determined these deficiencies in the aggregate constitute a material weakness.

The material weaknesses described above did not result in a misstatement to our annual or interim consolidated financial statements. However, each of these material weaknesses could result in a misstatement of our financial statement accounts or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.

Remediation of Material Weaknesses in Internal Control Over Financial Reporting

The Company’s management has expended, and will continue to expend, a substantial amount of effort and resources for the remediation of the previously identified material weaknesses. We have taken, and will continue to take, the following actions towards remediation of the material weaknesses.

•
We have hired, and will continue to hire, personnel with appropriate level of knowledge, training, and experience in accounting and finance to improve our financial accounting and reporting departments and our internal control over financial reporting. We have provided financial reporting and internal control training to enhance employees’ competence and experience required to fulfill their roles and responsibilities.
•
We initiated performing a risk assessment over our financial reporting and our internal control over financial reporting, including identification of financially relevant systems and business processes at the financial statement assertion level, and to identify controls to address the identified risks. We will continue to complete our risk assessment and enhance the design of existing controls, as well as implement new controls in future periods.
•
We plan to design and implement controls over the preparation and review of journal entries and account reconciliations, including controls over the segregation of duties. We have begun to strengthen, and will continue to strengthen, controls related to segregation of duties related to financial accounting and reporting systems.
•
We made progress in designing controls specifically for IT general controls including controls over the users' authorization, provisioning and monitoring of user access rights and privileges, change management processes and procedures, batch job and data backup authorization and monitoring, and program development approval and testing.

We are committed to maintaining a strong internal control environment and implementing measures designed to help ensure that control deficiencies contributing to the material weaknesses are remediated as soon as possible. We have made progress towards remediation and will continue to implement our remediation plan for the material weaknesses in internal control over financial reporting described above. We will not consider the material weaknesses remediated until the applicable controls operate for a sufficient period of time, and management has concluded, through testing, that the controls are operating effectively.

Changes in Internal Control Over Financial Reporting

There have not been any changes in our internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) during our most recent quarter ended March 31, 2022 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II — OTHER INFORMATION

Item 1. Legal Proceedings

We have in the past and may in the future be subject to legal proceedings, claims and regulatory actions in the ordinary course of business. We do not anticipate that the ultimate liability, if any, arising out of any such matter will have a material effect on our financial condition, results of operations or cash flows.

Item 1A. Risk Factors

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

In the course of conducting our business operations, we are exposed to a variety of risks. Any of the risk factors we describe below have affected or could materially adversely affect our business, financial condition and results of operations. The market price of shares of our common stock could decline, possibly significantly or permanently, if one or more of these risks and uncertainties occurs. Certain statements in “Risk Factors” are forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Our Business and Operations

We may not be able to continue as a going concern and holders of our common stock could suffer a total loss of their investment.

Our recurring losses from operations and negative cash flows raise substantial doubt about our ability to continue as a going concern without additional capital raising activities. As a result, we have concluded that there is substantial doubt about our ability to continue as a going concern. Similarly, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as of, and for the year ended, December 31, 2021, describing the existence of substantial doubt about our ability to continue as a going concern. We will need additional sources of liquidity and capital raising activities to continue to operate in the short term and to fund our operations, realize our business objectives and to continue as a going concern. Any failure or delay to secure such liquidity could force us to delay, limit or terminate our operations, make reductions in our workforce, liquidate all or a portion of our assets and/or seek protection (“Bankruptcy Protection”) under Chapters 7 or 11 of the United States Bankruptcy Code.

On May 11, 2022 the Company secured interim financing of $10.0 million from Ron Johnson, the chair of its board of directors and Chief Executive Officer, to help fund its operations as it pursues strategic alternatives, which has a scheduled maturity date of November 11, 2022 and will be repayable upon written demand of the holder at any time on or after such date. The Note was approved by the Audit Committee of the Company’s board of directors pursuant to the Company’s Related Party Transaction Policy. Additionally, in May 2022, the Company received a prepayment for future services reasonably expected to be rendered over the course of May 2022, which is subject to adjustment for certain chargebacks and other adjustments. The Company is also seeking to obtain additional prepayments. There is no guarantee that we will be successful in our further negotiations or that any prepayments received will be adequate to support our current operations or provide sufficient cash flow to meet our obligations in the near term. We expect any such prepayments would negatively impact our cash flows in future periods for which our services have been prepaid.

The Company’s estimated cash and cash equivalents, which includes the $10 million of related party financing and $6.1 million of customer prepayments against second quarter sales, was $36.1 million as of May 12, 2022. The Company is in discussions with multiple financing sources to attempt to secure additional interim financing by early June 2022, which is needed to continue operations and fund other liquidity needs. In the absence of additional sources of liquidity, management anticipates that existing cash resources will not be sufficient to meet operating and liquidity needs beyond early June 2022. There is no assurance that management will be able to obtain additional liquidity or be successful in raising additional funds or that such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on our existing stockholders. In addition, we are unable to determine at this time whether any of these potential sources of liquidity will be adequate to support our operations or provide sufficient cash flows to us to meet our obligations as they become due and continue as a going concern. In the event we determine that additional sources of liquidity will not be available to us or will not allow us to meet our obligations as they become due, we may need to file a voluntary petition for relief under the United States Bankruptcy Code in order to implement a restructuring plan or liquidation.

There can be no assurance that our review of strategic alternatives will result in a transaction satisfactory to holders of our common stock or any change at all.

On May 16, 2022, we announced that our board of directors had initiated a review of strategic alternatives, including a potential sale, merger or other strategic transaction, and of the Company's financing strategy. We are in the early stages of our strategic review and we have not set a timetable for the completion of the review process. We cannot be certain of the timing of any transaction or strategic change or that we will be able to effect one at all. Even if a strategic transaction is consummated, it may not return any value to holders of our common stock. Regardless of whether we execute a strategic solution, the adverse pressures the Company has experienced may continue or intensify, and we will continue to face all of the risks identified in this section entitled “Risk Factors,” including the risk that we may not be able to continue as a going concern. See “–We will not be able to continue as a going concern and holders of our common stock could suffer a total loss of their investment.”

The pursuit of the additional capital and strategic alternatives will consume a substantial portion of the time and attention of our management and require additional capital resources and may be disruptive to our business, which could have a material adverse effect on our business, financial condition and results of operations.

We are not able to predict with certainty the amount of time and resources necessary to successfully identify, pursue and execute any strategic alternative or to obtain additional financing. The diversion of management’s attention may materially adversely affect the conduct of our business, and, as a result, our financial condition and results of operations. The additional expense we accrue in connection with our review of strategic alternatives and pursuit of additional capital may materially adversely impact our financial condition and partially offset the value of any strategic plan we execute or additional financing we obtain. In addition, doubts about our ability to continue as a going concern could impact our relationships with our Consumers, Business Partners, prospects and other third parties and our ability to obtain, maintain or renew contracts with them, or negatively impact our negotiating leverage with such parties, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, any loss of key personnel, employee attrition or material erosion of employee morale arising out of doubts about our ability to operate as a going concern could have a material adverse effect on our ability to effectively conduct our business, and could impair our ability to execute our strategy and implement our business objectives, thereby having a material adverse effect on our business, financial condition and results of operations.

In the event we pursue Bankruptcy Protection, we will be subject to the risks and uncertainties associated with such proceedings.

In the event we file for relief under the United States Bankruptcy Code, our operations, our ability to develop and execute our business plan and our continuation as a going concern will be subject to the risks and uncertainties associated with bankruptcy proceedings, including, among others: our ability to execute, confirm and consummate a plan of reorganization; the high costs of bankruptcy proceedings and related fees; our ability to obtain sufficient financing to allow us to emerge from bankruptcy and execute our business plan post-emergence, and our ability to comply with terms and conditions of that financing; our ability to continue our operations in the ordinary course; our ability to maintain our relationships with our Consumers, Business Partners, counterparties, employees and other third parties; our ability to obtain, maintain or renew contracts that are critical to our operations on reasonably acceptable terms and conditions; our ability to attract, motivate and retain key employees; the ability of third parties to use certain limited safe harbor provisions of the United States Bankruptcy Code to terminate contracts without first seeking Bankruptcy Court approval; the ability of third parties to force us to into Chapter 7 proceedings rather than Chapter 11 proceedings and the actions and decisions of our stakeholders and other third parties who have interests in our bankruptcy proceedings that may be inconsistent with our operational and strategic plans. Any delays in our bankruptcy proceedings would increase the risks of our being unable to reorganize our business and emerge from bankruptcy proceedings and may increase our costs associated with the bankruptcy process or result in prolonged operational disruption for the Company. Also, we would need the prior approval of the bankruptcy court for transactions outside the ordinary course of business during the course of any bankruptcy proceedings, which may limit our ability to respond timely to certain events or take advantage of certain opportunities. Because of the risks and uncertainties associated with any bankruptcy proceedings, we cannot accurately predict or quantify the ultimate impact of events that could occur during any such proceedings. There can be no guarantees that if we seek Bankruptcy Protection we will emerge from Bankruptcy Protection as a going concern or that holders of our common stock will receive any recovery from any bankruptcy proceedings.

In the event we are unable to pursue Bankruptcy Protection under Chapter 11 of the United States Bankruptcy Code, or, if pursued, successfully emerge from such proceedings, it may be necessary to pursue Bankruptcy Protection under Chapter 7 of the United States Bankruptcy Code for all or a part of our businesses.

In the event we are unable to pursue Bankruptcy Protection under Chapter 11 of the United States Bankruptcy Code, or, if pursued, successfully emerge from such proceedings, it may be necessary for us to pursue Bankruptcy Protection under Chapter 7 of the United States Bankruptcy Code for all or a part of our businesses. In such event, a Chapter 7 trustee would be appointed or elected to liquidate our assets for distribution in accordance with the priorities established by the United States Bankruptcy Code. We believe that liquidation under Chapter 7 would result in significantly smaller distributions being made to our stakeholders than those we might obtain under Chapter 11 primarily because of the likelihood that the assets would have to be sold or otherwise disposed of in a distressed fashion over a short period of time rather than in a controlled manner and as a going concern.

Our ability to raise capital in the future may be limited, and may lead to potential dilution to our stockholders .

In addition to our near term liquidity needs, we will be required to raise capital through public or private financings or other arrangements as we will need additional sources of liquidity to enable us to continue as a going concern in the future. See “–We may not be able to continue as a going concern and holders of our common stock could suffer a total loss of their investment.” Such financings or arrangements may not be available on acceptable terms, or at all, and our failure to raise capital when needed or desired could harm our business. Our ability to raise additional capital, if and when required, will depend on, among other factors, investor demand, our operating performance, our credit rating, and the condition of the capital markets. We may sell common stock, convertible securities and other equity securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, holders of our common stock, including holders of any common stock issued upon conversion of our convertible notes, may be materially diluted. New investors in such subsequent transactions could gain rights, preferences and privileges senior to those of holders of our common stock. Debt financing, if available, may involve restrictive covenants and could reduce our operational flexibility or profitability. If we cannot raise funds on acceptable terms, we may not be able to continue as a going concern.

We have a history of net losses, we anticipate increasing expenses in the future, and we may not be able to achieve profitability in the future.

We have incurred net losses in each year since our founding, we anticipate increasing expenses in the future, and we may not be able to achieve profitability in the future. During the three months ended March 31, 2022, the Company incurred net loss of $55.2 million and had cash outflows from operations of $47.8 million. During the years ended December 31, 2021 and 2020 the Company incurred net losses of $220.6 million and $157.8 million, respectively and cash outflows from operations of $174.6 million and $95.3 million, respectively. As of March 31, 2022, December 31, 2021 and 2020, the Company had accumulated deficits of approximately $697.8 million, $642.5 million and $421.9 million, respectively. We expect our costs will increase over time and our losses to continue as we work to fund our operations and as we progress through our review of strategic alternatives. We have expended, and expect to continue to expend, substantial financial and other resources on developing our platform. These efforts may be more costly than we expect and may not result in increased revenue or growth in our business. Any failure to increase our revenue sufficiently to keep pace with our investments and other expenses could prevent us from achieving profitability or positive cash . If we are unable to successfully address these risks and challenges as we encounter them, our business, financial condition, and results of operations could be adversely affected.

Additionally, the stock-based compensation expense related to our RSUs and other outstanding equity awards increased our expenses, in particular, in the quarter in which the Merger was completed and will increase our expenses in future periods. Additionally, we may expend substantial funds in connection with the tax withholding and remittance obligations that arise upon the initial settlement of certain of our RSUs.

If we are unable to generate adequate revenue growth and manage our expenses, we may continue to incur significant losses in the future and may not be able to achieve profitability. In addition, as described above under “We will not be able to continue as a going concern and holders of our common stock could suffer a total loss of their investment,” our recurring losses from operations and negative cash flows raise substantial doubt about our ability to continue as a going concern.

We may be required in the future to incur significant write-downs in connection with impairment charges related to our long-lived assets, which could adversely affect our results of operations.

We assess long-lived assets for impairment in accordance with the ASC 360, Property, Plant and Equipment. Long-lived assets, such as property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. There has been a decline in our market capitalization, based on our publicly quoted share price. Further, on May 16, 2022, the Company announced that its board of directors had initiated a review of strategic alternatives, including a potential sale, merger or other strategic transaction. These events and other changes in circumstances could indicate that the carrying amount of our long-lived asset groups may not be recoverable and therefore require further testing to determine whether there is a potential impairment in subsequent reporting periods. As such, depending on our future business performance and other events ,including the COVID-19 pandemic and the results of our review of strategic alternatives, we may be required to incur charges to recognize the impairment of our long-lived assets, which could adversely affect our results of operations.

The COVID-19 pandemic is unprecedented and has impacted, and may continue to impact, our key metrics and results of operations in numerous ways that remain volatile and unpredictable.

The impact of the ongoing COVID-19 pandemic is severe, widespread, and continues to evolve. The pandemic and related government and private sector responsive actions have already affected the broader economies and financial markets, triggering an economic downturn, which has at points adversely affected, and could again adversely affect demand for our services. It is impossible to predict all effects and the ultimate impact of the COVID-19 pandemic, as the situation continues to rapidly evolve. The COVID-19 pandemic has disrupted the global supply chain and the preventative and protective measures currently in place, or which may be instituted or re-instituted in the future, such as quarantines, business limitations and shutdowns, and travel restrictions, may interfere with the ability to deliver services to Consumers. If our ability to provide services are restricted or shut down, our revenue could be negatively impacted.

In addition, in response to the COVID-19 pandemic, we are requiring or have required our employees to work remotely, and it is possible that this could have a negative impact on the execution of our business plans and operations. If a natural disaster, power outage, connectivity issue, or other event occurred that impacted our employees’ ability to work remotely, it may be difficult or, in certain cases, impossible, for us to continue our business for a substantial period of time. The increase in remote working may pose increased risks to our information technology assets, data and also result in consumer privacy and fraud concerns.

Our results of operations may be materially affected by adverse conditions in the capital markets and the economy generally, both in the United States and internationally, as a result of the COVID-19 pandemic. Uncertainty in the economy, including the impact of inflation, could adversely impact consumer purchases of discretionary items across the consumer electronics market. We have also seen significant and rapid shifts in consumer purchasing behavior as this pandemic has evolved, particularly as it relates to what may be perceived as “essential” versus “non-essential items.” Our business was materially impacted by COVID-19 in several ways. Typically, Consumer interactions occur within the Consumer’s home. Social distancing protocols changed the way we interact with the Consumer and our in-home visits fell to zero in the early stages of the pandemic. Depending on the geography, during certain periods we had no in-home visits and these visits remained significantly below pre-COVID levels throughout the pandemic. In addition, the Company furloughed employees in the U.K. beginning in April 2020 through August 2020 and again starting January 2021 through August 2021. These factors negatively impacted both Daily Mobile Store counts and Daily Revenue per Mobile store. To protect our employees and Consumers we implemented a variety of programs to provide masks, cleaning supplies and other protocols that remain in place. The Company cannot at this time predict the specific extent, duration, or full impact that the COVID-19 outbreak will have on our financial condition and operations. The full impact of the COVID-19 outbreak on management estimates and the financial performance of the Company may depend on future developments, including the duration and spread of the outbreak, including new variants and their resistance to vaccines and related governmental advisories and restrictions. In addition, the Company could see some limitations on employee resources that would otherwise be focused on operations, including but not limited to sickness of employees or their families, desire for employees to avoid contact with groups of people, and increased reliance on working from home. It is also difficult to predict how our business might be impacted by changing consumer spending patterns as a result of the COVID-19 pandemic. Factors that could affect consumers’ willingness to make discretionary purchases include, among others: general business conditions, levels of employment, interest rates, tax rates, the availability of consumer credit, consumer confidence in future economic conditions and stimulus checks and risks, inflation, or the public perception of risks related to epidemics or pandemics like COVID-19. In the event of a prolonged economic downturn or acute recession, consumer spending habits could be adversely affected, and we could experience lower than expected revenue, net income, and Adjusted EBITDA.

We have a limited operating history with a new model and strategy for delivering product and services in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We launched operations in 2015 and our business and service model are new and untested, without a proven precedent, and we may fail to achieve the degree of market acceptance by Business Partners and Consumers necessary for commercial success and meeting our financial forecast. This limited operating history and our evolving business make it difficult to evaluate our future prospects and the risks and challenges we may encounter. These risks and challenges include our ability to:

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obtain adequate capital funding so that we may be able to continue as a going concern;

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accurately forecast our revenue and plan our operating expenses;

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increase the number of and maintain existing multi-year contractual relationships with leading telecommunications and technology companies;

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increase the number of and retain existing Consumers and Experts that service Consumers;

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successfully compete with current and future competitors;

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successfully expand our business in existing markets and enter new markets and geographies;

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anticipate and respond to macroeconomic changes and changes in the markets in which we operate;

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maintain and enhance the value of our reputation and brand;

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adapt to rapidly evolving trends in the ways consumers interact with technology;

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avoid interruptions or disruptions in our services;

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develop a scalable, high-performance infrastructure that can efficiently and reliably handle increased demand, as well as the deployment of new features and services;

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hire, integrate, and retain talented technology, sales, customer service, and other personnel;

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effectively manage rapid growth in our personnel and operations; and

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effectively manage our costs related to Experts.

If we fail to address the risks and difficulties that we face, including those associated with the challenges listed above as well as those described elsewhere in this “Risk Factors” section, our business, financial condition, and results of operations could be adversely affected. Further, because we have limited historical financial data and operate in a rapidly evolving market, any predictions about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history or operated in a more predictable market. We have encountered in the past, and will encounter in the future, risks and uncertainties frequently experienced by growing companies with limited operating histories in rapidly changing industries. If our assumptions regarding these risks and uncertainties, which we use to plan and operate our business, are incorrect or change, or if we do not address these risks successfully, our results of operations could differ materially from our expectations and our business, financial condition, and results of operations could be adversely affected.

Our operating results are subject to the seasonal nature of our Business Partners’ businesses and consumer behavior patterns.

Our business is highly dependent on consumer behavior patterns that we have observed over time. A portion of our Business Partners experience seasonal slowdowns. We have historically experienced higher revenue in the third and fourth calendar quarters as compared to other quarters in our fiscal year due in part to seasonal holiday demand. Additionally, new product and service introductions, as well as the timing of such product and service introductions, can significantly impact revenue and operating expenses. Other seasonality trends may develop and the existing seasonality and consumer behavior that we experience may change or become more significant. As a result, analysts and investors may inaccurately estimate the effects of seasonality on our operating results in one or more future quarters and, consequently, our operating results may fall below expectations.

We may not succeed in promoting and sustaining our brand or commercial relationships, which could have an adverse effect on our reputation and harm our business.

A critical component of our future growth is our ability to promote and sustain our brand and commercial relationships, which we believe can be achieved by providing a high-quality Consumer experience. An important element of our brand promotion strategy is establishing a relationship of trust with our Business Partners and Consumers. In order to provide a high-quality Customer and Consumer experience, we have invested substantial amounts of resources in the development and functionality of our website, technology infrastructure, customer service operations, and personnel development. Our ability to provide a high-quality experience for Consumers and Customers is also highly dependent on external factors over which we may have little or no control, including, without limitation, suppliers and third-party carriers. If Consumers are dissatisfied with the quality of the products they have been sold or the service they receive and their overall experience, or if we or our Business Partners cannot deliver products to Consumers in a timely manner or at all, our Business Partners and Consumers may stop using our services.

Our failure to provide our Business Partners and Consumers with high-quality services for any reason could substantially harm our reputation and adversely impact our efforts to develop Enjoy as a trusted brand and business partner, which could have an adverse effect on our business, results of operations, financial condition and prospects.

There is also increased focus, including by Consumers, investors, employees and other stakeholders, as well as by governmental and non-governmental organizations, on social, environmental and sustainability matters.
Our reputation could be damaged if we or our Business Partners do not (or are perceived not to) act responsibly regarding social, environmental and sustainability standards or, if we fail to appropriately respond to concerns raised by Consumers, investors and other interested persons, which could have an adverse effect on our business, financial condition and results of operations. For instance, the SEC has recently proposed climate change and ESG reporting requirements, which, if approved, would significantly increase our costs. We currently do not report our environmental emissions, and lack of reporting or future reporting could result in certain investors from declining to invest in our common stock.

In addition, doubts about our ability to continue as a going concern could impact our relationships with our Consumers, Business Partners, prospects and other third parties and our ability to obtain, maintain or renew contracts with them, or negatively impact our negotiating leverage with such parties, which could have a material adverse effect on our business, financial condition and results of operations.

We identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses, or if we identify additional material weaknesses in the future or otherwise fail to maintain effective internal control over financial reporting, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business and stock price.

As previously disclosed, in connection with the preparation of our previously issued financial statements, material weaknesses in our internal control over financial reporting were identified that continue to exist as of March 31, 2022. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified are as follows:

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We did not design and maintain an effective control environment commensurate with our financial reporting requirements. Specifically, we lacked a sufficient number of professionals with (i) an appropriate level of accounting knowledge, training and experience to appropriately analyze, record and disclose accounting matters timely and accurately, and (ii) an appropriate level of knowledge and experience to establish effective processes and controls. Additionally, the lack of a sufficient number of professionals resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of our financial reporting objectives, as demonstrated by, among other things, insufficient segregation of duties in our finance and accounting functions.

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We did not design and maintain effective controls in response to the risks of material misstatement. Specifically, changes to existing controls or the implementation of new controls were not sufficient to respond to changes to the risks of material misstatement to financial reporting.

These material weaknesses contributed to the following additional material weaknesses:

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We did not design and maintain effective controls over the segregation of duties related to journal entries and account reconciliations. Specifically, certain personnel have the ability to both (i) create and post journal entries within our general ledger system and (ii) prepare and review account reconciliations.

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We did not design and maintain effective controls over information technology (“IT”) general controls for information systems that are relevant to the preparation of the financial statements. Specifically, we did not design and maintain: (i) program change management controls for all financial systems to ensure that information technology program and data changes affecting financial IT applications and underlying accounting records are identified, tested, authorized and implemented appropriately; (ii) user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to financial applications and data to appropriate personnel; (iii) computer operations controls to ensure that critical batch jobs are monitored, and data backups are authorized and monitored; and (iv) testing and approval controls for program development to ensure that new software development is aligned with business and IT requirements. These IT deficiencies did not result in a misstatement to the financial statements, however, the deficiencies, when aggregated, could impact our ability to maintain effective segregation of duties, as well as the effectiveness of IT-dependent controls (such as automated controls that address the risk of material misstatement to one or more assertions, along with the IT controls and underlying data that support the effectiveness of system-generated data and reports) that could result in misstatements potentially impacting all financial statement accounts and disclosures that would result in a material misstatement to the annual or interim financial statements that would not be prevented or detected. Accordingly, management has determined these deficiencies in the aggregate constitute a material weakness.

The material weaknesses described above did not result in a misstatement to our annual or interim consolidated financial statements. However, each of these material weaknesses could result in a misstatement of our financial statement accounts or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.

Our management has expended, and will continue to expend, a substantial amount of effort and resources for the remediation of the previously identified material weaknesses. We have taken, and will continue to take, the following actions towards remediation of the material weaknesses.

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We have hired, and will continue to hire, personnel with appropriate level of knowledge, training, and experience in accounting and finance to improve our financial accounting and reporting departments and our internal control over financial reporting. We have provided financial reporting and internal control training to enhance employees’ competence and experience required to fulfill their roles and responsibilities.

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We initiated performing a risk assessment over our financial reporting and our internal control over financial reporting, including identification of financially relevant systems and business processes at the financial statement assertion level, and to identify controls to address the identified risks. We will continue to complete our risk assessment and enhance the design of existing controls, as well as implement new controls in future periods.

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We plan to design and implement controls over the preparation and review of journal entries and account reconciliations, including controls over the segregation of duties. We have begun to strengthen, and will continue to strengthen, controls related to segregation of duties related to financial accounting and reporting systems.

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We made progress in designing controls specifically for IT general controls, including controls over the provisioning and monitoring of user access rights and privileges, change management processes and procedures, batch job and data backup authorization and monitoring, and program development approval and testing.

We are committed to maintaining a strong internal control environment and implementing measures designed to help ensure that control deficiencies contributing to the material weaknesses are remediated as soon as possible. We have made progress towards remediation and will continue to implement our remediation plan for the material weaknesses in internal control over financial reporting described above. We will not consider the material weaknesses remediated until the applicable controls operate for a sufficient period of time, and management has concluded, through testing, that the controls are operating effectively.

We are working to remediate the material weaknesses as efficiently and effectively as possible and expect full remediation could potentially go beyond fiscal year 2022. At this time, we cannot provide an estimate of costs expected to be incurred in connection with implementing this remediation plan; however, these remediation measures will be time consuming, will result in us incurring significant costs, and will place significant demands on our financial and operational resources.

While we believe these efforts will remediate the material weaknesses, we may not be able to complete our evaluation, testing or any required remediation in a timely fashion, or at all. We cannot assure you that the measures we have taken to date and may take in the future, will be sufficient to remediate the control deficiencies that led to the material weaknesses in internal control over financial reporting or that they will prevent or avoid potential future material weaknesses. The effectiveness of our internal control over financial reporting is subject to various inherent limitations, including cost limitations, judgments used in decision making, assumptions about the likelihood of future events, the possibility of human error and the risk of fraud. Any failure to design or maintain effective internal control over financial reporting or any difficulties encountered in the implementation or improvement could increase compliance costs, negatively impact share trading prices, or otherwise have a material and adverse effect on our business, operating results, financial condition and prospects or cause us to fail to meet our reporting obligations.

We may not timely and effectively scale and adapt our existing technology and business to meet the expectations of our Business Partners, which would adversely affect our business, reputation, financial performance, financial condition, cash flows and results of operations.

It may become increasingly difficult to meet our Business Partners’ expectations and maintain, improve and scale our platform and services due to factors beyond our control. If our services are unavailable when Business Partners and Consumers attempt to access them, or if we fail to meet their expectations, Business Partners and Consumers may seek other service providers, and may not return to our platform as often in the future, or at all. This would adversely affect our ability to attract Business Partners, Consumers, and Experts, and decrease the frequency with which Business Partners and Consumers use our services. To the extent that we do not effectively address capacity constraints, upgrade our services as needed, or continually develop our logistics systems to accommodate actual and anticipated changes in technology, our business, reputation, financial condition, and results of operations would be adversely affected.

We rely on consumer discretionary spending, which is adversely affected by economic downturns, including economic recession or depression, and other macroeconomic conditions or trends.

Our business and operating results are subject to global economic conditions and their impact on consumer discretionary spending, particularly in the consumer electronics market. One of the factors that may negatively influence consumer spending on consumer electronics is economic downturns, including economic recessions or depressions, high levels of unemployment, higher consumer debt levels, inflation rates, reductions in net worth, and declines in asset values and related market uncertainty, home foreclosures and reductions in home values, fluctuating interest rates and credit availability, fluctuating fuel and other energy costs, fluctuating commodity prices and general uncertainty regarding the overall future political and economic environment. Many of these factors have occurred, and may continue to become more prevalent, as a result of the COVID-19 pandemic. Economic conditions in certain regions may also be affected by natural disasters, such as earthquakes, hurricanes, wildfires, and threats to public health, such as the current outbreak of COVID-19 pandemic. Consumer purchases of new electronics may decline during periods of economic uncertainty, when disposable income is reduced or when there is a reduction in consumer confidence.

We depend on our highly skilled employees to operate our business, and if we are unable to hire, retain, manage, compensate appropriately, train and motivate our employees, or if our new employees do not perform as we anticipate, we may not be able to grow effectively and our business, financial condition and results of operations could be adversely affected.

Our business depends in part on the continued service of our founders, senior management team, key technical employees, and other highly skilled employees, including Ron Johnson, our co-founder and Chief Executive Officer, and on our ability to continue to identify, hire, develop, motivate, compensate appropriately, train and retain talented employees. We may not be able to retain the services of any of our employees or other members of senior management in the future. Also, all of our U.S.-based employees, including our senior management team and Mr. Johnson, work for us on an at-will basis, and there is no assurance that any such employee will remain with us. Our competitors may be successful in recruiting and hiring members of our senior management team or other key employees, and it may be difficult for us to find suitable replacements on a timely basis, on competitive terms, or at all. If we are unable to attract and retain the necessary employees, particularly in critical areas of our business, we may not achieve our strategic goals. In addition, from time to time, there may be changes in our senior management team that may be disruptive to our business. If our senior management team fails to work together effectively and to execute its plans and strategies, our business, financial condition, and results of operations could be adversely affected.

We face intense competition for highly skilled employees. To attract and retain top talent, we have had to offer, and we believe we will need to continue to offer, competitive compensation and benefits packages. Job candidates and existing employees often consider the value of the equity awards they receive in connection with their employment. The trading price of our common stock is likely to be volatile and could be subject to fluctuations in response to various factors and may not appreciate. If the perceived value of our equity awards declines for this or other reasons, it may adversely affect our ability to attract and retain highly qualified employees. Certain of our employees have received significant proceeds from sales of our equity in private transactions and many of our employees may receive significant proceeds from sales of our equity in the public markets, which may reduce their motivation to continue to work for us. If we are unable to effectively manage our hiring needs or successfully integrate new hires, our efficiency, ability to meet forecasts, and employee morale, productivity, and engagement could suffer, which could adversely affect our business, financial condition, and results of operations. Furthermore, any loss of key personnel, significant employee attrition or material erosion of employee morale arising out of doubts about our ability to operate as a going concern could have a material adverse effect on our ability to effectively conduct our business, and could impair our ability to execute our strategy and implement our business objectives, thereby having a material adverse effect on our business, financial condition and results of operations.

Changes in the availability of and the cost of labor could adversely affect our business.

Our business could be adversely impacted by increases in labor costs, both domestically and internationally, including increases triggered by regulatory actions regarding wages, scheduling and benefits; increased health care and workers’ compensation insurance costs; increased wages and costs of other benefits necessary to attract and retain high quality employees with the right skill sets and increased wages, benefits and costs related to the COVID-19 pandemic. Due to changes in our business and other macroeconomic factors, it can be difficult to locate and hire sufficient numbers of employees, to maintain an effective system of internal controls and to train employees worldwide to deliver a consistently high-quality product and Consumer experience, which could materially harm our business and results of operations. Additionally, while our employees are not unionized, if they were to become unionized, our labor costs could increase and our business could be negatively affected by other requirements and expectations that could increase our costs, change our employee culture, decrease our operational flexibility and disrupt our business, which could adversely affect our operating efficiency. Further, our responses to any union organizing efforts could negatively impact how our brand is perceived and have adverse effects on our business, including on our financial results.

The market for the Mobile Store is still in relatively early stages of growth, and if this market does not continue to grow, grows slower than we expect, or fails to grow as large as we expect, our business, financial condition, and results of operations could be adversely affected.

The Mobile Store market has grown rapidly since we launched operations in 2015, but it is still relatively new, and it is uncertain to what extent market acceptance will continue to grow, if at all. Our success will depend to a substantial extent on the willingness of people to widely adopt the Mobile Store experience and the services that we offer. If the public does not perceive these services as beneficial, or chooses not to adopt them as a result of concerns regarding safety, affordability, or for other reasons, whether as a result of incidents related to our Business Partners’ products and services or at the point of delivery or otherwise, or instead adopts alternative solutions that may arise, then the market for our services may not further develop, may develop slower than we expect, or may not achieve the growth potential we expect, any of which could adversely affect our business, financial condition, and results of operations.

If we do not continue to innovate and further develop our services, we fail to perform our services effectively and keep up with product life cycles or consumer upgrade behavior, or we are not able to keep pace with technological developments, we may not remain competitive and our business and results of operations could suffer.

Our business depends in part on our ability to continue to innovate and further develop our services. To remain competitive, we must continuously enhance and improve our services. If we fail to expand the suite of services that we offer, or if we fail to continuously enhance and improve our existing services to keep up with product life cycles or consumer upgrade behavior, our ability to retain and acquire Consumers and Business Partners could be adversely affected. Our business could depend on our ability to expand our product mix and respond to technological advances and emerging industry standards and practices in a cost-effective and timely manner.

We have scaled our business rapidly, and significant new features and services have in the past resulted in, and in the future may continue to result in, operational challenges affecting our business. Developing and launching enhancements to our services may involve significant technical risks and upfront capital investments that may not generate return on investment. We may use new technologies ineffectively, or we may fail to adapt to emerging industry standards. If we face material delays in introducing new or enhanced services or if our recently introduced offerings do not perform in accordance with our expectations, our Business Partners and Consumers that utilize our services may forego the use of our services in favor of those of our competitors.

We are involved in and may pursue additional strategic relationships. We may have limited control over such relationships, and these relationships may not provide the anticipated benefits.

We are involved in various strategic relationships, including with Apple, AT&T, BT Group, including EE, and Rogers Communications, which we expect will benefit our business and help us to achieve growth in the U.S., the U.K. and Canada, respectively. As of March 31, 2022, our top two Business Partners in the U.S. and the U.K. accounted for 62% and 15% of our revenue, respectively . We expect the percentage of these two Business Partners as a portion of our revenue to decline over time as our partner relationships expand. A loss of or reduction in business from, or consolidation of, these or any other major Business Partners could have an adverse effect on our business, financial condition, financial performance and prospects.

We also may pursue and enter into additional strategic relationships in the future. Such relationships involve risks, including but not limited to: maintaining good working relationships with the other party; any economic or business interests of the other party that are inconsistent with ours; the other party’s failure to fund its share of capital for operations or to fulfill its other commitments, including providing accurate and timely accounting and financial information to us, which could negatively impact our operating results; loss of key personnel; actions taken by our commercial relationships that may not be compliant with applicable rules, regulations and laws; reputational concerns regarding our Business Partners or our leadership; bankruptcy, requiring us to assume all risks and capital requirements related to the relationship, and the related bankruptcy proceedings potentially having an adverse impact on the relationship; and any actions arising out of the relationship that may result in reputational harm or legal exposure to us. Further, these relationships may not deliver the benefits that were originally anticipated. In addition, doubts about our ability to continue as a going concern could impact our relationships with our Business Partners and our ability to obtain, maintain or renew contracts with them, or negatively impact our negotiating leverage with our Business Partners. Any of these factors may have an adverse effect on our business, results of operations, financial condition and prospects.

We face intense indirect competition in attracting Consumers, and if we are unable to compete effectively, our business, financial condition, and results of operations would be adversely affected.

The markets in which we operate are intensely competitive and are characterized by shifting user preferences, fragmentation, and frequent introductions of new services and offerings. Our Business Partners do not currently depend on a local, in-home sales team, and the development of their own sales team, rather than their reliance on us, could negatively affect our business. As we continue to expand our presence internationally, we will also face competition in these markets. In addition, we compete with traditional brick and mortar retailers with regard to capturing consumer attention. Changing traditional retail habits is difficult, and if Business Partners and consumers do not embrace the transition to local, in-home delivery as we expect, our business, financial condition, and results of operations could be adversely affected.

Our future competitors may have competitive advantages, such as greater name recognition, longer operating histories, greater category share in certain markets, established relationships with Customers and larger existing user bases in certain markets, more successful marketing capabilities, and substantially greater financial, technical and other resources than we have. Greater financial resources, technical expertise and sales tactics may allow these competitors to respond more quickly to new or emerging technologies and changes in consumer preferences that may render our services less attractive or obsolete. If we fail to attract certain partners in a specific geographic market, or if partners choose to engage exclusively with our competitors, we may lack a sufficient variety and supply of product offerings or lack access to the most popular products, such that our offering would become less appealing to consumers. Our competitors may also make acquisitions or establish cooperative or other strategic relationships among themselves or with others, including electronics manufacturers. Our competitors could also introduce new offerings with competitive price and performance characteristics or undertake more aggressive marketing campaigns than ours. Such competitive pressures may lead us to maintain or lower our rates and fees or maintain or increase our incentives, discounts and promotions in order to remain competitive, particularly in markets where we do not have a leading position. Such efforts may negatively affect our financial performance, and there is no guarantee that such efforts will be successful.

In addition, doubts about our ability to continue as a going concern could impact our relationships with our Consumers, Business Partners, prospects and other third parties and our ability to obtain, maintain or renew contracts with them, or negatively impact our negotiating leverage with such parties. For all of these reasons, we may not be able to compete successfully. If we lose existing Business Partners, Consumers, or Experts that utilize or provide our services, fail to attract new Business Partners, Consumers, or Experts, or are forced to make pricing concessions, our business, financial condition, and results of operations would be adversely affected.

Risks associated with our product mix and our current and future Business Partners for whom we provide services and deliver product could adversely affect our financial performance as well as our reputation and commercial relationships.

Our financial performance is affected by the mix of products we deliver during a given period. There can be no guarantee that we will be able to successfully alter or expand our product mix to include higher gross margin products. Our financial forecasts and guidance may include assumptions about product sales mixes. If actual results vary from this projected product mix of sales, our results of operations and financial condition could be adversely affected.

We also depend on our ability to provide Consumers with a wide range of services related to products provided from qualified Business Partners and suppliers in a timely and efficient manner. Our inability to obtain products from suppliers in sufficient quantities, or at all, could adversely affect our product offerings and our business and impact our financial forecasts and guidance. Political and economic instability, global or regional adverse conditions, such as pandemics or other disease outbreaks or natural disasters, the financial stability of suppliers, suppliers’ ability to meet our standards, labor problems experienced by suppliers, the availability or cost of raw materials, merchandise quality issues, currency exchange rates, trade tariff developments, transport availability and cost, including import-related taxes, transport security, inflation and other factors relating to our suppliers are beyond our control. As an example, the ongoing COVID-19 pandemic could adversely impact supplier facilities and operations due to factory closures and risks of labor shortages, among other things, which may adversely affect our business, financial condition and results of operations.

There can be no assurance that we will be able to establish new or otherwise extend current commercial relationships on acceptable commercial terms. Our ability to develop and maintain relationships with our Business Partners and offer their high quality merchandise to Consumers is critical to our business. If we are unable to develop and maintain relationships with Business Partners that would allow us to offer a sufficient amount and variety of quality merchandise on acceptable commercial terms, our ability to satisfy Consumers’ needs, would be adversely affected.

Further, we rely on our Business Partners’ representations of product quality, safety and compliance with applicable laws and standards. If our Business Partners, suppliers or other vendors violate applicable laws or regulations, or implement practices regarded as unethical, unsafe, or hazardous to the environment, it could damage our reputation and negatively affect our operating results. Further, concerns regarding the safety and quality of products provided by our Business Partners could cause Consumers to avoid purchasing those products, or avoid using our services altogether, even if the basis for the concern is outside of our control. As such, any issue, or perceived issue, regarding the quality and safety of any items we sell, regardless of the cause, could adversely affect our commercial relationships, reputation, operations and financial results.

We also are unable to predict whether any of the countries in which our Business Partners’ products are currently manufactured or may be manufactured in the future will be subject to new, different, or additional trade restrictions imposed by the U.S. or foreign governments or the likelihood, type or effect of any such restrictions. Any event causing a disruption or delay of imports from suppliers with international manufacturing operations, including the imposition of additional import restrictions, restrictions on the transfer of funds or increased tariffs or quotas, could increase the cost or reduce the supply of merchandise available to Consumers and adversely affect our financial performance as well as our reputation and commercial relationships. Furthermore, some or all of our Business Partners’ foreign operations may be adversely affected by political and financial instability, resulting in the disruption of trade from exporting countries, restrictions on the transfer of funds or other trade disruptions.

In addition, our business with foreign Customers and suppliers, may be affected by changes in the value of the U.S. dollar relative to other foreign currencies. For example, any movement by any other foreign currency against the U.S. dollar may result in higher costs to consumers for those goods, thus decreasing the need for our services or impairing our ability to deliver our services at their current cost. Declines in foreign currencies and currency exchange rates might negatively affect the profitability and business prospects of one or more of our foreign suppliers. This, in turn, might cause such foreign suppliers to demand higher prices for merchandise in their effort to offset any lost profits associated with any currency devaluation, delay merchandise shipments, or discontinue selling with us altogether, any of which could ultimately reduce our sales or increase our costs.

We depend on our Business Partners to perform certain services regarding the products that we offer.

Our Business Partners are often responsible for conducting a number of traditional retail operations with respect to their respective products, including maintaining inventory and preparing merchandise for shipment to Consumers. In these instances, we may be unable to ensure that our Business Partners will perform these services to Consumers’ satisfaction in a manner that provides Consumers with a unified brand experience or on commercially reasonable terms.

Moreover, we carry our Business Partners’ products on consignment. This inventory is either manufactured or procured by our Business Partners and delivered to our warehouses. We cannot guarantee with certainty that we will have adequate inventory at all times to support our business. At times our business can face disruptions stemming from inventory shortages driven by new product releases with high consumer demand, supply constraints and political, environmental or other factors. If Consumers become dissatisfied with the products and/or services provided by our Business Partners, our business, reputation and commercial relationships could suffer.

We rely on third-party background check providers to screen potential employees, including Experts, and if such providers fail to provide accurate information or we do not maintain business relationships with them, our business, financial condition, and results of operations could be adversely affected.

We rely on third-party background check providers to provide the civil and criminal records of potential employees, including Experts, to help identify those that are not qualified to join our team pursuant to applicable law or our internal standards, and our business may be adversely affected to the extent such providers do not meet their contractual obligations, our expectations, or the requirements of applicable law or regulations.

If any of our third-party background check providers terminates its relationship with us or refuses to renew its agreement with us on commercially reasonable terms, we may need to find an alternate provider and may not be able to secure similar terms or replace such partners in an acceptable timeframe. In each of the jurisdictions in which we operate (the United States, Canada and the U.K.), we rely on a single third-party background check provider for that jurisdiction. If we cannot find alternate third-party background check providers, in our respective jurisdictions, on terms acceptable to us, we may not be able to timely onboard potential Experts, and as a result, our platform may be less attractive to potential Experts and we may have difficulty finding enough Experts to meet consumer demand. Further, if the background checks conducted by our third-party background check providers are inaccurate or do not otherwise meet our expectations, qualified Experts may be inadvertently excluded from our platform and unqualified Experts may be permitted to make deliveries, and as a result, we may be unable to adequately protect or provide a safe environment for Consumers. In addition, if the background checks conducted by our third-party background check providers do not meet the requirements under applicable laws and regulations, we could face legal liability or negative publicity.

We are also subject to a number of laws and regulations applicable to background checks for potential and existing Experts that utilize our platform. If we or our third-party background check providers fail to comply with applicable laws, rules, and legislation, our reputation, business, financial condition, and results of operations could be adversely affected, and we could face legal action, including class, collective or other representative actions. In addition, background check qualification processes may be limited in certain jurisdictions based on national and local laws, and our third-party service providers may fail to conduct such background checks adequately or disclose information that could be relevant to a determination of employment eligibility.

In jurisdictions where our industry does not have regulations establishing standards for background checks, we decide on the scope of our background checks and the cadence with which we conduct such background checks. By choosing background checks that may be less thorough in scope than we are permitted to conduct under applicable law or regulation, or by failing to run additional background checks after Experts are on-boarded, we may face negative publicity or become subject to litigation in the future.

Any negative publicity related to any of our third-party background check providers, including publicity related to safety incidents or actual or perceived privacy or data security breaches or other security incidents, could adversely affect our reputation and commercial relationships, and could potentially lead to increased regulatory or litigation exposure. Any of the foregoing risks could adversely affect our business, financial condition and results of operations.

Our policies, procedures and programs to safeguard the health, safety and security of our team members, Consumers and others may not be adequate, and any actual or alleged conduct by our team members has exposed, and may in the future expose, us to legal risk and damage our reputation.

As of March 31, 2022, we had 2,685 full-time employees, of which 2,219 are located in the North America segment and 466 are located in the Europe segment.

Illegal, improper, or otherwise inappropriate activities by employees, particularly Experts, have occurred, and in the future may occur, which could adversely affect our brand, business, financial condition, and results of operations. While we have implemented various measures intended to anticipate, identify, and address the risk of these types of activities and what we believe to be the best practices to safeguard the health, safety and security of our team members, independent contractors, Consumers and others at our in-home visits, these measures may not adequately address or prevent all illegal, improper, or otherwise inappropriate activity by these parties from occurring and such conduct could expose us to liability, including through litigation, or adversely affect our brand or reputation. If these policies, procedures and programs are not adequate, or team members do not receive related adequate training or do not follow these policies, procedures and programs for any reason, the consequences may be harmful to us, which could impair our operations and cause us to incur significant legal liability or fines, and negatively impact our commercial partnerships. In addition, negative public opinion could result from actual or alleged conduct by team members.

We may in the future be named as a defendant in lawsuits, claims and other legal proceedings that arise in the ordinary course of our business based on alleged acts of misconduct by team members, including Experts on in-home visits as well as motor vehicle accidents involving our Experts. These actions may seek, among other things, compensation for alleged personal injury, sexual harassment, workplace misconduct, wage and hour claims and other employment-related damages, negligence or gross negligence, punitive damages, consequential damages, and civil penalties or other losses or injunctive or declaratory relief. The outcome of any allegations, lawsuits, claims or legal proceedings is inherently uncertain and could result in significant costs, damage to our brands or reputation and diversion of management’s attention from our business. Our insurance may not cover, or may be insufficient to cover, any legal liability or fines that we incur for health, safety or security incidents

If our insurance coverage is insufficient or our insurers are unable to meet their obligations, our insurance may not mitigate the risks facing our business.

Our insurance policies cover a number of risks and potential liabilities, such as general liability, property coverage, tech errors and omissions liability, employment liability, business interruptions, crime, auto and directors’ and officers’ liability. For certain types of business risk, we may not be able to, or may choose not to, acquire insurance or insurance may not be available to us on economically reasonable terms. In addition, the scope of coverage offered to us by insurers may be limited and may not include some of our risks or liabilities. In addition, our insurance may not adequately mitigate the risks we face, or we may have to pay high premiums and/or deductibles for the coverage we do obtain. Additionally, if any of our insurers becomes insolvent, such insurers would be unable to pay any claims that we make.

Our recent growth rates may not be sustainable or indicative of our future growth and there is a risk that we will not be able to continue operating as a going concern.

Our historical growth rates may not be sustainable or indicative of future growth. We believe that our continued revenue growth will depend upon, among other factors, our ability to:

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obtain adequate capital funding so that we may be able to continue as a going concern;

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source inventory in order to meet Consumer demand;
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acquire new Consumers and increase repeat purchases from existing Consumers;

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develop new features to enhance the Consumer experience;

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increase the frequency with which new and repeat Consumers purchase products from our Customer’s sites through merchandising, data, analytics and technology;

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increase delivery speed and improve the delivery experience for Consumers through the continued build-out of our proprietary logistics network;

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continue to expand internationally; and

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opportunistically pursue strategic acquisitions.

We cannot assure you we will be able to achieve any of the foregoing. Our Consumer base may not continue to grow or may decline as a result of increased competition and the maturation of our business. Failure to continue our revenue growth rates could have an adverse effect on our financial condition and results of operations. You should not rely on our historical rate of revenue growth as an indication of our future performance. In addition, there is no assurance that we will be able to continue to operate as a going concern. See “–We will not be able to continue as a going concern and holders of our common stock could suffer a total loss of their investment.”

We may face difficulties as we expand our operations into new local markets in which we have limited or no prior operating experience.

Our capacity for continued growth depends in part on our ability to expand our operations into, and compete effectively in, new local markets. It may be difficult for us to understand and accurately predict consumer preferences and purchasing habits in these new local markets. In addition, each market has unique regulatory dynamics. These include laws and regulations that can directly or indirectly affect our ability to operate, and our costs associated with insurance, support, fraud and onboarding new Experts. In addition, each market is subject to distinct competitive and operational dynamics. These include our ability to offer more attractive services than alternative options and our ability to efficiently attract and retain Business Partners, Consumers and Experts, all of which affect our sales, results of operations and key business metrics. As a result, we may experience fluctuations in our results of operations due to the changing dynamics in the local markets where we operate. If we invest substantial time and resources to expand our operations and are unable to manage these risks effectively, our business, financial condition and results of operations could be adversely affected.

Risks Related to Our International Operations

Our global operations involve additional risks, and our exposure to these risks will increase as our business continues to expand.

We operate in a number of jurisdictions and intend to continue to expand our global presence, including in emerging markets. We face complex, dynamic and varied risk landscapes in the markets in which we operate. As we enter countries and markets that are new to us, we must tailor our services and business model to the unique circumstances of such countries and markets, which can be complex, difficult, costly and divert management and personnel resources. In addition, we may face competition in other countries from companies that may have more experience with operations in such countries or with global operations in general. Laws and business practices that favor local competitors or prohibit or limit foreign ownership of certain businesses or our failure to adapt our practices, systems, processes and business models effectively to the consumer and supplier preferences of each country into which we expand, could slow our growth. Certain markets in which we operate have, or certain new markets in which we may operate in the future may have, lower margins than our more mature markets, which could have a negative impact on our overall margins as our revenue from these markets grow over time.

In addition to the risks outlined elsewhere in this section, our global operations are subject to a number of other risks, including:

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currency exchange restrictions or costs and exchange rate fluctuations;

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exposure to local economic or political instability, threatened or actual acts of terrorism and security concerns in general;

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compliance with various laws and regulatory requirements relating to anticorruption, antitrust or competition, economic sanctions, data content, privacy and data security, consumer protection, employment and labor laws, health and safety, and advertising and promotions;

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differences, inconsistent interpretations and changes in various laws and regulations, including international, national, state and provincial and local tax laws;

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weaker or uncertain enforcement of our contractual and intellectual property rights;

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preferences by local populations for local providers;

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slower adoption of the internet and mobile devices as advertising, broadcast and commerce mediums and the lack of appropriate infrastructure to support widespread internet and mobile device usage in those markets;

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our ability to support new technologies, including mobile devices, that may be more prevalent in certain global markets;

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difficulties in attracting and retaining qualified employees in certain international markets, as well as managing staffing and operations due to increased complexity, distance, time zones, language and cultural and employment law differences; and

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uncertainty regarding liability for services and content, including uncertainty as a result of local laws and lack of precedent.

In addition, following Russia’s military invasion of Ukraine in February 2022, NATO deployed additional military forces to Eastern Europe, and the United States, European Union, and other nations announced various sanctions against Russia and Belarus. The invasion of Ukraine and the retaliatory measures that have been taken, and could be taken in future, by the U.S., NATO, and other countries have created global security concerns that could result in a regional conflict and otherwise have a lasting impact on regional and global economies, any or all of which could adversely affect our business.

Fluctuations in currency exchange rates could adversely affect our financial performance and our reported results of operations.

Because we generate net revenue in the local currencies of our international business, our financial results are impacted by fluctuations in currency exchange rates. The results of operations of our international business is exposed to currency exchange rate fluctuations as the financial results of the applicable subsidiaries are translated from the local currency to U.S. dollars for financial reporting purposes. Our financial statements are denominated in U.S. dollars and, as a result, fluctuations in currency exchange rates may adversely affect our results of operations or financial results. If the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated net revenues or expenses will result in increased U.S. dollar denominated net revenues and expenses. Similarly, if the U.S. dollar strengthens against foreign currencies, particularly the Euro, the British pound, or the Canadian dollar, our translation of foreign currency denominated net revenues or expenses will result in lower U.S. dollar denominated net revenues and expenses. To date, we have not entered into any currency hedging contracts. As a result, fluctuations in foreign exchange rates could significantly impact our financial results.

Risks Related to Our Intellectual Property

Failure to adequately protect, maintain or enforce our intellectual property rights could substantially harm our business and results of operations.

We rely on a combination of trademark, copyright, confidential information, trade secrets, and contractual restrictions to protect our intellectual property. The protection offered by these has its limitations. Despite our efforts to protect and enforce our proprietary rights, unauthorized parties have used, and may in the future use, our trademarks or similar trademarks.

We do not have comprehensive registered protection for all of our intellectual property in all jurisdictions around the world. There is no guarantee that we will be the first to submit trademark applications in all territories and/or classes for our brands. In addition, there is no guarantee that our pending trademark applications for any mark will proceed to registration, our pending applications may be opposed by a third party prior to registration, and even those trademarks that are registered could be challenged by a third party, including by way of revocation or invalidity actions. For example, our applications to register the name “Enjoy” and our ENJOY & Design logo as trademarks in Canada were successfully opposed by a third party. Our competitors may adopt service names similar to ours, thereby impeding our ability to build brand identity and possibly diluting our brand and leading to brand dilution or consumer confusion. Third parties may apply to register our trademarks or other trademarks similar to our trademarks in jurisdictions before us, thereby creating risks relating to our ability to use and register our trademarks in those jurisdictions. In addition, there could be potential trade name or trademark ownership or infringement claims brought by owners of other rights, including registered trademarks, in our marks or marks similar to ours. Any claims of infringement, brand dilution or consumer confusion related to our brand (including our trademarks) or any failure to renew key license agreements on acceptable terms could damage our reputation and brand identity and substantially harm our business and results of operations.

Domain names generally are regulated by internet regulatory bodies, and the regulation of domain names is subject to change. Regulatory bodies have and may continue to establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. We may not be able to, or it may not be cost effective to, acquire or maintain all domain names that utilize the name “Enjoy” in all of the countries in which we currently conduct or intend to conduct business. If we lose the ability to use a domain name, we could incur significant additional expenses to market our products within that country, including the development of new branding. This could substantially harm our business, results of operations, financial condition and prospects.

Litigation or similar proceedings have been necessary in the past and may be necessary in the future to protect, register and enforce our intellectual property rights, to protect our trade secrets and domain names and to determine the validity and scope of the proprietary rights of others. Further, any changes in law or interpretation of any such laws, particularly intellectual property laws, may impact our ability to protect, register or enforce our intellectual property rights. Any litigation or adverse priority proceeding could result in substantial costs and diversion of resources and could substantially harm our business, results of operations, financial condition and prospects.

Assertions by third parties of infringement or misappropriation by us of their intellectual property rights or confidential know how could result in significant costs and substantially harm our business and results of operations.

Third parties may in the future assert that we have infringed or misappropriated their trademarks, copyrights, confidential know how, trade secrets, patents or other intellectual property rights. We cannot predict whether any such assertions or claims arising from such assertions will substantially harm our business and results of operations, whether or not they are successful. If we are forced to defend against any infringement or other claims relating to the trademarks, copyright, confidential know how, trade secrets, patents or other intellectual property rights of third parties, whether they are with or without merit or are determined in our favor, we may face costly litigation or diversion of technical and management personnel. Furthermore, the outcome of a dispute may be that we would need to cease use of some portion of our technology or trademarks, develop non-infringing technology, engage in re-branding. pay damages, costs or monetary settlements or enter into royalty or licensing agreements. Royalty or licensing agreements, if required, may be unavailable on terms acceptable to us, or at all. Any such assertions or litigation could adversely affect our business, results of operations, financial condition and prospects.

Our platform utilizes open source software, and any failure to comply with the terms of these open source licenses could negatively affect our business.

We use open source software in our platform and expect to use open source software in the future. The terms of various open source licenses have not been interpreted by United States courts, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to market our platform. By the terms of certain open source licenses, we could be required to release the source code of our proprietary software and to make our proprietary software available under open source licenses if we combine our proprietary software with open source software in a certain manner. In the event that portions of our proprietary software are determined to be subject to an open source license, we could be required to publicly release the affected portions of our source code, to re-engineer all or a portion of our technologies, or otherwise to be limited in the use or licensing of our technologies, each of which could reduce or eliminate the value of our technologies and services. In addition to risks related to license requirements, usage of open source software can lead to greater risks than use of commercial software, as open source licensors generally do not provide warranties or controls on the origin of the software. Many of the risks associated with usage of open source software cannot be eliminated and could negatively affect our business and operating results.

Defects, errors or vulnerabilities in our applications, backend systems or other technology systems and those of third-party technology providers, including our logistics systems and procedures, could harm our reputation and commercial relationships and adversely impact our business, financial condition and results of operations.

The software underlying our platform is highly complex and may contain undetected errors or vulnerabilities, some of which may only be discovered after the code has been released. Our practice is to effect frequent releases of software updates, sometimes multiple times per day. The third-party software, including our SaaS platform, that we incorporate into our platform may also be subject to errors or vulnerabilities and could render our platform inoperable. Any errors or vulnerabilities discovered in our code or from third-party software after release could result in negative publicity, a loss of users or loss of revenue and access or other performance issues. Such vulnerabilities could also be exploited by malicious actors and result in exposure of data of users on our platform, or otherwise result in a security breach or other security incident. We may need to expend significant financial and development resources to analyze, correct, eliminate or work around errors or defects or to address and eliminate vulnerabilities. Any failure to timely and effectively resolve any such errors, defects or vulnerabilities could adversely affect our business, reputation, commercial relationships, financial condition and results of operations.

Use of social media, emails and text messages may adversely impact our reputation or subject us to fines or other penalties.

We use social media, emails, push notifications and text messages as part of our omni-channel approach to marketing. As laws and regulations evolve to govern the use of these channels, the failure by us, our employees or third parties acting at our direction to comply with applicable laws and regulations in the use of these channels could adversely affect our reputation or subject us to fines or other penalties. In addition, our employees or third parties acting at our direction may knowingly or inadvertently make use of social media in ways that could lead to the loss or infringement of intellectual property, as well as the public disclosure of proprietary, confidential or sensitive personal information of our business, employees, Consumers or others. Information concerning us or our Business Partners, whether accurate or not, may be posted on social media platforms at any time and may have an adverse impact on our commercial relationships, reputation or business. The harm may be immediate without affording us an opportunity for redress or correction and could have an adverse effect on our reputation, business, operating results, financial condition and prospects.

Risks Related to Our Legal and Regulatory Environment

Our business is subject to a variety of laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business or results of operations.

The commerce-at-home experience is in our view a nascent industry model and developing. We are subject to a wide range of evolving federal, state, and local laws and regulations, many of which may have limited to no interpretation precedent as it relates to our business model.

In addition, we may be subject to foreign privacy, data security and other laws and regulations, including without limitation the EU General Data Protection Regulation (“GDPR”) and the Personal Information Protection and Electronic Documents Act (Canada), which can be more restrictive than those in the United States and could impact our ability to transfer, process and/or receive transnational data. The regulatory framework for privacy and security issues is evolving and may remain in flux for some period of time. It is difficult to ascertain whether this will impact our business in the United Kingdom and Canada. It is also likely that if our business grows and evolves and our services are used in a greater number of geographies, we will become subject to laws and regulations in additional jurisdictions. It is difficult to predict how existing laws will be applied to our business and the new laws to which we may become subject.

If we are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue certain products or features, which would negatively affect our business. In addition, the increased attention focused upon potential sources of liability as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred to prevent or mitigate this potential liability could also harm our business and results of operations.

We may be subject to general litigation, regulatory disputes and government inquiries.

As a growing company with expanding operations, we have in the past faced, and may in the future increasingly face the risk of claims, lawsuits, government investigations and other proceedings concerning, among other things, our failure to promote and sustain our brand or commercial relationships, competition and antitrust, intellectual property, privacy, consumer protection, accessibility claims (including those relating to our compliance with the Americans with Disabilities Act of 1990), securities, tax, labor and employment, commercial disputes, and services. The number and significance of these disputes and inquiries have increased as the political and regulatory landscape changes, as we have grown larger and expanded in scope and geographic reach, and as our services have increased in complexity. For example, we are currently subject to, and may in the future be subject to, various employment-related claims filed against us in state courts, and with federal and state agencies, and tribunals in the United Kingdom.

It is often challenging to predict the commencement or outcome of such disputes and inquiries with certainty. Regardless of the outcome, these can have an adverse impact on our business due to legal costs, diversion of management resources, and other factors. Determining reserves for any litigation is a complex and fact-intensive process that is subject to judgment calls. It is possible that a resolution of one or more such proceedings could require us to make substantial payments to satisfy judgments, fines or penalties or to settle claims or proceedings, any of which could harm our business. These proceedings could also result in reputational harm, criminal sanctions, consent decrees or orders preventing us from offering certain products or services, requiring a change in our business practices in costly ways or requiring development of non-infringing or otherwise altered products or technologies. Litigation and other claims and regulatory proceedings against us could result in unexpected expenses and liabilities, which could have an adverse effect on our business, results of operations, financial condition and prospects.

Government regulation of the Internet and eCommerce is evolving, and unfavorable changes could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as federal and state regulations and laws specifically governing the Internet and eCommerce. Existing and future laws and regulations may impede the growth of the Internet, eCommerce or other online services, and increase the cost of providing online services. These regulations and laws may cover sweepstakes, taxation, tariffs, user privacy, data security, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, broadband residential Internet access and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales, use and other taxes, libel and personal privacy apply to the Internet and e-commerce. Unfavorable resolution of these issues may harm our business and results of operations.

Our use and processing of personal information and other data is subject to laws and obligations relating to privacy, and data security, and the actual or perceived failure by us or our vendors to comply with such laws and obligations could lead to regulatory investigations or actions; litigation; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; loss of customers or sales; and other adverse business consequences.

In the ordinary course of business, we collect, receive, store, process, generate, use, transfer, disclose, make accessible, protect, secure, dispose of, transmit, and share (commonly known as processing) personal information and other sensitive information, including proprietary and confidential business data, trade secrets, and intellectual property. Numerous local, state, federal and foreign laws, rules and regulations govern privacy, data security, data protection and our collection, use, disclosure and other processing of personal information and other types of data. These laws, rules and regulations are constantly evolving, and we expect that there will continue to be new proposed laws, regulations and industry standards concerning privacy, data protection and information security in the United States, the United Kingdom, Canada, and other jurisdictions.

Among the most stringent of these laws is the GDPR, which went into effect in the European Union in May 2018 and also has been transposed into the domestic law of the U.K., where we operate. The GDPR requires organizations, among other things, to give detailed notices about the processing of personal information; impose contractual data security requirements on vendors and partners entrusted with personal information; meet extensive data protection governance requirements; give data breach notifications; and honor individuals’ data access, deletion, and correction requests. Companies that violate the GDPR can face private litigation, bans on data processing, fines of up to the greater of 20 million Euros or 4% of their worldwide annual revenue and other administrative penalties.

In addition, European legislative proposals and present laws and regulations — other than the GDPR — apply to cookies and similar tracking technologies, electronic communications, and marketing. In the EU and the UK, regulators are increasingly focusing on compliance with requirements related to the online behavioral advertising ecosystem. It is anticipated that the ePrivacy Regulation and national implementing laws will replace the current national laws implementing the ePrivacy Directive. Compliance with these laws may require us to make significant operational changes, limit the effectiveness of our marketing activities, divert the attention of our technology personnel, adversely affect our margins, and subject us to liabilities.

Certain jurisdictions have enacted data localization laws and cross-border personal information transfer laws, which could make it more difficult to transfer information across jurisdictions (such as transferring or receiving personal data that originates in the EU, the UK or in other foreign jurisdictions). Existing mechanisms that facilitate cross-border personal information transfers may change or be invalidated. For example, absent appropriate safeguards or other circumstances, the GDPR generally restricts the transfer of personal information to countries outside of the

European Economic Area (“EEA”) that the European Commission does not consider to provide an adequate level of data privacy and security, such as the United States. The European Commission released a set of “Standard Contractual Clauses” (“SCCs”) that are designed to be a valid mechanism to facilitate personal information transfers out of the EEA to these jurisdictions. Currently, these Standard Contractual Clauses are a valid mechanism to transfer personal information outside of the EEA, but there exists some uncertainty regarding whether the SCCs will remain a valid mechanism. Additionally, the SCCs impose additional compliance burdens, such as conducting transfer impact assessments to determine whether additional security measures are necessary to protect the at-issue personal data.

If we cannot implement a valid compliance mechanism for cross-border personal information transfers, we may face increased exposure to regulatory actions, substantial fines, and injunctions against processing or transferring personal data from Europe or other foreign jurisdictions. The inability to import personal information to the United States could significantly and negatively impact our business operations, limiting our ability to collaborate with parties that are subject to such cross-border data transfer or localization laws, or requiring us to increase our personal information processing capabilities and infrastructure in foreign jurisdictions at significant expense.

We also operate in Canada, where the Personal Information Protection and Electronic Documents Act (“PIPEDA”), and various provincial laws require that companies give detailed privacy notices to consumers, obtain consent to use personal information, with limited exceptions, allow individuals to access and correct their personal information, and report certain data breaches. In addition, Canada’s Anti-Spam Legislation (“CASL”) prohibits email marketing without the recipient’s consent, with limited exceptions. Failure to comply with Canada’s federal or provincial privacy or data protection laws can result in significant fines and penalties or possible damage awards.

U.S. privacy and data security laws are also complex and changing rapidly. Many states have enacted laws regulating the online collection, use and disclosure of personal information and requiring companies to implement reasonable data security measures. Laws in all states and U.S. territories also require businesses to notify affected individuals and/or governmental entities of certain security breaches affecting personal information. These laws are not consistent, and compliance with them in the event of a widespread data breach is complex and costly. States are also beginning to implement comprehensive privacy laws with similarities to the GDPR. For example, California enacted the California Consumer Privacy Act (“CCPA”), which took effect on January 1, 2020 and emulates the GDPR’s requirements regarding privacy notices and honoring California residents’ requests to access or delete personal information. California residents may also opt out of certain sharing of their personal information. The CCPA provides for civil penalties for violations, as well as a private right of action for statutory damages in connection with certain data breaches, which is expected to increase the volume and success of class action data breach lawsuits. In addition, it is anticipated that the California Privacy Rights Act of 2020 (“CPRA”), effective January 1, 2023, will expand the CCPA. Additionally, the CPRA establishes a new California Privacy Protection Agency to implement and enforce the CPRA, which could increase the risk of enforcement. Other states have enacted data privacy laws. For example, Virginia passed the Consumer Data Protection Act, and Colorado passed the Colorado Privacy Act, both of which become effective in 2023. Legislative proposals to adopt comprehensive privacy laws in other states are under consideration. These laws may require us to modify our data processing practices and policies and to incur substantial costs and expenses in an effort to comply.

In addition to facing risks posed by new privacy and data security laws, we could be subject to claims alleging violations of long-established privacy and consumer protection laws, such as the Telephone Consumer Protection Act (“TCPA”). The TCPA imposes specific requirements relating to marketing to individuals using technology such as telephones, mobile devices, and text messages. TCPA violations can result in significant financial penalties, including penalties or criminal fines imposed by the Federal Communications Commission or fines of up to $1,500 per violation imposed through private litigation or by state authorities. Class action suits are the most common method for private enforcement. Despite our compliance efforts, our use of text messaging communications on behalf of our Business Partners or use of analytics technologies on our website could expose us to costly litigation, government enforcement actions, damages and penalties, which could adversely affect our business, financial condition and results of operations.

Furthermore, compliance with legal and contractual obligations requires us to make public statements about our privacy and data security practices, including the statements we make in our online privacy policy. Although we endeavor to comply with these statements, should they prove to be untrue or be perceived as untrue, even through circumstances beyond our reasonable control, we may face litigation, claims, investigations, inquiries or other proceedings by the U.S. Federal Trade Commission, state attorneys general, and other federal, state and foreign regulators, and private litigants alleging violations of privacy or consumer protection laws.

We cannot yet fully determine the impact these or future laws, rules, regulations and standards may have on our business or operations. They may be inconsistent from one jurisdiction to another, subject to differing interpretations and courts or regulators may deem our efforts to comply with these laws, rules, regulations and standards insufficient. Additionally, we may be bound by contractual requirements applicable to our collection, use, processing and disclosure of various types of data, including personal information, and may be bound by, or voluntarily comply with, self-regulatory or other industry standards relating to these matters.

Like our legal obligations, the demands our Business Partners place on us relating to privacy and data security are becoming more stringent. Privacy and data security laws increasingly require companies to impose specific contractual restrictions on service providers entrusted with personal information and to subject them to more rigorous privacy and data security due diligence. Our Business Partners’ increasing privacy and data security standards also increase the cost and complexity of ensuring that the third parties we rely on to operate our business and deliver our services can meet these standards. If we or our vendors are unable to meet our Business Partners’ demands or comply with the increasingly stringent contractual requirements they impose on us relating to privacy and data security, we may face increased legal liability, contract terminations and reduced demand for our services.

Any failure or perceived failure by us or any third parties with which we do business to comply with these laws, rules, regulations and standards, or with other obligations to which we or such third parties are or may become subject, may result in actions against us by governmental entities, private claims and litigation, the expenditure of legal and other costs and of substantial time and resources, and fines, penalties or other liabilities. Any such action would be expensive to defend, may require the expenditure of substantial legal and other costs and substantial time and resources and likely would damage our reputation.

Further, in view of new or modified local, state, federal, or foreign laws and regulations, industry standards, contractual obligations and other legal obligations, or any changes in their interpretation, we may find it necessary or desirable to fundamentally change our business activities and practices or to expend significant resources to modify our product and otherwise adapt to these changes. We may be unable to make such changes and modifications in a commercially reasonable manner or at all, and our ability to offer our products and services in certain jurisdictions (especially in certain foreign markets) or develop new products and services could be limited, which could reduce demand for them. Any of the foregoing developments could have an adverse effect on our business, financial condition, and results of operations.

If our information technology systems or data, or those of third parties upon which we rely, are or were compromised, we could experience adverse consequences resulting from such compromise, including but not limited to regulatory investigations or actions; litigation; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; loss of customers or sales; and other adverse consequences.

Our business involves the collection, storage, processing, and transmission of personal information and potentially other sensitive and proprietary information of Business Partners, Experts and Consumers. Additionally, we maintain sensitive and proprietary information relating to our business, such as our own proprietary information and personal information relating to our employees. We may rely upon third-party service providers and technologies to operate critical business systems to process sensitive information in a variety of contexts, including, without limitation, employee email and other functions. Our ability to monitor these third parties’ information security practices is limited, and these third parties may not have adequate information security measures in place. We may share or receive sensitive information with or from third parties.

Cyberattacks, malicious internet-based activity, and online and offline fraud are prevalent and continue to increase. These threats are becoming increasingly difficult to detect. These threats come from a variety of sources, including traditional computer “hackers,” threat actors, personnel (such as through theft or misuse), sophisticated nation-states, and nation-state-supported actors. We and the third parties upon which we rely may be subject to a variety of evolving threats, including but not limited to social-engineering attacks (including through phishing attacks), malicious code (such as viruses and worms), malware (including as a result of advanced persistent threat intrusions), denial-of-service attacks (such as credential stuffing), personnel misconduct or error, ransomware attacks, supply-chain attacks, software bugs, server malfunctions, software or hardware failures, loss of data or other information technology assets, adware, telecommunications failures, earthquakes, fires, floods, and other similar threats. Ransomware attacks, including by organized criminal threat actors, nation-states, and nation-state-supported actors, are becoming increasingly prevalent and severe and can lead to significant interruptions in our operations, loss of data and income, reputational harm, and diversion of funds. Extortion payments may alleviate the negative impact of a ransomware attack, but we may be unwilling or unable to make such payments due to, for example, applicable laws or regulations prohibiting such payments. Similarly, supply-chain attacks have increased in frequency and severity, and we cannot guarantee that third parties and infrastructure in our supply chain or our third-party partners’ supply chains have not been compromised or that they do not contain exploitable defects or bugs that could result in a breach of or disruption to our information technology systems (including our products and services) or the third-party information technology systems that support us and our services. Additionally, due to the ongoing COVID-19 pandemic, certain functional areas of our workforce remain in a remote work environment and outside of our corporate network security protection boundaries, which imposes additional risks to our business, including increased risk of industrial espionage, phishing and other cybersecurity attacks, and unauthorized dissemination of proprietary or confidential information. Future or past business transactions (such as acquisitions or integrations) could expose us to additional cybersecurity risks and vulnerabilities, as our systems could be negatively affected by vulnerabilities present in acquired or integrated entities’ systems and technologies.

Any of the previously identified or similar threats could cause a security incident or other interruption. A security incident or other interruption could result in unauthorized, unlawful, or accidental acquisition, modification, destruction, loss, alteration, encryption, disclosure of, or access to our sensitive information. A security incident or other interruption could disrupt our ability (and that of third parties upon whom we rely) to provide our products and services. We may expend significant resources or modify our business activities to try to protect against security incidents. Certain data privacy and security obligations may require us to implement and maintain specific security measures, industry-standard or reasonable security measures to protect our information technology systems and sensitive information.

Although we have developed information technology systems and processes that are designed to protect the data of Business Partners, Experts, and Consumers that utilize our platform, protect our systems, prevent data loss, and prevent other security incidents, these security measures may not fully protect our systems and we cannot guarantee the security of our information technology systems, or those of our third-party service providers. We have not always been able in the past and may be unable in the future to detect vulnerabilities in our information technology systems (including our products) because such threats and techniques change frequently, are often sophisticated in nature, and may not be detected until after a security incident has occurred. Despite our efforts to identify and address vulnerabilities, if any, in our information technology systems (including our products), our efforts may not be successful. Further, we may experience delays in developing and deploying remedial measures designed to address any such identified vulnerabilities.

In addition, users of our services could have vulnerabilities on their own devices that are entirely unrelated to our systems and platform but could mistakenly attribute their own vulnerabilities to us. Further, breaches experienced by other companies may also be leveraged against us. For example, credential stuffing attacks are becoming increasingly common and sophisticated actors can mask their attacks, making them increasingly difficult to identify and prevent. Certain efforts may be state-sponsored or supported by significant financial and technological resources, making them even more difficult to detect, remediate, and otherwise respond to.

Although we have developed systems and processes that are designed to protect the data of Business Partners, Experts, and Consumers that utilize our platform, protect our systems, prevent data loss, and prevent other security breaches and security incidents, these security measures may not fully protect our systems and we cannot guarantee the security of our systems or the information we handle. The IT and infrastructure used in our business or by the third parties we work with may be vulnerable to or compromised by cyberattacks or security breaches, computer malware, viruses, phishing and other social engineering, ransomware, credential stuffing attacks, hacking and other efforts by individuals or groups of hackers and sophisticated organizations, including state-sponsored organizations or nation-states. Such incidents could result in unauthorized parties accessing data, including personal information and other sensitive and proprietary information of Business Partners, Experts, and Consumers; our employees’ personal information; or our other sensitive and proprietary data, accessible through those systems. Employee error, malfeasance or other errors in the storage, use, or transmission of any of these types of data could result in an actual or perceived privacy or security breach or other security incident. Although we have policies restricting the access to the personal information we store, there is a risk that these policies may not be effective in all cases.

Any actual or perceived security incident, could interrupt our operations, result in our platform being unavailable, result in loss or improper access to, or acquisition or disclosure of, data, result in fraudulent transfer of funds, harm our reputation, commercial relationships, and competitive position, damage our relationships with third-party partners, or result in claims, regulatory investigations and proceedings and significant legal, regulatory, and financial exposure, including ongoing monitoring by regulators, and any such incidents or any perception that our security measures are inadequate could lead to loss of Business Partners, Expert or Consumer confidence in, or decreased use of, our platform, any of which could have an adverse effect our business, financial condition, and results of operations. Any actual or perceived security incident impacting any entities with which we share or disclose data (including, for example, our third-party technology providers) could have similar effects. Further, any cyberattacks or actual or perceived security incidents directed at, or suffered by, our competitors could reduce confidence in our industry as a whole and, as a result, reduce confidence in us. We also expect to incur significant costs in an effort to detect and prevent security incidents, and we may face increased costs and requirements to expend substantial resources in the event of an actual or perceived security incident.

Additionally, defending against claims or litigation based on any security incident, regardless of their merit, could be costly and divert management’s attention. We cannot be certain that our insurance coverage will be adequate for data handling or data security costs or liabilities actually incurred, that insurance will continue to be available to us on commercially reasonable terms or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have an adverse effect on our reputation, commercial relationships, business, financial condition, and results of operations. Our contracts may not contain limitations of liability, and even where they do, there can be no assurance that limitations of liability in our contracts are sufficient to protect us from liabilities, damages, or claims related to our data privacy and security obligations.

We are subject to U.S. and certain foreign export and import controls, sanctions, embargoes, anti-corruption laws, and anti-money laundering laws and regulations. Compliance with these legal standards could impair our ability to compete in domestic and international markets. We can face criminal liability and other serious consequences for violations which can harm our business.

We are subject to export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations, various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, and other state and national anti-bribery and anti-money laundering laws in the countries in which we conduct business. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, agents, contractors and other partners from authorizing, promising, offering or providing, directly or indirectly, improper payments or anything else of value to recipients in the public or private sector. We may engage third parties to sell our products and services or to obtain necessary permits, licenses, patent registrations and other regulatory approvals outside the United States. We can be held liable for the corrupt or other illegal activities of our employees, agents, contractors and other partners, even if we do not explicitly authorize or have actual knowledge of such activities. Any violation of the laws and regulations described above may result in substantial civil and criminal fines and penalties, imprisonment, the loss of export or import privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm and other consequences.

Our reported results of operations may be adversely affected by changes in generally accepted accounting principles.

Generally accepted accounting principles are subject to interpretation by the Financial Accounting Standards Board (“FASB”), the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported results of operations and could affect the reporting of transactions completed before the announcement of a change. It is difficult to predict the impact of future changes to accounting principles or our accounting policies, any of which could negatively affect our reported results of operations.

We could be required to collect additional sales, use, value-added and other indirect taxes, or be subject to other tax liabilities in various jurisdictions, which could adversely affect our results of operations.

The application of indirect taxes, such as sales and use, value-added tax, provincial, goods and services, business, digital services and gross receipts taxes, to businesses like ours and to our Business Partners is a complex and evolving issue. Significant judgment is required to evaluate applicable tax obligations and, as a result, amounts recorded are estimates and are subject to adjustments. In many cases, the ultimate tax determination is uncertain because it is not clear when and how new and existing statutes might apply to our business or to our Customers’ businesses. If we are found to have not adequately addressed our tax obligations, our business could be adversely impacted.

Various jurisdictions (including the U.S. states and EU member states) are seeking to, or have recently imposed additional reporting, record-keeping, or indirect tax collection and remittance obligations on businesses like ours that facilitate online commerce. For example, taxing authorities in the United States and other countries have required eCommerce platforms to calculate, collect and remit indirect taxes for transactions taking place over the Internet. A majority of U.S. state jurisdictions have enacted laws requiring marketplaces to report user activity or collect and remit taxes on certain items sold on the marketplace. If requirements like these become applicable in additional jurisdictions, our business, collectively with our Customers’ businesses, could be harmed. Additionally, this legislation could require us or our Business Partners to incur substantial costs in order to comply, including costs associated with tax calculation, collection, remittance, and audit requirements, which could make selling in our marketplaces less attractive. Furthermore, the U.S. Supreme Court held in South Dakota v. Wayfair that a U.S. state may require an online retailer to collect sales taxes imposed by the state in which the buyer is located, even if the retailer has no physical presence in that state, thus permitting a wider enforcement of such sales tax collection requirements. If our calculation, collection, and remittance of taxes in the jurisdictions in which we do business were determined to be deficient, our business and results of operations could be adversely impacted. If we are treated as an agent for retailers on our platform under U.S. state tax law, we may be primarily responsible for collecting and remitting sales taxes directly to certain states. It is possible that one or more states could seek to impose sales, use or other tax collection obligations on us with regard to sales or orders on our platform. These taxes may be applicable to past sales. A successful assertion by a taxing authority that we should collect additional sales, use or other taxes or remit such taxes directly to states could result in substantial tax liabilities for past sales and additional administrative expenses, which could seriously harm our business.

Changes in our effective tax rate or tax liability may have an adverse effect on our business and operating results.

Our effective tax rate could increase due to several factors, including:

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changes in tax laws, tax treaties, and regulations or the interpretation of them;

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changes in the relative amounts of income before taxes in the various jurisdictions in which we operate that have differing statutory tax rates;

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changes to our assessment of our ability to realize our deferred tax assets that are based on estimates of our future results, the feasibility of possible tax planning strategies, and the economic and political environments in which we do business; and

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the outcome of current and future tax audits, examinations or administrative appeals.

Many of the underlying laws, rules and regulations imposing taxes and other obligations were established before the growth of the Internet and eCommerce. Taxing authorities in various jurisdictions are currently reviewing the appropriate treatment of companies engaged in Internet commerce and may make changes to existing tax or other laws that could result in additional taxes relating to our activities, and/or impose obligations on us to collect such taxes. New tax laws or regulations could be enacted at any time, which could adversely affect our business operations and financial performance. Further, existing tax laws and regulations could be interpreted, modified or applied adversely to us.

Our ability to use our net operating loss carryforwards and certain other tax attributes to offset taxable income or reduce our taxes may be limited.

As of December 31, 2021, we had accumulated $551.0 million and $429.1 million of federal and state net operating loss carryforwards (“NOLs”), respectively, available to reduce future taxable income, portions of which will begin to expire in 2034 for federal and 2024 for state tax purposes. It is possible that we will not generate taxable income in time to use certain of our NOLs before their expiration, or at all. Net operating losses incurred in taxable years beginning after December 31, 2017 may be carried forward indefinitely, but the deductibility of such federal net operating losses in taxable years beginning after December 31, 2020 is limited to 80% of current year taxable income. Under Section 382 and Section 383 of the Internal Revenue Code of 1986, as amended, (the “Code”), if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change NOLs and other tax attributes, including R&D tax credits, to offset its post-change income or taxes may be limited. In general, an “ownership change” occurs if there is a cumulative change in our ownership by “5 percent stockholders” that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws. Our ability to use NOLs and other tax attributes to reduce future taxable income and liabilities may be subject to annual limitations as a result of prior ownership changes and ownership changes that may occur in the future. In addition, for state income tax purposes, the extent to which states will conform to the federal laws is uncertain and there may be periods during which the use of net operating loss carryforwards is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.

Additional Risks Related to Ownership of our Common Stock

The price of our common stock and warrants may be volatile.

The price of our common stock, as well as our warrants, may fluctuate due to a variety of factors, including:

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changes in the industries in which we and our Business Partners operate;

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developments involving our competitors;

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changes in laws and regulations affecting our business;

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variations in our operating performance and the performance of our competitors in general;

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actual or anticipated fluctuations in our quarterly or annual operating results;

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publication of research reports by securities analysts about our Company or our competitors or our industry;

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the public’s reaction to our press releases, our other public announcements and our filings with the SEC, including concerns about our ability to continue as a going concern or potential Bankruptcy Protection;

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actions by stockholders, including the sale by the PIPE Investors (as defined herein) of any of their shares of our common stock;

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additions and departures of key personnel;

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commencement of, or involvement in, litigation involving our company;

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changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

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the volume of shares of our common stock available for public sale;

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general economic and political conditions, such as the effects of the COVID-19 outbreak, recessions, interest rates, local and national elections, fuel prices, international currency fluctuations, corruption, political instability and acts of war, such as Russia’s invasion of Ukraine, or terrorism; and

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failure to comply with the requirements of Nasdaq.

These market and industry factors may materially reduce the market price of our common stock and our warrants regardless of our operating performance.

In February 2022, armed conflict escalated between Russia and Ukraine. The sanctions announced by the U.S. and other countries following Russia’s invasion of Ukraine against Russia to date include restrictions on selling or importing goods, services or technology in or from affected regions and travel bans and asset freezes impacting connected individuals and political, military, business and financial organizations in Russia. The U.S. and other countries could impose wider sanctions and take other actions should the conflict further escalate. It is not possible to predict the broader consequences of this conflict, which could include further sanctions, embargoes, regional instability, geopolitical shifts and adverse effects on macroeconomic conditions, currency exchange rates and financial markets, all of which could impact our business, financial condition and results of operations.

We do not intend to pay cash dividends for the foreseeable future.

We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as our board of directors deem relevant.

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware and the federal district courts of the United States of America will be the exclusive forums for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (A) any derivative action or proceeding brought on behalf of our Company; (B) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of our Company or any stockholder to of our Company; (C) any action or proceeding asserting a claim against us or any current or former director, officer or other employee of our Company or any stockholder arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”), the Certificate of Incorporation and the Bylaws (as each may be amended from time to time); (D) any action or proceeding to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws (including any right, obligation or remedy thereunder); (E) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (F) any action asserting a claim against us or any director, officer or other employee of our Company or any stockholder, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. However, this provision will not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934 or any other claim for which the federal courts have exclusive jurisdiction.

Furthermore, Section 22 of the Securities Act of 1933, as amended (the “Securities Act”) creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Certificate of Incorporation provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. While the Delaware courts have determined that such choice of forum provisions are facially valid and several state trial courts have enforced such provisions and required that suits asserting Securities Act claims be filed in federal court, when a provision in the certificate of incorporation requires such filing, there is no guarantee that courts of appeal will affirm the enforceability of such provisions or that state trial courts hearing such suits de novo will continue to enforce such provisions and a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers, and other employees. If a court were to find either exclusive forum provision in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving the dispute in other jurisdictions, all of which could seriously harm our business, financial condition, results of operations, and prospects.

Future resales of common stock may cause the market price of our securities to drop significantly, even if our business is doing well.

Pursuant to the Amended and Restated Registration Rights Agreement, dated October 15, 2021, by and among Enjoy, Marquee Raine Acquisition Sponsor LP, the independent directors of MRAC, certain shareholders of Legacy Enjoy and certain of their respective affiliates and our bylaws, the Sponsor and certain of our stockholders are contractually restricted from selling or transferring any of its shares of common stock (the “Lock-up Shares”) (not including the shares of our common stock issued in that certain private placement in the aggregate amount of $80 million, consummated substantially concurrently with the closing of the Merger on October 15, 2021 (the

“Closing”), pursuant to those certain subscription agreements with MRAC, and subject to the conditions set forth therein, pursuant to which the subscribers purchased 8 million shares of common stock at a purchase price of $10.00 per share. Such restrictions began at the Closing and end (i) for certain holders of our common stock, the date that is 180 days after the Closing, except with respect to the shares of our common stock issued to certain holders of our convertible notes to which such restrictions have lapsed following the effectiveness of our resale Form S-1 registration statement, (ii) for holders of private placement warrants, the date that is 30 days after Closing and (iii) for the sponsor shares, the date on which the last reported sale price of our common stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days from Closing.

The shares held by the Sponsor and certain of our stockholders may be sold after the expiration of the applicable lock-up period under the Registration Rights Agreement and our Bylaws. As restrictions on resale end, the sale or possibility of sale of these shares could have the effect of increasing the volatility in the market price of our common stock, which price could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

We incur substantial costs as a result of operating as a public company, and our management will devote substantial time to new compliance initiatives. In addition, certain members of our management team have limited experience managing a public company.

As a public company, we incur substantial legal, accounting, and other expenses that we did not incur as a private company. For example, we are subject to the reporting requirements of the Exchange Act, the applicable requirements of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the rules and regulations of the SEC and the listing standards of Nasdaq. The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business, financial condition and results of operations. Compliance with these rules and regulations increase our legal and financial compliance costs and increase demand on our systems, particularly after we are no longer an emerging growth company. In addition, as a public company, we may be subject to shareholder activism, which can lead to additional substantial costs, distract management and impact the manner in which we operate our business in ways we cannot currently anticipate. As a result of disclosure of information in filings required of a public company, our business and financial condition are more visible, which may result in threatened or actual litigation, including by competitors.

Certain members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of the business, which could adversely affect our business, financial condition, and results of operations.

Our failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act could harm our business.

As a public company, we are required to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Section 404 of the Sarbanes-Oxley Act requires that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluations, document our controls and perform testing of our key controls over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting and our independent registered public accounting firm to attest on the effectiveness of our internal control over financial reporting once we are no longer an emerging growth company. If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act or if we encounter difficulties in the timely and accurate reporting of our financial results, our investors could lose confidence in our reported financial information, the market price of our stock may decline and we could be subject to lawsuits, sanctions or investigations by regulatory authorities, which would require additional financial and management resources. In addition, as noted under “Part I, Item 4. Controls and Procedures” included in this Quarterly Report on Form 10-Q, we have identified material weaknesses in our internal control over financial reporting, which may have a material and adverse effect on our business, operating results, financial condition and prospects.

We are currently an “emerging growth company” and a “smaller reporting company” within the meaning of the Securities Act, and to the extent we have taken advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are currently an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our common stock that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) December 31, 2025.

Additionally, we qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Future issuances of debt securities and equity securities may adversely affect us, including the market price of our common stock and may be dilutive to existing stockholders.

In the future, we may incur debt or issue equity-ranking senior to our common stock. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting its operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock. Because our decision to issue debt or equity in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, future capital raising efforts may reduce the market price of our common stock and be dilutive to existing stockholders.

There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

Our common stock and public warrants are currently listed on Nasdaq. If Nasdaq delists our securities from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant material adverse consequences including:

•
a limited availability of market quotations for our securities;

•
reduced liquidity for our securities;

•
a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities; or

•
a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our common stock and public warrants are listed on Nasdaq, they are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state, other than the State of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our securities.

As of May 13, 2022, the closing price for our common stock is below $1.00. If the closing price of our common stock falls below $1.00 per share for 30 consecutive business days, we will not be in compliance with Nasdaq Listing Rule 5450(a)(1). If we fail to satisfy the continued listing requirements of Nasdaq such as the minimum share price requirement under Nasdaq Listing Rule 5450(a)(1) or the corporate governance requirements, Nasdaq may take steps to delist our securities. Such a delisting would likely have a negative effect on the price of the securities and would impair your ability to sell or purchase the securities when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our securities from dropping below the Nasdaq minimum share price requirement or prevent future non-compliance with Nasdaq’s listing requirements. Additionally, if our securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

A significant portion of our total outstanding shares of common stock may be sold into the market in the near future. This could cause the market price of common stock to drop significantly, even if our business is doing well.

Shares of our common stock, including those that were previously restricted from resale, may be sold into the market in the near future. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of common stock. We are unable to predict the effect that sales may have on the prevailing market price of common stock and public warrants.

To the extent our warrants are exercised, additional shares of common stock will be issued, which will result in dilution to the holders of common stock and increase the number of shares eligible for resale in the public market. Sales, or the potential sales, of substantial numbers of shares in the public market by the selling security holders, subject to certain restrictions on transfer until the termination of applicable lock-up periods, could increase the volatility of the market price of common stock or adversely affect the market price of common stock.

There is no guarantee that our warrants will be in the money at the time they become exercisable, and they may expire worthless.

The exercise price for our warrants is $11.50 per share of common stock. There is no guarantee that the warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the warrants may expire worthless.

Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.

On April 12, 2021, the staff (the “SEC Staff”) of the SEC issued a statement entitled “Staff Statement on Accounting and Reporting Considerations for warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “SEC Staff Statement”).” In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. We evaluated the accounting treatment of our warrants and determined to classify such warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings.

Accounting Standards Codification 815, Derivatives and Hedging, provides for the re-measurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, our consolidated financial statements and results of operations may fluctuate quarterly, based on factors which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on our warrants each reporting period and that the amount of such gains or losses could be material.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 50% of the then-outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of our common stock purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants are issued in registered form under the Warrant Agreement between the warrant agent and us. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 65% of the then-outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 65% of the then-outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of our common stock purchasable upon exercise of a warrant. For further information regarding our warrants, please see “Note 9, Stock Warrants, of the notes to the condensed consolidated financial statements included in “Part I, Item 1. Financial Statements” in this Quarterly Report on Form 10-Q.

We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making such warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (a) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (b) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (c) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

In addition, we may redeem your warrants after they become exercisable for a number of shares of common stock determined based on the redemption date and the fair market value of our common stock. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the warrants are “out-of-the-money,” in which case, you would lose any potential embedded value from a subsequent increase in the value of our common stock had your warrants remained outstanding.

We may issue additional shares of common stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of the common stock.

We have warrants outstanding to purchase an aggregate of 15,660,396 shares of common stock. Pursuant to the 2021 Equity Incentive Plan (the “2021 Plan”) and the Employee Stock Purchase Plan (“ESPP”), we may issue an aggregate of up to 13,666,020 shares of common stock, which amount may be subject to increase from time to time. We may also issue additional shares of common stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances. The issuance of additional shares or other equity securities of equal or senior rank would have the following effects:

•
existing stockholders’ proportionate ownership interest in us will decrease;

•
the amount of cash available per share, including for payment of dividends in the future, may decrease;

•
the relative voting strength of each previously outstanding common stock may be diminished; and

•
the market price of the common stock may decline.

We expect a number of factors to cause our results of operations to fluctuate on a quarterly and annual basis, which may make it difficult to predict our future performance.

Our results of operations have historically varied from period to period, and we expect that our results of operations will continue to vary significantly from quarter to quarter and year to year because of a variety of factors, many of which are outside of our control. As a result, comparing our results of operations on a period-to-period basis may not be meaningful. In addition to other risk factors described elsewhere in this “Risk Factors” section, factors that may contribute to the variability of our quarterly and annual results include:

•
our ability to attract and retain Business Partners and Consumers that utilize our services in a cost-effective manner;
•
our ability to obtain additional financing or capital in amounts sufficient, or on favorable terms, to fund our operations and continue as a going concern and avoid Bankruptcy Protection;
•
our ability to accurately forecast revenue and appropriately plan expenses;

•
the effects of increased competition on our business;

•
our ability to successfully expand in existing markets and successfully enter new markets;

•
changes in consumer behavior with respect to in-home delivery and set up as well as related support services;
•
increases in marketing, sales and other operating expenses that we may incur to grow and acquire new Consumers and establish new commercial relationships;

•
the impact of worldwide economic conditions, including the resulting effect on consumer spending on consumer electronics;

•
the impact of weather on our business;

•
the effects of changes in search engine placement and prominence;

•
our ability to keep pace with technology changes in our industry;

•
the success of our sales and marketing efforts;

•
the effects of negative publicity on our, and our Business Partners’, business, reputation, or brand;

•
our ability to protect, maintain and enforce our intellectual property;

•
costs associated with defending claims, including intellectual property infringement claims and related judgments or settlements;

•
changes in governmental or other regulations affecting our business, including regulations regarding data privacy and security that may affect how we handle personal information;

•
interruptions in service and any related impact on our business, reputation, or commercial relationships;

•
the attraction and engagement of qualified employees and key personnel;

•
our ability to choose and effectively manage third-party service providers;

•
the effects of natural or human-made catastrophic events;

•
the impact of a pandemic or an outbreak of disease or similar public health concern, such as the recent COVID-19 pandemic, or fear of such an event;

•
the effectiveness of our internal control over financial reporting;

•
the impact of payment processor costs and procedures;

•
changes in the online payment transfer rate; and

•
changes in our tax rates or exposure to additional tax liabilities.

The variability and unpredictability of our results of operations could result in our failure to meet our expectations or those of analysts that cover us or investors with respect to revenue or other results of operations for a particular period. If we fail to meet or exceed such expectations, the market price of our common stock could fall substantially, and we could face costly lawsuits, including securities class action suits.

We may be subject to securities litigation, which is expensive and could divert management attention.

The market price of our common stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm our business.

If analysts do not publish research about our business or if they publish inaccurate or unfavorable research, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that analysts publish about our business. We do not have any control over these analysts, or any research such analysts may publish. If one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, the price of our common stock would likely decline. If few analysts cover us, demand for our common stock could decrease and our common stock price and trading volume may decline. Similar results may occur if one or more of these analysts stop covering us in the future or fail to publish reports on us regularly.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

None.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

None.

Item 6. Exhibits

Exhibit Number	Description	Schedule/Form	File No.	Exhibit	Filing Date
3.1	Certificate of Incorporation of the Company.	8-K	001-39800	3.1	October 22, 2021
3.2	Bylaws of the Company.	8-K	001-39800	3.2	October 22, 2021
10.1**	Secured Promissory Note, dated as of May 11, 2022, by and among Enjoy Technology, Inc. and Ron Johnson.
31.1*	Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2*	Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1*	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2*	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101.INS**	Inline XBRL Instance Document-the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

* These certifications are furnished to the SEC pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and are deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, ae amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

** Filed herein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENJOY TECHNOLOGY, INC.

Date: May 16, 2022	By:	/s/ Ron Johnson
	Name:	Ron Johnson
	Title:	Chief Executive Officer and Director (Principal Executive Officer)

Date: May 16, 2022	By:	/s/ Calvin R. Hoagland
	Name:	Calvin R. Hoagland
	Title:	Interim Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THIS NOTE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY MAY BECOME SUBORDINATED IN RIGHT OF PAYMENT TO SENIOR INDEBTEDNESS (AS DEFINED BELOW) TO THE EXTENT SET FORTH IN AN INTERCREDITOR AGREEMENT (AS DEFINED BELOW); AND THE HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO EXECUTE AND BE BOUND BY THE PROVISIONS OF ANY SUCH INTERCREDITOR AGREEMENT.

SECURED PROMISSORY NOTE

Date of Note: May 11, 2022

Principal Amount of Note: $10,000,000.00

For value received, Enjoy Technology, Inc., a Delaware corporation (the “Borrower”), promises to pay to the undersigned holder or such party’s assigns (the “Holder”) the principal amount set forth above with interest on the outstanding principal amount at a rate equal to 10% per annum. Interest shall commence with and include the date hereof and shall continue on the outstanding principal amount until paid in full (or in part pursuant to

Section 1(b)). Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed and shall compound quarterly. Subject to any Intercreditor Agreement, all interest and principal, unless previously prepaid, shall be due and payable upon written demand by Holder following the six-month anniversary of the date of this Note.

This secured promissory note (this “Note”) is referred to in and is executed and delivered in connection with that certain Security Agreement dated as of May 11, 2022 and executed by the Borrower in favor of the Secured Parties set forth therein (as the same may from time to time be amended, modified or supplemented or restated, the “Security Agreement”). Additional rights and obligations of the Holder are set forth in the Security

Agreement. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Security

Agreement.

1. BASIC TERMS.

(a) Payments. All payments of interest and principal on this Note shall be in lawful money of the United States of America and shall be made to the Holder or, if applicable, to the Holder’s permitted assigns. All payments shall be applied first to accrued interest, and thereafter to principal.

(b) Prepayment. The Borrower may prepay this Note in whole or in part at any time without the consent of the Holder, together with all accrued but unpaid interest and the other amounts due hereunder in respect of the amount prepaid, without premium or penalty.

2. REPRESENTATIONS AND WARRANTIES.

(a) Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Holder as of the date this

Note was issued as follows:

(i) Organization, Good Standing and Qualification. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Borrower is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Borrower or its business (a “Material Adverse Effect”).

(ii) Corporate Power. The Borrower has all requisite corporate power to issue this Note and to carry out and perform its obligations under this Note. The Borrower’s board of directors has approved the issuance of this Note based upon a reasonable belief that the issuance of this Note is appropriate for the Borrower after reasonable inquiry concerning the Borrower’s financing objectives and financial situation.

(iii) Authorization. All corporate action on the part of the Borrower necessary for the issuance and delivery of this Note has been taken. This Note constitutes a valid and binding obligation of the Borrower enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

(iv) Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority required on the part of the Borrower in connection with issuance of this Note has been obtained.

(v) Compliance with Laws. To its knowledge, the Borrower is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation of which would have a Material Adverse Effect.

(vi) Compliance with Other Instruments. The Borrower is not in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a Material Adverse Effect. The execution, delivery and performance of this Note will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the

Borrower or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the

Borrower, its business or operations or any of its assets or properties.

(vii) No “Bad Actor” Disqualification. The Borrower has exercised reasonable care to determine whether any Borrower Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d) (2) and (d)(3), under the Act (“Disqualification Events”). To the Borrower’s knowledge, no Borrower Covered Person is subject to a Disqualification Event. The Borrower has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Act. For purposes of this Note, “Borrower Covered Persons” are those persons specified in Rule 506(d)(1) under the Act; provided, however, that Borrower Covered Persons do not include (a) the Holder, or (b) any person or entity that is deemed to be an affiliated issuer of the Borrower solely as a result of the relationship between the Borrower and the Holder.

2.

(viii) Offering. Assuming the accuracy of the representations and warranties of the Holder contained in subsection (b) below, the offer, issue and sale of this Note are and will be exempt from the registration and prospectus delivery requirements of the Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

(ix) Use of Proceeds. The Borrower shall use the proceeds of this Note solely for the operations of its business, and not for any personal, family or household purpose.

follows:

(b) Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Borrower as of the date hereof as

(i) Purchase for Own Account. The Holder is acquiring this Note solely for the Holder’s own account and beneficial interest for investment and not for sale or with a view to distribution of this Note or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(ii) Information and Sophistication. Without lessening or obviating the representations and warranties of the Borrower set forth in subsection (a) above, the Holder hereby: (A) acknowledges that the Holder has received all the information the Holder has requested from the Borrower and the Holder considers necessary or appropriate for deciding whether to acquire this Note, (B) represents that the Holder has had an opportunity to ask questions and receive answers from the Borrower regarding the terms and conditions of the offering of this Note and to obtain any additional information necessary to verify the accuracy of the information given the Holder and (C) further represents that the Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risk of this investment.

(iii) Ability to Bear Economic Risk. The Holder acknowledges that investment in this Note involves a high degree of risk, and represents that the Holder is able, without materially impairing the Holder’s financial condition, to hold this Note for an indefinite period of time and to suffer a complete loss of the Holder’s investment.

(iv) Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of this Note unless and until:

(1) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(2) the Holder shall have notified the Borrower of the proposed disposition and furnished the Borrower with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Borrower, the Holder shall have furnished the Borrower with an opinion of counsel, reasonably satisfactory to the Borrower, that such disposition will not require registration under the Act or any applicable state securities laws; provided that no such opinion shall be required for dispositions in compliance with Rule 144 under the Act, except in unusual circumstances.

3.

Notwithstanding the provisions of paragraphs (1) and (2) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Holder to any other entity who, directly or indirectly, controls, is controlled by, or is under common control with the Holder, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Holder hereunder.

(v) Accredited Investor Status. The Holder is an “accredited investor” as such term is defined in Rule 501 under the Act.

(vi) No “Bad Actor” Disqualification. The Holder represents and warrants that neither (A) the Holder nor (B) any entity that controls the Holder or is under the control of, or under common control with, the Holder, is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Act and disclosed in writing in reasonable detail to the Borrower. The Holder represents that the Holder has exercised reasonable care to determine the accuracy of the representation made by the Holder in this paragraph, and agrees to notify the Borrower if the Holder becomes aware of any fact that makes the representation given by the Holder hereunder inaccurate.

(vii) Foreign Investors. If the Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), the Holder hereby represents that he, she or it has satisfied itself as to the full observance of the laws of the Holder’s jurisdiction in connection with any invitation to subscribe for this Note or any use of this Note, including (A) the legal requirements within the Holder’s jurisdiction for the purchase of this Note, (B) any foreign exchange restrictions applicable to such purchase, (C) any governmental or other consents that may need to be obtained, and (D) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of this Note. The Holder’s subscription, payment for and continued beneficial ownership of this Note will not violate any applicable securities or other laws of the Holder’s jurisdiction.

(VIII) Forward-Looking Statements. With respect to any forecasts, projections of results and other forward-looking statements and information provided to the Holder, the Holder acknowledges that such statements were prepared based upon assumptions deemed reasonable by the Borrower at the time of preparation. There is no assurance that such statements will prove accurate, and the Borrower has no obligation to update such statements.

3. EVENTS OF DEFAULT.

If there shall be any Event of Default (as defined below) hereunder, subject to the terms of the Intercreditor Agreement, at the option and upon the declaration of the Holder and upon written notice to the Borrower (which election and notice shall not be required in the case of an Event of

Default under subsection (ii) or (iii) below), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(i) the Borrower fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any unpaid accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(ii) the Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

4.

(iii) an involuntary petition is filed against the Borrower (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Borrower);

(iv) an “Event of Default” (as defined in the Security Agreement);

(v) an “event of default” (as defined under any Senior Indebtedness) shall have occurred and be continuing and the holders of such

Senior Indebtedness shall have accelerated such Indebtedness (and such acceleration shall not have been rescinded); or

(vi) the occurrence of a transaction in which (a) any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than the Holder or its affiliates, becomes the “beneficial owner” (as defined in Rule 13(d) under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the board of managers of Borrower, who did not have such power before such transaction or (b) the sale of all or substantially all of the assets of the Company and its subsidiaries (taken as a whole) to any “person” (as defined in Rule 13(d) under the Securities Exchange Act of 1934) other than the Holder or its affiliates.

4. MISCELLANEOUS PROVISIONS.

(a) Waivers. The Borrower hereby waives demand, notice, presentment, protest and notice of dishonor.

(b) Further Assurances. The Holder agrees and covenants that at any time and from time to time the Holder will promptly execute and deliver to the Borrower such further instruments and documents and take such further action as the Borrower may reasonably require in order to carry out the full intent and purpose of this Note and to comply with state or federal securities laws or other regulatory approvals.

(c) Transfers of Note. This Note may be transferred only upon its surrender to the Borrower for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form reasonably satisfactory to the Borrower. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal as well as any fees provided herein shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Borrower’s obligation to pay such interest and principal. Notwithstanding the foregoing, the Holder may not assign this Note, whether by operation of law or otherwise, or any rights or duties hereunder without the prior written consent of the Borrower, and any prohibited assignment will be void and of no force or effect; provided that the Holder may assign its right, title and interest in this Note to any person that is controlled by, controls or is under common control with the Holder.

(d) Amendment and Waiver. Any term of this Note may be amended or waived with the written consent of the Borrower and the Holder. Upon the effectuation of such waiver or amendment with the consent of the Holder in conformance with this paragraph, such amendment or waiver shall be effective as to, and binding against any future holder of this Note.

5.

(e) Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware. In any action among or between any of the parties arising out of or relating to this Note, including any action seeking equitable relief, each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in Delaware. Each party hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Note, the transactions contemplated hereby and thereby or the actions of such parties in the negotiation, administration, performance and enforcement hereof and thereof.

(f) Binding Agreement. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

(g) Counterparts; Manner of Delivery. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h) Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

(i) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier (or two days after deposit with a recognized international overnight courier with respect to international delivery), specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party’s address set forth on the signature page hereto or at such other address(es) as such party may designate by 10 days’ advance written notice to the other party hereto.

(j) Expenses. The Borrower and the Holder shall each bear its respective expenses and legal fees incurred with respect to the negotiation, execution and delivery of this Note and the transactions contemplated herein.

(k) Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Borrower under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Holder of any breach or default under this Note, or any waiver by the Holder of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Note, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative. This Note shall be void and of no force or effect in the event that the Holder fails to remit the full principal amount to the Borrower within five calendar days of the date of this Note.

6.

(l) Entire Agreement. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

(m) Security Interest. The full amount of this Note is secured by the Collateral identified and described as security therefor in the

Security Agreement executed by and delivered by the Borrower to the Holder.

(n) Subordination.

(i) As of the date hereof, the indebtedness evidenced by this Note is not subordinated. From and after the date hereof, the indebtedness evidenced by this Note shall be expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of any Senior Indebtedness. “Senior Indebtedness” shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of, unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with (a) indebtedness of the Borrower to banks or commercial finance or other lending institutions regularly engaged in the business of lending money (including venture capital, investment banking or similar institutions and their affiliates which sometimes engage in lending activities but which are primarily engaged in investments in equity securities), whether or not secured, and (b) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

(ii) By acceptance of this Note, the Holder agrees to execute and deliver a customary subordination or intercreditor agreement (the “Intercreditor Agreement”) reasonably requested from time to time by the holders of Senior Indebtedness and, as a condition to the Holder’s rights hereunder, the Borrower may require that the Holder execute such Intercreditor Agreement.

[Signature pages follow]

7.

BORROWER:

ENJOY TECHNOLOGY, INC.

By: /s/ Jonathan Mariner

Name: Jonathan Mariner

Title: Chief Administrative Officer

E-mail: [***]

Address: Enjoy Technology, Inc.

3240 Hillview Avenue

Palo Alto, CA 94304

HOLDER:

RON JOHNSON

/s/ Ron Johnson

E-mail: [***]

Address: c/o Enjoy Technology, Inc.

3240 Hillview Avenue

Palo Alto, CA 94304

Exhibit 31.1

CERTIFICATION PURSUANT TO

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Ron Johnson, certify that:

1.
I have reviewed this Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 of Enjoy Technology Inc.;
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:
a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
c.
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
d.
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5.
The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
b.
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Dated: May 16, 2022	By:	/s/ Ron Johnson
Ron Johnson
Chief Executive Officer (Principal Executive Officer)

Exhibit 31.2

CERTIFICATION PURSUANT TO

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Calvin R. Hoagland, certify that:

1.
I have reviewed this Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 of Enjoy Technology Inc.;
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:
a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
c.
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
d.
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5.
The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
b.
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Dated: May 16, 2022	By:	/s/ Calvin R. Hoagland
Calvin R. Hoagland
Interim Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Enjoy Technology Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ron Johnson, Chief Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 16, 2022	By:	/s/ Ron Johnson
Ron Johnson
Chief Executive Officer (Principal Executive Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Enjoy Technology Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Cal R. Hoagland, Interim Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 16, 2022	By:	/s/ Calvin R. Hoagland
Calvin R. Hoagland
Interim Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.